As filed with the Securities and Exchange Commission on July 19, 2006
Registration No. 333-134873

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altra Industrial Motion, Inc.

Delaware	3568	30-0283143
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Hurt
Chief Executive Officer
Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:
Todd R. Chandler, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	State or	Primary
	Other	Standard
	Jurisdiction of	Industrial
	Incorporation	Classification
Exact Name of Registrant	or	Code	I.R.S. Employer
as Specified in its Charter	Organization	Number	Identification No.

American Enterprises MPT Corp.	Delaware	3568	52-2005169
American Enterprises MPT Holdings, LLC	Delaware	3568	52-2005171
Ameridrives International, LLC	Delaware	3568	54-1826102
Boston Gear LLC	Delaware	3568	11-3723980
Formsprag LLC	Delaware	3568	01-0712538
Inertia Dynamics, LLC	Delaware	3568	20-4221420
The Kilian Company	Delaware	3568	20-1681824
Kilian Manufacturing Corporation	Delaware	3568	06-0933715
Nuttall Gear LLC	Delaware	3568	54-1856788
Warner Electric LLC	Delaware	3568	54-1967089
Warner Electric Technology LLC	Delaware	3568	54-1967084
Warner Electric International Holding, Inc.	Delaware	3568	54-1967086

The address, including zip code, and telephone number, including area code, of the principal corporate offices for each of the additional registrants is:

14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300

The name, address, including zip code, and telephone number, including area code, of the registered agent for service of process for each of the additional registrants is:

Michael L. Hurt
Chief Executive Officer
Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2006

PROSPECTUS

Offer to exchange all outstanding
£33,000,000 principal amount of
11 1/4% Senior Notes due 2013

for

£33,000,000 principal amount of
11 1/4% Senior Notes due 2013
registered under the Securities Act of 1933

We are offering to exchange our outstanding notes described above for the new, registered notes described above. In this prospectus we refer to the outstanding notes as the “old notes” and our new notes as the “registered notes,” and we refer to the old notes and the registered notes, together, as the “notes.” The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except for transfer restrictions, registration rights and additional interest payment provisions relating only to the old notes. We do not intend to apply to have any notes listed on any securities exchange or automated quotation system and there may be no active trading market for them.

Material Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., London time, on , 2006, unless extended. Whether or not the exchange offer is extended, the time at which it ultimately expires is referred to in this prospectus as the time of expiration.

•	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree of any court or governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes in the exchange offer may be withdrawn at any time prior to the time of expiration.

•	We will not receive any cash proceeds from the exchange offer.

None of our affiliates, no broker-dealers that acquired old notes directly from us and no persons engaged in a distribution of registered notes may participate in the exchange offer. Any broker-dealer that acquired old notes as a result of market-making or other trading activities and receives registered notes for its own account in exchange for those old notes must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for that purpose. We have agreed that, for a period ending on the earlier of (a) 180 days after the time of expiration and (b) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any resales by that broker-dealer. See “Plan of Distribution.”

Consider carefully the “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this exchange offer that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having being authorized by us. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet site at http://www.sec.gov. You may request copies of the documents, at no cost to you, by contacting us at the following address:

Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
Attention: Corporate Secretary
(617) 328-3300

To ensure timely delivery, please make your request promptly and, in any event, no later than five business days prior to the expiration of the exchange offer.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports with the SEC. You may inspect and copy these reports and other information we file with the SEC at the SEC’s address set forth above.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE. UNTIL          , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.

PROSPECTUS SUMMARY

The summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. You should carefully read this entire prospectus and consider, among other things, the matters set forth under “Risk Factors”. In this prospectus, unless indicated otherwise, references to (i) the terms “the company,” “we,” “us” and “our” refer to Altra Industrial Motion, Inc., the issuer of the notes, and its subsidiaries, (ii) the terms “pro forma” or “on a pro forma basis,” when used to describe our operations, unless the context otherwise requires, refers to our operations after giving effect to the November 2004 Transactions (as defined under “The Acquisitions and Related Transactions”) and our acquisition of Hay Hall Holdings Limited, or Hay Hall, the offering of the old notes and the use of proceeds therefrom (after translation into U.S. dollars at the assumed exchange rates described herein), as if they had occurred as of the applicable date for balance sheet purposes and the first day of the applicable period for results of operations purposes, (iii) any “fiscal” year refers to the twelve months ended on December 31 of such year; (iv) the term “senior secured notes” refers to our 9% Senior Secured Notes due 2011; and (v) “PTH,” “Colfax PT” or “Predecessor” refers to the power transmission business of Colfax, which is our accounting predecessor. For the definition of “EBITDA” and “Adjusted EBITDA” and information about the limitations of the use of these financial measures, see “Non-GAAP Financial Data.”

Our Company

We are a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. We sell our products in over 45 countries to over 400 direct original equipment manufacturer, or OEM, customers and over 3,000 distributor outlets through our direct sales force consisting of over 250 sales and marketing personnel and our independent sales representatives, and our products are frequently sold in the aftermarket in over 25 additional countries. Our products are frequently used in critical applications, such as fail-safe brakes for elevators, wheelchairs and forklifts. We also provide products for use in a wide variety of high-volume manufacturing processes where the reliability and accuracy of our products are critical in both avoiding costly down time and enhancing the overall efficiency of manufacturing operations.

We market our products under our well recognized and established manufacturing brand names, many of which achieved the #1 or #2 position in terms of brand awareness in their respective product categories according to a 2003 Motion Systems Design magazine survey (which is published once every three years and will next be released in the second half of 2006). Our leading brands are Ameridrives, Boston Gear, Warner Electric, Formsprag Clutch, Industrial Clutch, Kilian, Marland Clutch, Nuttall Gear, Stieber, Bibby Transmissions, Twiflex, Inertia Dynamics, Matrix, Huco Dynatork, and Wichita Clutch. All of these brands have been in existence for over 50 years.

Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, couplings, machined-race bearings and other related products. These products are sold directly to large OEMs, such as John Deere & Company, Carrier Corporation and General Electric Company, and to leading distributors, such as Motion Industries, Inc., Applied Industrial Technologies Inc., Kaman Industrial Technologies Corp. and W.W. Grainger, Inc. These distributors sell to the replacement parts market, or aftermarket, as well as to small and medium-size OEMs. Because we have a large installed base of products that require replacement parts, we generate a significant amount of annual revenue from aftermarket sales. Aftermarket sales allow us to strengthen our margins and reduce our exposure to normal economic, market and regional business fluctuations. Our customers operate in a diverse group of industries, including automotive, general industrial, material handling, mining, power generation, transportation and turf and garden.

Industry Overview

Based on industry data supplied by Penton Information Services, or Penton, we estimate that industrial power transmission products generated worldwide revenues of approximately $61.8 billion in 2004, of which approximately $27.8 billion was generated in the United States. These products are used to generate, transmit, control and transform mechanical energy. The industrial power transmission industry can be divided into three segments: mechanical power transmission products; motors and generators; and adjustable speed drives. We compete primarily in the mechanical power transmission segment which, based on industry data, we estimate was a $32.2 billion global market in 2004, of which approximately 57% was represented by aftermarket parts revenues. According to The Freedonia Group, Inc., an independent market research firm, the mechanical power transmission components subsegment is expected to increase 6.1% compounded annually from 2003 to 2008.

The global mechanical power transmission market is highly fragmented, with over 1,000 small manufacturers. While smaller companies tend to be focused on regional niche markets with narrow product lines, larger companies that generate sales over $100 million offer a much broader range of products and have global capabilities. The industry’s customer base is broadly diversified across many sectors of the economy and typically places a premium on factors such as quality, reliability, availability and design and application engineering support. We believe the most successful industry participants are those that can leverage their distribution network, their products’ reputations for quality and reliability and their service and technical support capabilities to maintain attractive margins on products and gain market share.

Risk Factors

Our ability to attain our objectives depends upon our success in addressing risks relating to our business and the industries we serve, including the following:

•	We operate in the highly competitive mechanical power transmission industry and if we are not able to successfully compete our business may be harmed.

•	Changes in general economic conditions or the cyclical nature of our markets could harm our operations and financial performance.

•	Our operating results may vary significantly in the future due to both internal and external factors affecting our business and operations.

•	We rely on independent distributors and the loss of these distributors would adversely affect our business.

•	Our ability to develop or adapt to changing technology and manufacturing techniques is uncertain and our failure to do so could place us at a competitive disadvantage.

•	Our operations are subject to international risks that could affect our operating results.

•	We rely on estimated forecasts of our OEM customers’ needs and inaccuracies in such forecasts could adversely affect our business.

•	The materials used to produce our products are subject to price fluctuations that could increase costs of production and adversely affect our profitability.

•	Our future success depends on our ability to effectively integrate acquired companies and manage our growth.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2006 and April 1, 2005, the pro-forma year-ended December 31, 2005, the year-ended December 31, 2005, the period from inception on December 1, through December 31, 2004, the period from January 1 through November 30, 2004 and the years 2003, 2002 and 2001:

Predecessor
									Period from	Colfax PT
	Three		Three						Inception On	(Period from
	Months		Months		Pro-Forma				December 1,	January 1
	Ended		Ended		Year-Ended		Year-Ended		through	through
	March 31,		April 1,		December 31,		December 31,		December 31,	November 30,
	2006		2005		2005		2005		2004	2004		2003	2002	2001
	(Unaudited)		(Unaudited)

Ratio of earnings to fixed charges(1)(2)	2.3	x	1.2	x	1.3	x	1.5	x	—	3.6	x	—	—	1.9x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes, discontinued operations and cumulative effect of change in accounting principles charges. Fixed charges represent interest expense and a portion of rental expense which we believe is representative of the interest component of rental expense.

(2)	Earnings were insufficient to cover fixed charges in, the period December 1 through December 31, 2004, and each of the years ended December 31, 2003 and 2002 by $.7 million, $6.0 million, $11.0 million and $21.7 million, respectively.

Our Principal Equity Sponsor

Genstar Capital, LLC, formed in 1988 and based in San Francisco, is a private equity investment firm that makes investments in high-quality, middle-market companies. Genstar Capital works in partnership with management to create long-term value. Genstar Capital has over $900 million of committed capital under management and significant experience investing with a focus on life sciences, business services and industrial technology. Current portfolio companies include North American Construction Group, Propex Fabrics, Panolam Industries International, Inc., Woods Equipment Company, PRA International, Inc. (NASDAQ: PRAI), Harlan Sprague Dawley, Inc., American Pacific Enterprises, LLC, Installs, Inc. LLC, Andros Incorporated, and AXIA Health Management, LLC. Genstar Capital’s strategy is to make control-oriented investments and acquire companies with $50 million to $500 million in revenues in a variety of growth, buyout, recapitalization and consolidation transactions.

The Acquisition and Related Transactions

The Hay Hall Acquisition.  On November 7, 2005, we entered into a purchase agreement with the shareholders of Hay Hall Holdings Limited, pursuant to which we agreed to acquire all of the outstanding share capital of Hay Hall for $50.5 million. On February 10, 2006, we closed the acquisition.

Hay Hall is a UK-based holding company established in 2003 focused primarily on the manufacture of couplings and clutch brakes. The company consists of five main businesses that are niche focused and have strong brand names and established reputations within their primary markets.

Company	Products	Year Established

Bibby Transmissions Ltd.	Couplings	1919
Matrix International Ltd.	Clutch Brakes, Couplings	1939
Twiflex Ltd.	Clutch Brakes, Couplings	1946
Huco Engineering Industries, Ltd.	Couplings, Power Transmission Components	1965
Inertia Dynamics Inc.	Clutch Brakes	1971

We believe that these businesses are highly complementary to our existing business lines and provide incremental revenue growth opportunities and substantial cost savings synergies. Following the Hay Hall Acquisition, in order to maximize such growth opportunities and synergies, we anticipate combining certain of our existing operations with the newly acquired Hay Hall operations. The acquisition of Hay Hall broadens our product offering and further diversifies our revenue base, and we believe strengthens our leading brand awareness. We plan on implementing our existing business strategies across Hay Hall’s businesses to increase market share and improve operating and manufacturing efficiencies.

The PTH Acquisition.  On October 25, 2004, Altra Holdings, Inc., or Altra Holdings, our parent, entered into a purchase agreement with Warner Electric Holding, Inc. and Colfax Corporation. On November 30, 2004, Altra Holdings acquired Power Transmission Holding LLC, or PTH, for $180.0 million in cash. PTH was organized in June 2004 to be the holding company for a group of companies comprising the power transmission business of Colfax Corporation. Altra Holdings assigned its rights and obligations under the purchase agreement to us and we funded the purchase price and related fees and expenses through (i) $40.0 million of equity and other investments by affiliates of Genstar Capital and other investors through Altra Holdings and (ii) a portion of the net proceeds of the offering of the senior secured notes. On

November 30, 2004, the closing of the acquisition, PTH was merged with and into us and its subsidiaries became our direct or indirect wholly owned subsidiaries. We refer to the acquisition of PTH as the “PTH Acquisition.”

Related Transactions.  On October 22, 2004, The Kilian Company, or Kilian, a company formed at the direction of Genstar Capital, our principal equity sponsor, acquired Kilian Manufacturing Corporation from Timken U.S. Corporation and Kilian Holdings, Inc. Kilian financed the purchase price through (i) an $8.8 million equity investment by Genstar Capital and (ii) the assumption of approximately $12.2 million of debt. At the consummation of the PTH Acquisition, (i) all of the outstanding shares of Kilian capital stock were exchanged for approximately $8.8 million of shares of Altra Holdings capital stock and Kilian, then a subsidiary of Altra Holdings, and its subsidiaries were transferred to us and became our direct or indirect wholly owned subsidiaries and (ii) a portion of the net proceeds from the offering of the senior secured notes was used to repay all of Kilian’s outstanding borrowings (approximately $12.2 million) assumed by us when Kilian became our wholly owned subsidiaries.

We refer to the PTH Acquisition, the transfer to us of Kilian and its subsidiaries, entering into our senior revolving credit facility, the use of proceeds from the offering of the senior secured notes and the related equity investments as the “November 2004 Transactions.”

Altra Industrial Motion, Inc. is a Delaware corporation and wholly owned subsidiary of Altra Holdings. Our headquarters are located at 14 Hayward St., Quincy, Massachusetts 02171 and our telephone number is (617) 328-3300. Altra Holdings is owned by affiliates of Genstar Capital, Caisse de depot et placement du Quebec and certain members of our senior management. For more information on the beneficial ownership of Altra Holdings, see “Security Ownership of Certain Beneficial Owners and Management.”

Summary of the Terms of the Exchange Offer

The original notes were issued by the Company on February 8, 2006 to Jefferies & Company, Inc. (the “Initial Purchaser”) pursuant to Section 4(2) of the Securities Act and resold by the Initial Purchaser to qualified institutional buyers (“QIBs”) or persons reasonably believed to be QIBs pursuant to Rule 144A under the Securities Act, to Institutional Accredited Investors pursuant to rulings promulgated under the Securities Act and to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act. We refer to the issuance of the old notes in this prospectus as the “original issuance.”

At the time of the original issuance, we entered into an agreement in which we agreed to register new notes, with substantially the same form and terms of the old notes, and to offer to exchange the registered notes for the old notes. This agreement is referred to in this prospectus as the “registration rights agreement.”

Unless you are a broker-dealer and so long as you satisfy the conditions set forth below under “— Resales of the Registered Notes,” we believe that the registered notes to be issued to you in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussions under the headings “The Exchange Offer” for further information regarding the exchange offer.

Registration Rights Agreement	Under the registration rights agreement, we are obligated to offer to exchange the old notes for registered notes with terms identical in all material respects to the old notes. The exchange offer is intended to satisfy that obligation. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act.

We note that under the registration rights agreement, we were required to file a registration statement with the Securities and Exchange Commission (the “SEC”) by or on June 8, 2006 and such registration statement, as amended, was required to be declared effective by or on September 6, 2006. Failure to meet such requirements as of the applicable dates subjects the company to an additional interest penalty on the old notes of .25% per annum for the first 90 days following such date, with an additional increase of .25% per annum for each 90-day period thereafter. The amount of additional interest penalty at any time is capped at 1.00% per annum and such penalty ceases to accrue after we have filed our registration statement or it has been declared effective, as applicable.

The Exchange Offer	We are offering to exchange £50,000 in principal amount and integral multiples of £1,000 in excess thereof of 11 1/4% Senior Notes due 2013, which have been registered under the Securities Act, for each £50,000 in principal amount and integral multiples of £1,000 in excess thereof of unregistered 11 1/4% Senior Notes due 2013 that were issued in the original issuance.

In order to be exchanged, an old note must be validly tendered and accepted. All old notes that are validly tendered and not validly withdrawn before the time of expiration will be accepted and exchanged. As of this date, there are £33.0 million aggregate principal amount of old notes outstanding.

Resales of the Registered Notes	We will issue the registered notes promptly after the time of expiration.

Except as described below, we believe that the registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and (except with respect to broker-dealers) prospectus delivery provisions of the Securities Act if (but only if) you meet the following conditions:

• you are not an “affiliate” of us, as that term is defined in Rule 405 under the Securities Act.

• if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from us and you comply with the prospectus delivery requirements of the Securities Act;

• the registered notes are acquired by you in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the registered notes; and

• you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Our belief is based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you do not meet the above conditions, you may not participate in the exchange offer or sell, transfer or otherwise dispose of any old notes unless (i) they have been registered for resale by you under the Securities Act and you deliver a “resale” prospectus meeting the requirements of the Securities Act or (ii) you sell, transfer or otherwise dispose of the registered notes in accordance with an applicable exemption from the registration requirements of the Securities Act.

Any broker-dealer that acquired old notes as a result of market-making activities or other trading activities, and receives registered notes for its own account in exchange for old notes, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See “Plan of Distribution.” A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer those registered notes for a period of 180 days after the time of expiration.

Time of Expiration	The exchange offer will expire at 5:00 p.m., London time, on , 2006, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or applicable interpretation of the staff of the SEC and that no injunction, order or decree of any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests	The old notes were issued as global notes in fully registered form. Beneficial interests in the old notes held by direct or indirect participants in the common depository of Euroclear Bank S.A./N.V. as operator of the Euroclear System, or Euroclear, and Clearstream Banking, societe anonyme, or Clearstream are shown on, and transfers of those interests are effected only through, records maintained in book-entry form by the common depository of Euroclear and Clearstream with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration of the exchange offer either:

• a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

• an agent’s message received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

• a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at the common depository of Euroclear and/or Clearstream, pursuant to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer — Book-Entry Transfer;” or

• the documents necessary for compliance with the guaranteed delivery procedures described below.

A letter of transmittal for your notes accompanies this prospectus. By executing the letter of transmittal or delivering an agent’s message:

• you are not an affiliate of us;

• you are not a broker-dealer who acquired the old notes that you are sending to the issuer directly from the issuer;

• the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the registered notes; and

• you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Procedures for Tendering Certificated Old Notes	If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See “Description of Notes — Exchanges of Book-Entry Notes for Certificated Notes.” If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering — Certificated Old Notes.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering — Procedures Applicable to All Holders.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer and:

(1) they are not immediately available;

(2) time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

(3) you cannot complete the procedure for book-entry transfer on a timely basis,

you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Registered Notes	Except under the circumstances described above under “The Exchange Offer — Conditions,” the issuer will accept for exchange any and all old notes which are properly tendered prior to the time of expiration. The registered notes to be issued to you in the exchange offer will be delivered promptly following the time of expiration. See “The Exchange Offer — Terms of the Exchange Offer.”

Withdrawal	You may withdraw the tender of your old notes at any time prior to the time of expiration. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly after withdrawal, rejection of tender or termination of the exchange offer.

Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate in the exchange offer for your old notes, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange.”

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of old notes for registered notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Consequences.”

Summary of Terms of the Registered Notes

The form and terms of the registered notes are the same as the form and terms of the old notes, except that the registered notes will be registered under the Securities Act and will not have the same registration rights or additional interest payment provisions. The registered notes represent the same debt as the old notes. Both the old notes and the registered notes are governed by the same indenture.

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Altra Industrial Motion, Inc.

Securities	£33,000,000 aggregate principal amount of 11 1/4% Senior Notes due 2013.

Maturity	February 15, 2013.

Interest Rate and Interest Payment Dates	We will pay interest on the notes at an annual rate of 11 1/4%. We will make interest payments in U.K. pounds sterling in arrears on February 15 and August 15 of each year, beginning on August 15, 2006.

Guarantees	The notes will be unconditionally guaranteed on a senior unsecured basis by all of our existing and future domestic restricted subsidiaries. The notes will be structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes, including all of our foreign subsidiaries. As of March 31, 2006, the aggregate total assets (based on book value) of our non-guarantor subsidiaries was $131.6 million.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior indebtedness, senior in right of payment to all of our existing and future subordinated indebtedness and effectively junior to our secured indebtedness, including our senior credit facility and our senior secured notes, to the extent of the value of the assets securing such indebtedness. The guarantees will be senior obligations of the subsidiary guarantors and will rank equally in right of payment to all of our subsidiary guarantors’ existing and future senior indebtedness, senior in right of payment to all of our subsidiary guarantors’ existing and future subordinated indebtedness and effectively junior to secured indebtedness of such subsidiaries to the extent of the value of the assets securing such indebtedness. As of March 31, 2006, we have outstanding approximately $204.4 million of senior indebtedness and accounts payable that will be pari passu with the notes, including approximately $166.5 million of secured indebtedness to which the notes would have been effectively subordinated.

Optional Redemption	On or after February 15, 2010, we may redeem some or all of the notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the date of redemption:

For the Period Below	Percentage

On or after February 15, 2010	105.625%
On or after February 15, 2011	102.813%
February 15, 2012 and thereafter	100.000%

Prior to February 15, 2009, up to 35% of the aggregate principal amount of the notes originally issued under the indenture may be redeemed at our option with the net proceeds of certain equity offerings at 111.25% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the notes remain outstanding.

Change of Control Offer	If we experience a change of control, we must give holders of the notes the opportunity to sell us their notes at 101% of their principal amount thereof, plus accrued and unpaid interest and additional interest, if any.

Asset Sale Proceeds	If we sell assets, we must use the net cash proceeds to:

• repay outstanding indebtedness under our credit agreement;

• repurchase, redeem or defease some or all of our senior secured notes;

• reinvest such net proceeds in property, plant and equipment and other long-term assets used in our business; and/or

• to the extent such net proceeds are not so used within 360 days of our receipt thereof, to make an offer to purchase our senior secured notes in accordance with the terms of the indenture thereof. If any proceeds remain after the consummation of the senior secured notes offer, such proceeds will be used to offer to purchase the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

Principal Covenants	The indenture governing the notes contains covenants limiting our and our restricted subsidiaries’ ability to:

• incur additional indebtedness or issue certain preferred stock;

• pay dividends, redeem or repurchase our stock or subordinated debt or make other distributions;

• issue stock of our subsidiaries;

• make certain investments or acquisitions;

• merge, consolidate or transfer substantially all of our assets;

• grant liens on our assets;

• enter into transactions with affiliates; and

• transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions

Listing	Application has been made to list the notes on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Use of Proceeds	We will not receive any cash proceeds upon completion of the exchange offer.

You should refer to “Risk Factors” for an explanation of certain risks of investing in the notes.

RISK FACTORS

Participating in the exchange offer and investing in the registered notes involves a high degree of risk. You should read and consider carefully each of the following factors, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Associated with the Exchange Offer

An active trading market may not develop for the registered notes, which may affect your ability to resell your registered notes.

The registered notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there is a risk that:

•	a liquid trading market for the registered notes may not develop;

•	holders may not be able to sell their registered notes; or

•	the price at which the holders would be able to sell their registered notes may be lower than anticipated and lower than the principal amount or original purchase price.

If a trading market were to develop, the trading price of the registered notes will depend on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the initial purchasers of the old notes presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market may not exist for the registered notes, and any trading market that does develop may not be liquid.

In addition, any holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue registered notes as part of this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the time of expiration of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you fail to exchange your old notes, there will continue to be restrictions on your ability to resell your old notes and such note may become less liquid.

Following the exchange offer, old notes that you do not tender or that we do not accept will continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue registered notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited.

Risks Related to the Registered Notes

Our substantial level of indebtedness could adversely affect our financial condition, harm our ability to react to changes to our business and prevent us from fulfilling our obligations under our debt.

As of March 31, 2006, we had approximately $224.1 million of indebteness. On a pro forma basis our annual service cost is approximately $23.0 million. As of March 31, 2006, we also had the ability to borrow up to an additional $27.6 million under our senior revolving credit facility. Subject to restrictions in the indentures governing our notes and our senior revolving credit facility, we may incur additional indebtedness.

Our high level of indebtedness could have significant adverse effects on our business, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to us for operations and other purposes;

•	any and all of the indebtedness outstanding under our senior revolving credit facility will have a prior ranking claim on substantially all of our assets and all of the indebtedness outstanding under our purchase money indebtedness, equipment financing and real estate mortgages will have a prior ranking claim on the underlying assets;

•	our ability to fund a change of control offer may be limited;

•	our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•	our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

We expect to use cash flow from operations to pay our expenses and amounts due under outstanding indebtedness. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the registered notes, or to fund other liquidity needs. If we do not have enough money, we may be required to refinance all or part of our then-existing debt (including our notes), sell assets or borrow more money. We may not be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including our senior revolving credit facility and our indentures, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially and adversely affect the value of the registered notes and our ability to pay the amounts due under the registered notes.

Our senior revolving credit facility and the indentures governing the registered notes impose significant operating and financial restrictions, which may prevent us from pursuing our business strategies or favorable business opportunities.

Our senior revolving credit facility and the indenture governing our notes impose significant operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	repay subordinated indebtedness prior to stated maturities;

•	pay dividends on or redeem or repurchase our stock or make other distributions;

•	issue capital stock;

•	make investments or acquisitions;

•	sell certain assets or merge with or into other companies;

•	restrict dividends, distributions or other payments from our subsidiaries;

•	sell stock in our subsidiaries;

•	create liens;

•	enter into certain transactions with stockholders and affiliates; and

•	otherwise conduct necessary corporate activities.

Our senior revolving credit facility also requires us to comply with customary financial covenants including, a minimum fixed charge coverage ratio (when and if the available borrowing capacity is less than $12.5 million) of 1.10 for the four quarter period ending December 31, 2005 and 1.20 for all four quarter periods thereafter. There is a maximum annual limit on capital expenditures, from $11.0 million for fiscal year 2006 to $10.3 million for fiscal year 2009 and each fiscal year thereafter, provided that unspent amounts from prior periods may be used in future fiscal years.

A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under our senior revolving credit facility or the indentures governing our notes, as applicable. If any such default occurs, the lenders under our senior revolving credit facility and the holders of the notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. The lenders under our senior revolving credit facility also have the right in these circumstances to terminate any commitments they have to provide further borrowings. In addition, following an event of default under our senior revolving credit facility, the lenders under the facility will have the right to proceed against the collateral granted to them to secure the debt. If the debt under our senior revolving credit facility or the notes were to be accelerated, our assets may not be sufficient to repay in full all of our other debt.

The notes and the guarantees will not be secured by any of our assets. Our senior credit facility and our senior secured notes are secured and our bank lenders and holders of our senior secured notes will have a prior claim on substantially all our assets.

The notes and the guarantees will not be secured by any of our assets. However, our senior credit facility and our senior secured notes are secured by substantially all of our assets. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under those instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, the lenders under our senior credit facility and the holders of our senior secured notes will have a prior claim on our assets securing the debt owed to them. In that event, because the notes and the guarantees will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full. As of March 31, 2006, we had outstanding approximately $204.4 million of senior indebtedness and accounts payable that will be pari passu with the notes including approximately $166.5 million of secured indebtedness to which the notes are effectively subordinated.

A court could avoid or cancel the guarantees of the registered notes under fraudulent conveyance laws or certain other circumstances.

If any subsidiary guarantor becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, then under federal or state fraudulent conveyance laws a court in the relevant jurisdiction might avoid or cancel such subsidiary guarantor’s guarantee of the registered notes. The court might do so if it found that, when such subsidiary guarantor provided its guarantee, it received less than reasonably equivalent value or fair consideration for such guarantee and either:

•	was insolvent or was rendered insolvent by reason of such guarantee;

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the fraudulent transfer or conveyance statutes); or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied).

The court might also avoid a guarantee, without regard to the above factors, if it found that the guarantor provided its guarantee with actual intent to hinder, delay or defraud its current or future creditors.

In the United States, a court likely would find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration in exchange for its guarantee if the value received by such guarantor were found to be disproportionately small when compared with its obligations under such guarantee or, put differently, it did not benefit, directly or indirectly, from the issuance of the registered notes. If a court avoided a guarantee, you would no longer have a claim against the guarantor or against any of its assets securing the guarantee. In addition, the court might direct you to repay any amounts already received from the guarantor or from the proceeds of a foreclosure on any of its assets. If the court were to avoid any guarantee, sufficient funds may not be available to pay the registered notes from another subsidiary guarantor or from any other source.

Each guarantee will state that the liability of each subsidiary guarantor thereunder is limited to the maximum amount that the subsidiary guarantor can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, ensure that the guarantees will be in amounts sufficient, if necessary, to pay obligations under the registered notes when due.

The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries.

The subsidiary guarantors of the registered notes include only our domestic restricted subsidiaries. The registered notes will not be guaranteed by our foreign subsidiaries. As a result of this structure, the registered notes will be structurally subordinated to all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary cannot be used to pay you until after all other claims against that subsidiary, including trade payables, have been fully paid. In addition, holders of minority equity interests in non-guarantor subsidiaries may receive distributions prior to or pro rata with us depending on the terms of the equity interests.

The historical financial data and the pro forma financial data included in this prospectus include our non-guarantor subsidiaries. During 2005, the net sales of our non-guarantor subsidiaries were $93.2 million, representing approximately 25.6% of total sales. As of March 31, 2006, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $131.6 million, representing approximately 35.6% of total assets.

A significant devaluation of the U.S. dollar against the U.K. pound sterling may impair our ability to service the notes.

Our functional currency is the U.S. dollar. The registered notes are denominated in U.K. pounds sterling. As of March 31, 2006, the notes represented approximately 26.0% of our outstanding indebtedness. A devaluation of the U.S. dollar against the U.K. pound sterling would result in an increase in our debt service requirements in U.S. dollar terms for principal, premium, if any, and interest expense payments denominated in U.K. pound sterling terms. As a result, such a devaluation of the U.S. dollar may impair our ability to service the notes.

We may not be able to satisfy our repurchase obligations to holders of the registered notes upon a change of control.

Upon the occurrence of a change of control, as defined in the indenture, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and liquidated damages, if any, to the date of purchase. See “Description of the Notes — Repurchase upon Change of Control.”

If a change of control offer is made, we may not have available funds sufficient to pay the change of control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer. If we are required to purchase notes pursuant to a change of control offer, we would be required to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. We may not be able to obtain such financing on acceptable terms to us or at all. Accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the holders of the notes the rights described in “Description of the Notes — Events of Default.”

In addition, the events that constitute a change of control under the indenture may also be events of default under our senior revolving credit facility. These events may permit the lenders under our senior revolving credit facility to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in our specified assets, thereby limiting our ability to raise cash to purchase the notes and reducing the practical benefit of the offer to purchase provisions to the holders of the notes.

We are a holding company and will depend upon the earnings of our subsidiaries to make payments on the notes.

We are a holding company and conduct all of our operations through our subsidiaries. All of our operating income is generated by our operating subsidiaries. We must rely on dividends and other advances and transfers of funds from our subsidiaries and earnings from our investments in cash and marketable securities to provide the funds necessary to meet our debt service obligations, including payment of principal and interest on the notes. Although we are the sole or majority stockholder of each of our operating subsidiaries and therefore able to control their respective declarations of dividends, applicable laws may prevent our operating subsidiaries from being able to pay such dividends. In addition, such payments may be restricted by claims against our subsidiaries by their creditors, such as suppliers, vendors, leasers and employees, and by any applicable bankruptcy, reorganization or similar laws applicable to our operating subsidiaries. The availability of funds and therefore the ability of our operating subsidiaries to pay dividends or make other payments or advances to us, will depend upon their operating results.

Our only significant assets are our investments in the capital stock and ownership interests of our operating subsidiaries, which stock and ownership interests will be pledged as collateral under our senior revolving credit facility. In the event we are unable to pay principal or interest on the notes, the ability of the holders of the notes to proceed against the capital stock or ownership interests of our operating subsidiaries would be subject to the prior satisfaction in full of all amounts owing under our senior revolving credit facility.

Risks Related to Our Business

We operate in the highly competitive mechanical power transmission industry and if we are not able to compete successfully our business may be harmed.

We operate in highly fragmented and very competitive markets in the mechanical power transmission industry. As a result, we compete against numerous businesses. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, such as helical gear drives and couplings, and some of our competitors are larger and have greater financial and other resources than we do. In particular, we compete with Emerson Power Transmission Manufacturing, L.P., Ogura Industrial Corporation, Regal-Beloit Corporation and Rockwell Automation, Inc. In addition, with respect to certain of our products, we compete with divisions of our OEM customers. Competition in our business lines is based on a number of considerations, including quality, reliability, pricing, availability and design and application engineering support. Our customers increasingly demand a broad product range, and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest regularly in manufacturing, customer service and support, marketing, sales, research and development and intellectual property protection. We may have to adjust the prices of some of our products to stay competitive. In the future we may not have sufficient resources to continue to make such investments and may not be able to maintain our competitive position within each of the markets we serve.

Additionally, some of our larger, more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. If we are not selected to become one of these preferred providers, we may lose market share in some of the markets in which we compete.

There is substantial and continuing pressure on major OEMs and larger distributors to reduce costs, including the cost of products purchased from outside suppliers such as us. As a result of cost pressures from our customers, our ability to compete depends in part on our ability to generate production cost savings and, in turn, find reliable, cost effective outside suppliers to source components or manufacture our products. If we are unable to generate sufficient cost savings in the future to offset price reductions, then our gross margin could be adversely affected.

Changes in general economic conditions or the cyclical nature of our markets could harm our operations and financial performance.

Our financial performance depends, in large part, on conditions in the markets that we serve and on the U.S. and global economies in general. Some of the markets that we serve are highly cyclical, such as the metals, mining and energy markets. We have experienced a downturn and a reduction in sales and margins as a result of recent recessionary conditions. While we have undertaken restructuring and cost reduction programs to mitigate the effect of these conditions, we may be unsuccessful in doing so in the future and such actions may be insufficient. The present uncertain economic environment may result in significant quarter-to-quarter variability in our performance. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would further reduce our sales and profitability.

Our operating results may vary significantly in the future due to both internal and external factors affecting our business and operations.

Our operating results may vary significantly in the future depending on a number of factors, many of which are out of our control, including:

•	the size, timing, cancellation or rescheduling of significant orders;

•	product configuration, mix, performance and quality issues;

•	market acceptance of our new products and product enhancements and new product announcements or introductions by our competitors;

•	manufacturing costs;

•	changes in the cost of raw materials;

•	changes in pricing by us or our competitors;

•	federal exchange rates related to our international operations;

•	seasonality related primarily to the turf and garden market;

•	our ability to develop, introduce and market new products and product enhancements on a timely basis;

•	our success in maintaining brand awareness and in expanding our sales and marketing programs;

•	the loss of any of our intellectual property rights or third-party infringement or misappropriation of our intellectual property rights;

•	the level of competition;

•	potential reductions in inventories held by channel partners;

•	slowing sales of the products of our channel partners;

•	levels of expenditures on research, engineering and product development;

•	changes in our business strategies;

•	personnel changes; and

•	general economic trends and other factors.

We rely on independent distributors and the loss of these distributors would adversely affect our business.

In addition to our direct sales force and manufacturer sales representatives, we depend on the services of independent distributors to sell our products and provide service and aftermarket support to our customers. We support an extensive distribution network, with over 3,000 distributor locations worldwide. Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants in the overall competitive dynamics in the mechanical power transmission industry. During the year ended December 31, 2005, approximately 37.9% of our net sales were generated through industrial distributors. In particular, sales through our largest distributor accounted for approximately 9.4% of our net sales for the twelve months ended December 31, 2005. Almost all of the distributors with whom we transact business offer competitive products and services to our customers. In addition, the distribution agreements we have are typically cancelable by the distributor after a short notice period. The loss of a substantial number of these distributors or an increase in the distributors’ sales of our competitors’ products to our customers could materially reduce our sales and profits.

Our ability to develop or adapt to changing technology and manufacturing techniques is uncertain and our failure to do so could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing products and introduce new products to meet customers’ needs in the industries we serve and want to serve. For example, motion control products offer more precise positioning and control compared to industrial clutches and brakes. If manufacturing processes are developed to make motion control products more price competitive and less complicated to operate, our customers may decrease their purchases of mechanical power transmission products.

Our products are characterized by performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to meet these requirements, our business could be at risk. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including:

•	product quality;

•	price competitiveness;

•	technical expertise and development capability;

•	reliability and timeliness of delivery;

•	product design capability;

•	manufacturing expertise;

•	sales support and customer service; and

•	overall management.

Our success will depend on our ability to continue to meet our customers’ changing demands with respect to these criteria. We may not be able to address technological advances or introduce new products that may be necessary to remain competitive within our markets. Furthermore, our own technological developments may not be able to produce a sustainable competitive advantage.

Our operations are subject to international risks that could affect our operating results.

Our net sales outside North America represented approximately 24.5% of our total net sales for 2005. Accordingly, our business is subject to certain risks associated with doing business internationally, and our future results could be adversely affected by a variety of factors, including:

•	fluctuations in currency exchange rates;

•	exchange controls;

•	compliance with U.S. Department of Commerce export controls;

•	tariffs or other trade protection measures and import or export licensing requirements;

•	potentially negative consequences from changes in tax laws;

•	interest rates;

•	unexpected changes in regulatory requirements;

•	a change in foreign intellectual property law;

•	differing labor regulations;

•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions;

•	potential political instability and the actions of foreign governments;

•	restrictions on our ability to repatriate dividends from our subsidiaries; and

•	exposure to liabilities under the Foreign Corrupt Practices Act.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could adversely affect our international operations and, consequently, our operating results.

Material weaknesses in our internal controls over financial reporting have been identified which could result in a decrease in the value of our bonds.

In connection with their audit of our 2005 financial statements, our independent auditors expressed concerns that as of the date of their opinion, our corporate financial organization lacked sufficient resources. Based upon these limited corporate resources, the independent auditors noted that we were unable to report accurate financial information in a timely manner. Based upon the timely financial reporting required of a public company, the outside auditors informed senior management and the Audit Committee of the Board of Directors that they believe this is a material weakness in internal controls. We are actively taking steps to address this material weakness. These steps include the recent hiring of an Internal Audit Manager and continued efforts to expand the corporate financial organization. Once these resources are in place we feel that we will be able to ensure the delivery of timely financial information.

However, we cannot assure you that we will not have material weaknesses in the future. If we have material weaknesses in the future, it could affect the financial results that we report or create a perception that those financial results do not fairly state our financial condition or results of operations. In either of those events, it could have an adverse effect on the value of the notes.

If we are unable to complete our assessment as to the adequacy of our internal controls over financial reporting as of December 31, 2007 as required by Section 404 of the Sarbanes-Oxley Act of 2002, or if material weaknesses are identified and reported, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of the notes.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include in their annual reports on Form 10-K a report of management on the company’s internal control over financial reporting, including management’s assessment of the effectiveness of the company’s internal control over financial reporting as of the company’s year end. In addition, the accounting firm auditing a public company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting as well as the operating effectiveness of the company’s internal controls. While we will expend significant resources in developing the necessary documentation and testing procedures, 2007 will be the first year for which we must complete the assessment and undergo the attestation process required by Section 404 and there is a risk that we may not comply with all of its requirements. If we do not timely complete our assessment or if our internal controls are not designed or operating effectively as required by Section 404, our accounting firm may either disclaim an opinion as it relates to management’s assessment of the effectiveness of its internal controls or may issue a qualified opinion on the effectiveness of our internal controls. It is possible that material weaknesses in our internal controls could be found. If we are unable to remediate such material weaknesses arising by December 31, 2007, our accounting firm would be required to issue an adverse opinion on our internal controls. If our accounting firm disclaims an opinion as to the effectiveness of our internal controls or if they render an adverse opinion due to material weaknesses in our internal controls, then investors may lose confidence in the reliability of our financial statements, which could cause the market price of the notes to decline.

We rely on estimated forecasts of our OEM customers’ needs, and inaccuracies in such forecasts could adversely affect our business.

We generally sell our products pursuant to individual purchase orders instead of long-term purchase commitments. Therefore, we rely on estimated demand forecasts, based upon input from our customers, to determine how much material to purchase and product to manufacture. Because our sales are based on purchase orders, our customers may cancel, delay or otherwise modify their purchase commitments with little or no consequence to them and with little or no notice to us. For these reasons, we generally have limited visibility regarding our customers’ actual product needs. The quantities or timing required by our customers for our products could vary significantly. Whether in response to changes affecting the industry or a customer’s specific business pressures, any cancellation, delay or other modification in our customers’ orders could significantly reduce our revenue, cause our operating results to fluctuate from period to period and make it more difficult for us to predict our revenue. In the event of a cancellation or reduction of an order, we may not have enough time to reduce operating expenses to minimize the effect of the lost revenue on our business and we may purchase too much inventory and spend more capital than expected.

The materials used to produce our products are subject to price fluctuations that could increase costs of production and adversely affect our profitability.

The materials used to produce our products, especially copper and steel, are sourced on a global or regional basis and the prices of those materials are susceptible to price fluctuations due to supply and demand trends, transportation costs, government regulations and tariffs, changes in currency exchange rates, price controls, the economic climate and other unforeseen circumstances. If we are unable to pass on materials price increases to our customers, our future profitability may be materially and adversely affected.

We could face potential product liability claims relating to products we manufacture or distribute, which could result in us having to expend significant time and expense to defend these claims and to pay material claims or settlement amounts.

We face a business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other adverse effects. We currently maintain product liability insurance coverage; however, we may not be able to obtain such insurance on acceptable terms in the future, if at all, or obtain insurance that will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or prospects or our ability to make payments under our debt obligations when due. In addition, we believe our business depends on the strong brand reputation we have developed. In the event that our reputation is damaged, we may face difficulty in maintaining our pricing positions with respect to some of our products, which would reduce our sales and profitability.

We may be subject to work stoppages at our facilities, or our customers may be subjected to work stoppages, which could seriously impact our operations and the profitability of our business.

As of March 31, 2006, we had approximately 2,626 employees, of whom approximately 41.1% were employed abroad, primarily in Europe where trade union membership is common. Approximately 277 of our North American employees are also represented by labor unions. The four U.S. collective bargaining agreements to which we are a party will expire on August 10, 2007, September  20, 2007, February 3, 2008 and June 2, 2008, respectively. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations. Such a disruption could interfere with our ability to deliver products on a timely basis and could have other negative effects, including decreased productivity and increased labor costs. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct and indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are used.

Changes in employment laws could increase our costs and may adversely affect our business.

Various federal, state and international labor laws govern the relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime, unemployment tax rates, workers’ compensation rates and citizenship requirements. Significant additional government-imposed increases in the following areas could materially affect our business, financial condition, operating results or cash flow:

•	minimum wages;

•	mandated health benefits;

•	paid leaves of absence; and

•	tax reporting.

Unplanned repairs or equipment outages could interrupt production and reduce income or cash flow.

Unplanned repairs or equipment outages, including those due to natural disasters, could result in the disruption of our manufacturing process. Any interruption in our manufacturing process would interrupt our production of products, reduce our income and cash flow and could result in a material adverse effect on our business.

We depend on the services of key executives, the loss of whom could materially harm our business.

Our senior executives are important to our success because they are instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business until a suitable replacement could be found. We believe that our senior executives could not easily be replaced with executives of equal experience and capabilities. Although we have entered into severance agreements with certain of our key domestic executives, we can not prevent our key executives from terminating their employment with us. We do not maintain key person life insurance policies on any of our executives.

We are subject to environmental laws that could impose significant costs on us and the failure to comply with such laws could subject us to sanctions and material fines and expenses.

We are subject to extensive foreign, provincial, federal, state and local laws, regulations and ordinances that:

•	regulate activities and operations that may have environmental or health and safety effects, such as discharges to air and water, and management and disposal practices for solid and hazardous wastes; and

•	impose liability for the costs of investigating and cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances.

In particular, under applicable environmental laws, we may be responsible for the investigation and remediation of environmental conditions at currently owned or leased sites, as well as formerly owned, leased, operated or used sites. We may be subject to associated liabilities, including liabilities resulting from lawsuits brought by private litigants, relating to the operations of our facilities or the land on which our facilities are located, regardless of whether we lease or own the facility, and regardless of whether such environmental conditions were created by us or by a prior owner or tenant, or by a third-party or a neighboring facility whose operations may have affected our facility or land. This is because liability for contamination under certain environmental laws can be imposed on the current or past owners or operators of a site without regard to fault. Moreover, our operations generated hazardous wastes that are disposed of or treated at third-party owned or operated disposal sites. If those sites become contaminated, we could also be held responsible for the cost of investigating and remediating those sites. There may be environmental conditions relating to our prior, existing or future sites or those of predecessor companies whose liabilities we may have assumed or acquired which could have a material adverse affect on our business.

We face additional costs associated with our post-retirement and post-employment obligations to employees which could have an adverse affect on our financial condition.

As part of the PTH Acquisition, we agreed to assume pension plan liabilities for active U.S. employees under the Retirement Plan for Power Transmission Employees of Colfax Corporation, the Ameridrives International Pension Fund for Hourly Employees Represented by United Steelworkers of America, Local 3199-10, and the Colfax PT Pension Plan, collectively referred to as the Prior Plans. We have established a defined benefit plan, or New Plan, mirroring the benefits provided under the Prior Plans. The New Plan accepted a spinoff of assets and liabilities from the Prior Plans, in accordance with Section 414(l) of the Internal Revenue Code, or IRC, such assets and liabilities relating to active U.S. employees as of the closing of the PTH Acquisition. Given the funded status of the Prior Plans and the asset allocation requirements of IRC Section 414(l), liabilities under the New Plan greatly exceed the assets that were transferred from the Prior Plans. The accumulated benefit obligation (not including accumulated benefit obligations of non-U.S. pension plans in the amount of $2.9 million) was approximately $24.8 million as of December 31, 2005 while the fair value of plan assets was approximately $5.8 million as of December 31, 2005. As the New Plan has a considerable funding deficit, the cash funding requirements are expected to be substantial over the next several years, and could have a material adverse effect on our financial condition. Funding requirements are estimated to be at least $7.4 million in 2006, $3.8 million in 2007, $2.6 million in 2008 and $1.9 million thereafter.

Additionally, as part of the PTH Acquisition, we agreed to assume all pension plan liabilities related to non-U.S. employees. The accumulated benefit obligations of non-U.S. pension plans were approximately $2.9 million as of December 31, 2005. There are no assets associated with these plans.

Also as part of the PTH Acquisition, we also agreed to assume all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees. The benefit obligation for post-retirement benefits, which are not funded, was approximately $12.5 million as of December 31, 2005.

Our future success depends on our ability to integrate acquired companies and manage our growth effectively.

Our growth through acquisitions has placed, and will continue to place, significant demands on our management, operational and financial resources. Realization of the benefits of acquisitions often requires integration of some or all of the acquired companies’ sales and marketing, distribution, manufacturing, engineering, finance and administrative organizations. Integration of companies demands substantial attention from senior management and the management of the acquired companies. In addition, we will continue to pursue new acquisitions, some of which could be material to our business if completed. We may not be able to integrate successfully our recent acquisitions or any future acquisitions, operate these acquired companies profitably, or realize the potential benefits from these acquisitions.

We may not be able to protect our intellectual property rights, brands or technology effectively, which could allow competitors to duplicate or replicate our technology and could adversely affect our ability to compete.

We rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as on license, non-disclosure, employee and consultant assignment and other agreements and domain names registrations in order to protect our proprietary technology and rights. Applications for protection of our intellectual property rights may not be allowed, and the rights, if granted, may not be maintained. In addition, third parties may infringe or challenge our intellectual property rights. In some cases, we rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. In addition, in the ordinary course of our operations, we from time to time pursue potential claims relating to the protection of certain products and intellectual property rights, including with respect to some of our more profitable products. Such claims could be time consuming, expensive and divert resources. If we are unable to maintain the proprietary nature of our technologies or proprietary protection of our brands, our ability to market or be competitive with respect to some or all of our products may be affected, which could reduce our sales and profitability.

Genstar Capital controls our company and its interests may conflict with yours.

Genstar Capital and its affiliates, through their majority ownership of Altra Holdings, have the indirect power to elect our directors, to appoint members of management and to approve all actions requiring the approval of the holders of our common stock, including adopting amendments to our certificate of incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets.

The interests of Genstar Capital could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Genstar Capital as our ultimate controlling stockholder might conflict with your interests as a holder of the notes. Genstar Capital also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you as holders of the notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact, such as when we state that we “believe,” “expect,” “anticipate” or “plan” that an event will occur and other similar statements, you should understand that our expectations may not be correct, although we believe they are reasonable, and that our plans may change. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans and objectives for, and potential results of, future operations and are based upon management’s current plans and beliefs or current estimates of future results or trends.

Forward-looking statements regarding management’s present plans or expectations for new product offerings, capital expenditures, increasing sales, cost-saving strategies and growth involve risks and uncertainties relative to return expectations, allocation of resources and changing economic or competitive conditions, which could cause actual results to differ from present plans or expectations and such differences could be material. Similarly, forward-looking statements regarding management’s present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors, such as the ability to increase revenues and/or to achieve cost reductions, and other factors discussed under “Risk Factors” or elsewhere in this prospectus, which also would cause actual results to differ from present plans or expectations. Such differences could be material.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future.

THE EXCHANGE OFFER

Purpose and Effect

The original notes were issued by the Company on February 8, 2006, to the Initial Purchaser pursuant to Section 4(2) of the Securities Act and resold by the Initial Purchaser to QIBs or persons reasonably believed to be QIBs pursuant to Rule 144A under the Securities Act, to Institutional Accredited Investors pursuant to rulings promulgated under the Securities Act and to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act. In connection with this original issuance, we and the subsidiary guarantors entered into an indenture and a registration rights agreement. The registration rights agreement requires that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. Except as set forth below, these registered notes will be issued without a restrictive legend and we believe, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. Copies of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement on Form S-4 of which this prospectus forms a part.

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that the registered notes issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are a broker-dealer that receives registered notes in exchange for old notes acquired by you as a result of market-making or other trading activities. This interpretation, however, is based on your representation to us that:

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

If you have any of the disqualifications described above or cannot make any of the representations set forth above, you may not rely on this interpretation by the staff of the SEC referred to above. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale, transfer or other disposition of any notes unless you are able to utilize an applicable exemption from all those requirements. Each broker-dealer that receives registered notes for its own account in exchange for old note where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. See “Plan of Distribution.”

If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you may elect to have your old notes registered in a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of (a) two years from the date the securities were originally issued, (b) the date on which all the securities registered under the shelf registration statement are disposed in accordance with the shelf registration statement or (c) there ceases to be any old notes outstanding. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “— Procedures for Tendering.”

Consequences of Failure to Exchange

After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes may continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to the time of expiration. We will issue a principal amount of registered notes in exchange for the principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in £50,000 in principal amount and integral multiples of £1,000 in excess thereof.

The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture which governs the old notes. The registered notes and old notes will be deemed a single issue of securities under the indenture.

As of the date of this prospectus, £33.0 million aggregate principal amount of old notes was outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered old notes because of an invalid tender or the failure of any conditions to the exchange offer to be satisfied, we will return the unaccepted old notes, without expense, to the tendering holder promptly after the time of expiration or termination of the tender offer. For the conditions of the exchange offer see “— Conditions.”

You will not be required to pay brokerage commissions or fees or, except as set forth below under “— Transfer Taxes,” transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration; Amendments

The exchange offer will expire at 5:00 p.m., London time, on,          2006, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we do extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes for which the exchange offer is being made notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the exchange offer.

We also reserve the right, in our sole discretion:

•	subject to applicable law, to delay accepting any old notes and extend the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies, provided that, in the event of a material change in the exchange offer, involving the waiver of a material condition, we will extend the offer period if necessary so that at least 5 business days remain in the exchange offer following notice of the material change.

We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to return the old notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you promptly of any extension, termination or amendment.

Procedures for Tendering

Book-Entry Interests

The old notes were issued as global notes in fully registered form. Beneficial interests in the global notes, held by direct or indirect participants in the common depository of Euroclear and Clearstream, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by the common depository of Euroclear and Clearstream with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration either:

•	a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by that letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

•	an agent’s message received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•	a timely confirmation of book-entry transfer of those old notes into the exchange agent’s account at the common depository of Euroclear and Clearstream pursuant to the procedure for book-entry transfers described below under “— Book-Entry Transfer” must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the time of expiration. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you.

Certificated Old Notes

Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “— Exchange Agent.” In addition, in order to validly tender your certificated old notes:

•	the certificates representing your old notes must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an old note and you do not withdraw the tender prior to the time of expiration, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a financial institution, including most banks, savings and loan associations and brokerage houses, that is a medallion signature guarantor, each an “eligible institution,” unless:

•	old notes tendered in the exchange offer are tendered either:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal; or

•	for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of its authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes, our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes; provided, however, that, in the event we waive any condition of tender for any noteholder, we will waive that condition for all noteholders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes; or

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

Unless otherwise provided in the letter of transmittal, the exchange agent will return your old notes promptly following the expiration of the exchange offer.

In addition, we reserve the right, in our sole discretion, to:

•	purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer upon the failure of any condition to the exchange offer to be satisfied; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer. By tendering in the exchange offer, you will represent to us that, among other things:

•	you are not an “affiliate” of us, as defined in Rule 405 under the Securities Act;

•	if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from the issuer and you comply with the prospectus delivery requirements of the Securities Act;

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer.

In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at the common depository of Euroclear and Clearstream, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes, tendered by book-entry transfer into the exchange agent’s account at the common depository of Euroclear and Clearstream pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with the common depository of Euroclear and Clearstream, as promptly after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•	you tender through an eligible institution;

•	on or prior to the time of expiration, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•	the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering; and

•	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

•	the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Book-Entry Transfer

The exchange agent will establish accounts with respect to book-entry interests at the common depository of Euroclear and Clearstream for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at the common depository of Euroclear and Clearstream for the exchange offer. Any financial institution that is a participant in the common depository of Euroclear and Clearstream’s systems may make book-entry delivery of book-entry interests by causing the common depository of Euroclear and Clearstream to transfer the book-entry interests into the relevant account of the exchange agent at the common depository of Euroclear and Clearstream in accordance with the common depository of Euroclear and Clearstream’s procedures for transfer.

If you are unable to:

•	deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the relevant account of the exchange agent at the common depository of Euroclear and Clearstream; or

•	deliver all other documents required by the letter of transmittal to the exchange agent prior to the time of expiration;

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to the time of expiration.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “— Exchange Agent” prior to the time of expiration.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of old notes to be withdrawn;

•	be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any withdrawn tenders of old notes will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the time of expiration.

Conditions

Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes in the exchange offer and may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law, regulation or interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition to the exchange offer in our sole discretion. If we waive a condition, we may be required to extend the expiration of the exchange offer in order to comply with applicable securities laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time (in the case of any condition involving governmental approvals necessary for the completion of the exchange offer) and at any time prior to the time of expiration (in the case of all other conditions).

In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed the Bank of New York as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Registered Mail, Hand Delivery or Overnight Courier:

The Bank of New York
Lower Ground Floor
30 Cannon Street
London
EC4M 6XH

By Facsimile:

011 44 207 964-6152

For more information or confirmation by telephone please call 011 44 207 964-6512 or 011 44 207 964-6700. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event, the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer and the unamortized expenses related to the issuance of the old notes over the term of the registered notes under accounting principles generally accepted in the United States of America.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive, in exchange, an equal number of old notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except that the registered notes will be registered under the Securities Act and will not have the same registration rights or additional interest payment provisions. The old notes surrendered in exchange for the registered notes will be retired and marked as cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2006. The table below should be read in conjunction with “Use of Proceeds,” “Unaudited Pro Forma Financial Statements,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this prospectus.

As of March 31, 2006
(Dollars in thousands)

Cash and cash equivalents	$5,322

Debt:
Senior revolving credit facility(1)	—
Senior secured notes	165,000
Senior notes offered hereby	57,582
Capital leases	1,508

Total debt	$224,090
Stockholder’s equity(2)	32,824

Total capitalization	$256,914

(1)	Our senior revolving credit facility has $30.0 million of borrowing capacity (including $10.0 million available for letters of credit), $27.6 of which is available as of March 31, 2006.

(2)	Includes (i) $26.3 million of proceeds from the sale of Altra Holdings capital stock, $8.8 million of Kilian capital stock that was exchanged for Altra Holdings capital stock, and $4.7 million of subordinated notes investments in Altra Holdings, all of which were contributed to us at the consummation of the offering of the old notes, and (ii) the financial results of our operations for the period from December 1, 2004 to March 31, 2006. For a description of transactions with our affiliates related to the Acquisition and Related Transactions, see “Certain Relationships and Related Transactions.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Hay Hall Acquisition and related transactions on our financial condition and results of operations. We have derived our historical consolidated financial data for the year ended December 31, 2005 from the audited consolidated financial statements and related notes included elsewhere in this prospectus. We have derived the historical consolidated financial data of our company and for the three-month period ended March 31, 2006 from the unaudited consolidated interim financial statements and related notes included elsewhere in this prospectus. We have derived the historical consolidated financial data of Hay Hall for the year ended December 31, 2005 from the audited consolidated financial statements of Hay Hall included elsewhere in this prospectus. We have not included an unaudited pro forma balance sheet since the balance sheet at March 31, 2006, included in this prospectus gives effect to the acquisition. Hay Hall historical financial information has been reconciled from U.K. GAAP to U.S. GAAP in all periods presented and all amounts have been converted from U.K. pounds sterling to U.S. dollars for the purpose of these pro forma financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the three-month period ended March 31, 2006 assume that the Hay Hall Acquisition and related transactions, as applicable, took place on January 1, 2005, the beginning of our 2005 fiscal year. The information presented in the unaudited pro forma condensed combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the Hay Hall Acquisition and related transactions had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements of Altra and related notes, the consolidated financial statements of Hay Hall and the related notes and the other financial information included elsewhere in this prospectus.

The allocation of the purchase price with respect to the Hay Hall Acquisition reflected in the unaudited pro forma financial information is preliminary. The final determination of the allocation of the purchase price will be determined based on the fair value of assets acquired, and the fair value of liabilities assumed. Such purchase price allocation will be finalized following finalization of valuations to determine the fair value of tangible and identifiable intangible assets. The actual amounts allocated to assets, liabilities, other intangibles and goodwill could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 31, 2005

	Historical
		Hay Hall Holdings
	Altra	UK GAAP Year	Hay Hall Holdings	Hay Hall	Hay Hall
	Year Ended	Ended	UK GAAP to US	Holdings	Holdings	Pro Forma		Pro Forma
	December 31, 2005	December 31, 2005	GAAP Adjustments	US GAAP	US GAAP(a)	Adjustments		Combined
	(In thousands)

Net sales	$363,465	£39,262	£—	£39,262	$71,496	$(8,515	)(1)	$426,446
Cost of sales	271,952	23,015	(7)	23,008	41,898	(6,744	)(2)	307,106

Gross profit	91,513	16,247	7	16,254	29,598	(1,771)		119,340
Selling, general, administrative and other operating expenses	66,104	14,909	125	14,784	26,922	(3,608	)(3)	89,418

Operating profit (loss)	25,409	1,338	132	1,470	2,676	1,837		29,922
Interest expense (income), net	17,065	1,230	—	1,230	2,240	4,782	(4)	24,087
Other (income) expense, net	(17)	(107)	—	(107)	(195)	—		(212)

(Loss) income before income taxes	8,361	215	132	347	631	(2,945)		6,047
Income tax (benefit) expense	3,917	292	—	292	532	(1,384	)(5)	3,065

Net (loss) income	$4,444	£(77)	£132	£55	$99	$(1,561)		$2,982

(a)	Reflects Hay Hall Holdings Combined Statement of Operations on a US GAAP basis after translation to U.S. dollars at an exchange rate of 1.821 U.S. dollars per U.K. pound sterling.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.”

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2006

		Hay Hall
		Holdings
		UK GAAP
		Period from	Hay Hall
	Altra	January 1,	Holdings
	Three Months	2006 through	UK GAAP	Hay Hall	Hay Hall
	Ended	February 9,	US GAAP	Holdings	Holdings	Pro Forma		Pro Forma
	March 31, 2006	2006	Adjustments	US GAAP	US GAAP(a)	Adjustments		Combined
	(In thousands)

Net Sales	$114,784	£4,371	£—	£4,371	$7,662	$(716	)(1)	$121,730
Cost of Sales	82,930	2,513	(1)	2,512	4,404	(1,592	)(2)	85,742

Gross Profit	31,854	1,858	1	1,859	3,258	876		35,988
Selling, general, administrative and other expenses	19,931	1,706	(12)	1,694	2,970	(1,251	)(3)	21,650

Operating profit	11,923	152	13	165	288	2,127		14,338
Interest expense (income), net	5,176	111	—	111	195	626	(4)	5,997
Other (income) expense, net	(159)	—	—	—	—	—		(159)

Income (loss) before income taxes	6,906	41	13	54	93	1,501		8,500
Income tax (benefit) expense	2,822	13	—	13	23	615		3,460

Net Income (loss)	$4,084	£28	£13	£41	$70	$886		$5,040

(a)	Reflects Hay Hall Holdings Unaudited Interim Condensed Statement of Operations on a US GAAP basis after translation to U.S. dollars at an exchange rate of 1.753 U.S. dollars per U.K. pound sterling

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.”

Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

		Three Months
	Year Ended	Ended
	December 31,	March 31,
	2005	2006
	(In thousands)

(1) Adjustments to net sales as follows:
Elimination of net sales of Engineered Systems of Matrix that are not part of the transaction	$(6,805)	$(291)
Elimination of intercompany sales from Hay Hall to Altra	(1,456)	(378)
Elimination of intercompany sales from Altra to Hay Hall	(254)	(47)

Total pro forma adjustment	$(8,515)	$(716)
(2) Adjustments to cost of sales as follows:
Elimination of cost of sales of Engineered Systems of Matrix that are not part of the transaction	$(5,121)	$(205)
Elimination of cost of sales on intercompany sales from Hay Hall to Altra	(1,456)	(378)
Elimination of cost of sales on intercompany sales from Altra to Hay Hall	(254)	(47)
Elimination of additional cost of goods sold as a result of the fair value adjustment to inventory recorded in connection with the Acquisition	—	(984)
To record additional depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the transaction	87	22

Total pro forma adjustment	$(6,744)	$(1,592)
(3) Adjustments to selling, general, administrative and other operating expenses as follows:
Elimination of selling, general, administrative and other operations expenses of Engineered Systems of Matrix that are not part of the transaction	$(1,724)	$(156)
Elimination of the selling, general, administrative, and other operations expenses of Hay Hall’s corporate office that are not part of the transaction	(2,844)	(330)
Additional expense required to present amortization expense (based on lives ranging from 8 to 12 years) associated with intangible assets recorded in connection with the Acquisition	960	240
Elimination of additional expense related to Genstar transaction fee	—	(1,005)

Total pro forma adjustment	$(3,608)	$(1,251)
(4) Adjustments to interest expense as follows:
Additional expense required associated with the notes (consists of interest on £33.0 million of notes at 11.25%)	$6,760	$756
Elimination of interest expense recorded at Hay Hall	(2,240)	(195)
Additional expense required to present a full year of amortization expense (based on a 7 year life) associated with debt issuance costs incurred in connection with the notes	262	65

Total pro forma adjustment	$4,782	$626
(5) Adjustment to record additional tax (benefit) expense of 47% and 41%, calculated at an effective which reflects the federal, state and foreign statutory rate in effect at the beginning of 2005 and 2006, respectively, resulting from the other pro forma adjustments. Historical tax expense has not been adjusted	$(1,384)	$615

SELECTED HISTORICAL FINANCIAL DATA

The following table contains selected historical financial data of Altra for the three months ended March 31, 2006 and April 1, 2005 and the year ended December 31, 2005 and the period from inception (December 1, 2004) to December 31, 2004 and PTH, or the Predecessor, for the period from January 1, 2004 through November 30, 2004 and for the years ended December 31, 2003, 2002 and 2001. The following should be read in conjunction with “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included elsewhere in this registration statement.

	Altra				Predecessor
				(Period from	(Period from
	Three Months	Three Months		December 1	January 1
	Ended	Ended	Year Ended	through	through		Year Ended
	March 31,	April 1,	December 31,	December 31,	November 30,		December 31,
	2006	2005	2005	2004)	2004)	2003	2002	2001
	(Unaudited)	(Unaudited)
	(Dollars in thousands)				(Dollars in thousands)
Income Statement Data:
Net sales	$114,784	$95,302	$363,465	$28,625	$275,037	$266,863	$253,217	$259,761
Cost of sales	82,930	73,402	271,952	23,847	209,253	207,941	190,465	193,577

Gross profit	31,854	21,900	91,513	4,778	65,784	58,922	62,752	66,184
Selling, general and administrative expenses	18,727	15,727	61,520	8,973	45,321	49,513	48,303	50,508
Research and development expenses	1,204	1,196	4,683	378	3,947	3,455	3,103	2,518
(Gain) on sale of assets	—	—	(99)	—	(1,300)	—	—	—
Restructuring charge, asset impairment and transition expenses	—	—	—	—	947	11,085	27,825	—

Income (loss) from operations	11,923	4,977	25,409	(4,573)	16,869	(5,131)	(16,479)	13,158
Interest expense	5,176	4,262	17,065	1,410	4,294	5,368	5,489	6,655
Other expense (income)	(159)	—	(17)		148	465	(312)	94

Income (loss) before income taxes, discontinued operations and cumulative effect of change in accounting principles	6,906	715	8,361	(5,983)	12,427	(10,964)	(21,656)	6,409
Provision (benefit) for income taxes	2,822	314	3,917	(221)	5,532	(1,658)	2,455	4,794
Loss from disposal of discontinued operations, net of income taxes	—	—	—	—	—	—	(700)	(1,867)

Income (loss) from operations and disposal of discontinued operations, net of income taxes	4,084	401	4,444	(5,762)	6,895	(9,306)	(24,811)	(252)
Cumulative effect of change in accounting principle — goodwill impairment	—	—	—	—	—	—	(83,412)	—

Net income (loss)	$4,084	$401	4,444	$(5,762)	6,895	$(9,306)	$(108,223)	$(252)

	Altra							Predecessor
							(Period from	(Period from
	Three Months		Three Months				December 1	January 1
	Ended		Ended		Year Ended		through	through			Year Ended
	March 31,		April 1,		December 31,		December 31,	November 30,			December 31,
	2006		2005		2005		2004)	2004)		2003	2002	2001
	(Unaudited)		(Unaudited)
	(Dollars in thousands)							(Dollars in thousands)
Other Financial Data:
Depreciation and Amortization	$2,945		$2,761		$11,533		$919	$6,074		$8,653	$9,547	$12,207
Purchases of fixed assets	1,245		951		6,199		289	3,489		5,294	5,911	4,374
Cash flow provided by (used in):
Operating activities	1,647		(3,862)		13,835		5,623	3,604		(14,289)	21,934	27,658
Investing activities	(51,785)		(1,666)		(5,197)		(180,401)	953		(1,573)	(4,585)	(3,645)
Financing activities	45,325		3,303		(2,783)		179,649	(6,696)		12,746	(13,037)	(23,379)
Ratio of earnings to fixed charges	2.3	x	1.1	x	1.5	x	—	3.6	x	—	—	1.9	x

	Altra			Predecessor
	Three Months
	Ended	Altra	Altra
	March 31,	December 31,	December 31,		December 31,
	2006	2005	2004	2003	2002	2001
	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$5,322	$10,060	$4,729	$3,163	$5,214	$2,706
Property, plant and equipment, net	73,243	66,393	68,006	61,605	69,827	88,437
Total assets	369,812	297,404	299,051	174,324	173,034	281,567
Long-term debt	218,234	159,574	158,740	1,025	46,183	61,338
Total stockholder’s equity (deficit)/Invested capital	$32,824	$38,613	$42,879	$(3,004)	$(9,418)	$138,373

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of Altra Industrial Motion, Inc. should be read together with the Selected Financial Data, Unaudited Pro Forma Financial Statements and the financial statements of Altra Industrial Motion, Inc. and related notes included elsewhere in this registration statement. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Forward-Looking Statements.”

General

We are a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, couplings, machined-race bearings and other related products which are sold across a wide variety of industries. Our products serve a wide variety of end markets including automotive, general industrial, material handling, mining, power generation, transportation and turf and garden. We primarily sell our products to OEMs such as John Deere, Carrier and General Electric and through long-standing relationships with industrial distributors such as Motion Industries, Applied Industrial Technologies, Kaman Industrial Technologies and W.W. Grainger.

History and the Acquisitions

Altra and PTH, its Predecessor, have designed and marketed mechanical power transmission products for over a century. Our current business began with the acquisition by Colfax Corporation of the mechanical power transmission group of Zurn Technologies, Inc. in December 1996. Colfax Corporation subsequently acquired Industrial Clutch Corp. in May 1997, Nuttall Gear Corp. in July 1997 and the Boston Gear and Delroyd Worm Gear brands in August 1997 as part of Colfax Corporation’s acquisition of Imo Industries, Inc. In February 2000, Colfax Corporation acquired Warner Electric, Inc., which sold products under the Warner Electric, Formsprag Clutch, Stieber and Wichita Clutch brands. The businesses that formed PTH were operated as independent businesses within Colfax Corporation and participated in various strategic initiatives implemented by Colfax Corporation, including lean manufacturing programs.

On November 30, 2004, we acquired PTH and Kilian. Although we plan to continue our focus on improved operating efficiency, the programs previously implemented by Colfax Corporation may be modified or terminated. Because of such modifications or terminations, the results of operations of the Predecessor may not be fully indicative of our results of operations as a stand-alone company. Since such acquisitions no previously implemented program has been modified or terminated. See “Risk Factors — Risks Related to Our Business — If we are unable to adequately replace services provided by our former parent our business and operations will be adversely affected.”

On November 7, 2005, we entered into a purchase agreement with the shareholders of Hay Hall pursuant to which we agreed to acquire all of the outstanding share capital of Hay Hall for $50.5 million subject to certain purchase price adjustments described below. We will pay up to $6.0 million of the total purchase price in the form of deferred consideration. At the closing of the Hay Hall Acquisition, we deposited such deferred consideration into an escrow account for the benefit of the current Hay Hall shareholders, which is represented by a loan note. While the current Hay Hall shareholders will hold the note, their rights will be limited to receiving the amount of the deferred compensation placed in the escrow account. They will have no recourse against us unless we take action to prevent or interfere in the release of such funds from the escrow account. At closing, Hay Hall and its subsidiaries became our direct or indirect wholly owned subsidiaries.

Hay Hall is a UK-based holding company that is focused primarily on the manufacture of couplings and clutch brakes. The company consists of five main businesses that are niche focused and have strong brand names and established reputations within their primary markets.

Company	Products	Year Established

Bibby Transmissions Ltd.	Couplings	1919
Matrix International Ltd.	Clutch Brakes, Couplings	1939
Twiflex Ltd.	Clutch Brakes, Couplings	1946
Huco Engineering Industries, Ltd.	Couplings, Power Transmission Components	1965
Inertia Dynamics Inc.	Clutch Brakes	1971

The Hay Hall acquisition did not create a new reportable segment.

Recent Cost Savings and Productivity Enhancement Initiatives

Our Predecessor enacted significant cost savings programs over the last several years to reduce its overall cost structure and improve cash flows. Cost reduction programs included the consolidation of facilities, headcount reductions and reductions in overhead costs, which resulted in restructuring charges, asset impairment and transition expenses of $11.1 million and $27.8 million in the year ending December 31, 2003 and 2002, respectively. Cash outflows related to the restructuring programs were $2.2 million in 2004, $13.9 million in 2003 and $3.3 million in 2002. The financial impact of some of the specific cost reduction programs implemented by the Predecessor is listed below:

•	In 2002 and 2003, the Predecessor incurred transition expenses, including relocation, training, recruiting and moving costs, directly related to implementing its restructuring activities amounting to $2.6 million and $9.1 million, respectively.

•	In 2003, the Predecessor recorded a $2.0 million loss from the sale of certain real estate associated with facilities closed as a part of its restructuring activities.

For a description of restructuring and other similar costs of the Predecessor, refer to Note 14 to the audited financial statements included elsewhere in this registration statement.

Parent Debt Repayment

During March 2006, we prepaid approximately $9.0 million of debt principal on behalf of Altra Holdings, Inc., our parent. Additionally, approximately $0.5 million and $0.3 million of prepayment premium and accrued interest, respectively, were paid by us on behalf of our parent.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our critical accounting policies have a significant impact on the results we report in our financial statements. We evaluate our estimates and judgments on an on-going basis. Our estimates are based upon historical experience and assumptions that we believe are reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what our management anticipates and different assumptions or estimates about the future could change our reported results.

We believe the following accounting policies are the most critical in that they are important to the financial statements and they require the most difficult, subjective or complex judgments in the preparation of the financial statements.

Revenue recognition.  Sales and related cost of sales are recorded upon transfer of the title of the product, which occurs upon shipment to the customer, based on the invoice price less allowances for sales returns, cash discounts, and other deductions as required under generally accepted accounting standards. Collection is reasonably assured as determined through an evaluation of each customer’s ability to pay.

Inventory.  We value raw materials, WIP and finished goods produced since Inception at the lower of cost or market, as determined on a first-in, first-out (FIFO) basis. We periodically review the carrying value of the inventory and have at times, determined a certain portion of our inventories are excess or obsolete. In those cases, we write down the value of those inventories to their net realizable value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Retirement benefits.  Pension obligations and other post retirement benefits are actuarially determined and are affected by several assumptions, including the discount rate, assumed annual rates of return on plan assets, and per capita cost of covered health care benefits. Changes in discount rate and differences from actual results for each assumption will affect the amounts of pension expense and other post retirement expense recognized in future periods.

Goodwill and Intangible assets.  Intangible assets of the Predecessor consisted of goodwill, which represented the excess of the purchase price paid over the fair value of the net assets acquired. In connection with the PTH Acquisition, intangible assets were identified and recorded at their fair value, in accordance with SFAS No. 141, Business Combinations. We recorded intangible assets for customer relationships, tradenames and trademarks, product technology and patents, and goodwill. In valuing the customer relationships, tradenames and trademarks and product technology intangible assets, we utilized variations of the income approach. The income approach was considered the most appropriate valuation technique because the inherent value of these assets is their ability to generate current and future income. The income approach relies on historical financial and qualitative information, as well as assumptions and estimates for projected financial information. Projected information is subject to risk if our estimates are incorrect. The most significant estimate relates to our projected revenues. If we do not meet the projected revenues used in the valuation calculations then the intangible assets could be impaired. In determining the value of customer relationships, we reviewed historical customer attrition rates which were determined to be approximately 5% per year. Most of our customers tend to be long-term customers with very little turnover. While we do not typically have long-term contracts with customers, we have established long-term relationships with customers which makes it extremely difficult for competitors to displace us. Additionally, we assessed historical revenue growth within our industry and customers’ industries in determining the value of customer relationships. The value of our customer relationships intangible asset could become impaired if any of the underlying assumptions differ significantly from future results. This could include a higher customer attrition rate or a change in industry trends such as the use of long-term contracts which we may not be able to obtain successfully. Customer relationships and product technology and patents are considered finite-lived assets, with estimated lives of 12 years and 8 years, respectively. The estimated lives were determined by calculating the number of years necessary to obtain 95% of the value of the discounted cash flows of the respective intangible asset. Goodwill and tradenames and trademarks are considered indefinite lived assets. Tradenames and trademarks were determined to be indefinite lived assets based on the criteria stated in paragraph 11 in SFAS No. 142, Goodwill and Other Intangible Assets. This includes the fact that our tradenames and trademarks identify us and differentiate us from competitors, and therefore competition does not limit the useful life of the asset. All of our brands have been in existence for over 50 years and therefore are not susceptible to obsolescence risk. Additionally, we believe that our tradenames and trademarks will continue to generate product sales for an indefinite period. All indefinite lived intangible assets are reviewed at least annually to determine if an impairment exists. An impairment could be triggered by a loss of a major customer, discontinuation of a product line, or a change in any of the underlying assumptions utilized in estimating the value of the intangible assets. If an impairment is identified it will be recognized in that period.

In accordance with SFAS No. 142, we will assess the fair value of our reporting units for impairment of intangible assets based upon a discounted cash flow methodology. Estimated future cash flows are based upon historical results and current market projections, discounted at a market comparable rate. If the carrying amount of the reporting unit exceeds the estimated fair value determined using the discounted cash flow calculation, goodwill impairment may be present. We would evaluate impairment losses based upon the fair value of the underlying assets and liabilities of the reporting unit, including any unrecognized intangible assets, and estimate the implied fair value of the intangible asset. An impairment loss would be recognized to the extent that a reporting unit’s recorded value of the intangible asset exceeded its calculated fair value.

We have allocated goodwill and intangible assets, arising from the application of purchase accounting for the Predecessor and Kilian acquisitions, and have allocated these assets across our reporting units. We evaluated our intangible assets at the reporting unit level at December 31, 2005 and found no evidence of impairment at that date. If the book value of a reporting unit exceeds its fair value, the implied fair value of goodwill is compared with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recorded in an amount equal to that excess. The fair value of a reporting unit is estimated using the discounted cash flow approach, and is dependent on estimates and judgments related to future cash flows and discount rates. If the actual cash flows differ significantly from the estimates used by management, we may be required to record an impairment charge to write down the goodwill to its realizable value.

Long-lived assets.  Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable and for all assets to be disposed. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset over its remaining useful life. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value, and is charged to results of operations at that time. Assets to be disposed of are reported at the lower of the carrying amounts or fair value less cost to sell. Our management determines fair value using discounted future cash flow analysis. Determining market values based on discounted cash flows requires our management to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates.

Income taxes.  We record income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. We evaluate the realizability of our net deferred tax assets and assess the need for a valuation allowance on a quarterly basis. The future benefit to be derived from our deferred tax assets is dependent upon our ability to generate sufficient future taxable income to realize the assets. We record a valuation allowance to reduce our net deferred tax assets to the amount that may be more likely than not to be realized. To the extent we establish a valuation allowance, an expense will be recorded within the provision for income taxes line on the statement of operations. In periods subsequent to establishing a valuation allowance, if we were to determine that we would be able to realize our net deferred tax assets in excess of our net recorded amount, an adjustment to the valuation allowance would be recorded as a reduction to income tax expense in the period such determination was made.

Non-GAAP Financial Measures

The discussion of Results of Operations included below includes certain references to financial results on a “combined basis.” The combined results were prepared by adding the results of Altra from Inception to December 31, 2004 to those from the Predecessor for the 11 month period ending November 30, 2004. This presentation is not in accordance with generally accepted accounting principals. The primary differences between the predecessor entity and the successor entity are the inclusion of Kilian in the successor and the successor’s book basis has been stepped up to fair value, such that the successor has additional depreciation, amortization and financing costs. The results of Kilian are included in Altra for the period from December 1, 2004 through December 31, 2004. Management believes that this combined basis presentation provides useful information for our investors in the comparison of Predecessor trends and operating results. The combined results are not necessarily indicative of what our results of operations may have been if the Acquisition and Related Transactions had been consummated earlier, nor should they be construed as being a representation of our future results of operations.

The discussion of EBITDA (earnings before interest, income taxes, depreciation and amortization) included in the discussion of Results of Operations below is being provided because management considers EBITDA to be an important measure of financial performance. Among other things, management believes that EBITDA provides useful information for our investors because it is useful for trending, analyzing and benchmarking the performance and value of our business. Management also believes that EBITDA is useful in assessing current performance compared with the historical performance of our Predecessor because significant line items within our income statements such as depreciation, amortization and interest expense are significantly impacted by the PTH Acquisition. Internally, EBITDA is used as a financial measure to assess the operating performance and is an important measure in our incentive compensation plans.

EBITDA has important limitations, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect:

•	cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	changes in, or cash requirements for, working capital needs;

•	the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

•	tax distributions that would represent a reduction in cash available to the Company; and

•	any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

EBITDA is not a recognized measurement under GAAP, and when analyzing the Company’s operating performance, investors should use EBITDA in addition to, and not as an alternative for, operating income (loss) and net (loss) income (each as determined in accordance with GAAP). Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies. The amounts shown for EBITDA also differs from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

To compensate for the limitations of EBITDA the Company utilizes several GAAP measures to review its performance. These GAAP measures include, but are not limited to, net income (loss), operating income (loss), cash provided by (used in) operations, cash provided by (used in) investing activities and cash provided by (used in) financing activities. These important GAAP measures allow management to, among other things, review and understand the Company’s uses of cash period to period, compare the Company’s operations with competitors on a consistent basis and understand the revenues and expenses matched to each other for the applicable reporting period. We believe that the use of these GAAP measures, supplemented by the use of EBITDA, allows us to have a greater understanding of the Company’s performance and allows us to adapt to changing trends and business opportunities.

Interim Results of Operations

	Quarter Ended	Quarter Ended
	March 31, 2006	April 1, 2005
	(unaudited)
	(Dollars in thousands)

Net sales	$114,784	$95,302
Cost of sales	82,930	73,402

Gross profit	31,854	21,900
Gross profit percentage	27.8%	23.0%
Selling, general and administrative expenses	18,727	15,727
Research and development expenses	1,204	1,196

Income from operations	11,923	4,977
Interest expense	5,176	4,262
Other non-operating (income) expense	(159)	—

Income before income taxes	6,906	715
Provision for income taxes	2,822	314

Net income	$4,084	$401

Three Months Ended March 31, 2006 Compared with Three Months Ended April 1, 2005

Net sales.  Net sales increased $19.5 million, or 20.4%, from $95.3 million, for the three months ended April 1, 2005 to $114.8 million for the three months ended March 31, 2006. Net sales increased primarily due to the inclusion of Hay Hall in the results of the three months ended March 31, 2006. Hay Hall’s net sales for the seven week period from February 10 through March 31, 2006 were $10.1 million. The remaining net increase was due to price increases, improving economic conditions at our customers in the steel, power generation and petro-chemical industries and increased sales to turf and garden OEM customers.

Gross profit.  Gross profit increased $10.0 million, or 45.5%, from $21.9 million (23.0% of net sales), in the three months ended April 1, 2005 to $31.9 million (27.8% of net sales) in the same period of 2006. The increase includes $3.2 million from Hay Hall for the three months ended March 31, 2006. Excluding Hay Hall, gross profit increased approximately $6.8 million, or 31.0%, and gross profit as a percent of sales increased to 27.4%. The remaining increase in gross profit is attributable to price increases during the first quarter of 2006, lower amortization of inventory step-up costs of $0.7 million and an increase in low cost country material sourcing and manufacturing efficiencies implemented by the new management team in the second half of 2005.

Selling, general and administrative expenses.  Selling, general and administrative expenses increased $3.0 million, or 19.1%, from $15.7 million in the three months ended April 1, 2005 to $18.7 million in the three months ended March 31, 2006. The increase in selling, general and administrative expenses is due to the inclusion of Hay Hall in 2006, which contributed $1.5 million to the increase, $1.0 million transaction fee paid to Genstar, pursuant to our advisory services agreement, for advisory services provided in connection with the Hay Hall acquisition calculated as 2% of the aggregate purchase consideration and increased salaries and professional fees. Excluding Hay Hall and the related transaction fee paid to Genstar, selling, general and administrative expenses, as a percentage of net sales, decreased from 16.5% in the three months ended April 1, 2005 to 15.5% in the three months ended March 31, 2006, primarily due to operating efficiencies and cost savings measures that were put into place during the second half of 2005.

Research and development expenses.  Research and development expenses were consistent for both periods.

EBITDA.  To reconcile net income to EBITDA for the three months ended March 31, 2006, we added back to net income $2.8 million provision of income taxes, $5.2 million of interest expense and $2.9 million of depreciation and amortization expenses. To reconcile net income to EBITDA for the three months ended April 1, 2005, we added back to net income $0.3 million provision of income taxes, $4.3 million of interest expense and $2.8 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA was $15.0 million for the three months ended March 31, 2006 and $7.7 million for the three months ended April 1, 2005. The increase is due to the inclusion of Hay Hall which contributed $1.9 million, lower amortization of inventory step-up costs of $0.7 million, price increases initiated at the beginning of 2006 and from the benefit of operating efficiencies and cost savings measures implemented during the second half of 2005. The increase was partially offset by the $1.0 million transaction fee paid to Genstar for advisory services provided in connection with the Hay Hall acquisition.

Interest expense.  We recorded interest expense of $5.2 million during the three months ended March 31, 2006, which was an increase of $0.9 million, from the three months ended April 1, 2005. The increase was due to the interest associated with the senior notes issued in connection with the Hay Hall acquisition, which amounted to $0.9 million.

Provision for income taxes.  The provision for income taxes was $2.8 million, or 40.9%, of income before taxes, for the three months ended March 31, 2006, versus a provision of $0.3 million, or 43.9%, of income before taxes, for the three months ended April 1, 2005. The 2006 provision as a percent of income before taxes was lower than that of 2005 primarily due to the Hay Hall acquisition and a greater proportion of taxable income in jurisdictions possessing lower statutory tax rates. For further discussion, refer to footnote 8 of the unaudited interim condensed financial statements.

Cash Flows

Cash and cash equivalents totaled $5.3 million at March 31, 2006 compared to $10.1 million at December 31, 2005. Net cash provided by operating activities for the quarter ended March 31, 2006 resulted mainly from cash provided by net income of $4.1 million, non-cash depreciation, amortization and deferred financing costs of $3.4 million, deferred tax expense of $1.1 million, non-cash amortization of $1.0 million for inventory step-ups recorded as part of the Hay Hall Acquisition and a net increase in operating liabilities of $6.5 million, offset by cash used from a net increase in operating assets of $14.4 million.

Net cash used in investing activities of $51.8 million for the three months ended March 31, 2006 resulted from $50.5 million used in the purchase of Hay Hall and $1.2 million used in the purchases of property, plant and equipment primarily for investment in manufacturing equipment

Net cash provided by financing activities of $45.3 million for the three months ended March 31, 2006 consisted primarily of the proceeds of $57.6 million from the issuance of the senior notes in connection with the Hay Hall acquisition offset by payments of expenses, primarily debt principal and interest, of $10.4 million on behalf of our parent, payment of debt issuance costs of $1.8 million and approximately $0.1 million of capital lease payments.

Net cash flow used in operating activities, in the three months ended April 1, 2005 resulted mainly from cash provided by net income of $0.4 million, non-cash depreciation, amortization and deferred financing costs of $3.2 million, deferred tax expense of $0.2 million, non-cash amortization of $1.7 million for inventory step-ups recorded as part of the Acquisition and a net increase in operating liabilities of $1.4 million, offset by cash used from a net increase in operating assets of $10.6 million.

Net cash used in investing activities of $1.7 million for the three months ended April 1, 2005 resulted from $1.0 used in the purchases of property, plant and equipment primarily for investment in manufacturing equipment and for the consolidation of our IT infrastructure and from the $0.7 million final payment related to the acquisition of Kilian.

Net cash provided by financing activities of $3.3 million for the three months ended April 1, 2005 resulted from proceeds of $4.2 million in short-term borrowings, partially offset by payments of expenses, primarily interest, of $0.8 million on behalf of our parent.

Year End Results of Operations

			From Inception
		Combined	(December 1,	Predecessor
	Year	12 Months	2004)	11 Months
	Ended	Ended	through	Ended	Year-Ended
	December 31,	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2004	2003
	(Dollars in thousands)

Net sales	$363,465	$303,662	$28,625	$275,037	$266,863
Cost of sales	271,952	233,100	23,847	209,253	207,941

Gross profit	91,513	70,562	4,778	65,784	58,922
Gross profit percentage	25.2%	23.2%	16.7%	23.9%	22.1%
Selling, general and administrative expenses	61,520	54,294	8,973	45,321	49,513
Research and development expenses	4,683	4,325	378	3,947	3,455
Gain on sale of assets	(99)	(1,300)	—	(1,300)	—
Restructuring charge, asset impairment and transition expenses	—	947	—	947	11,085

Income (loss) from operations	25,409	12,296	(4,573)	16,869	(5,131)
Interest expense	17,065	5,704	1,410	4,294	5,368
Other non-operating (income) expense	(17)	148	—	148	465

Income (loss) before income taxes	8,361	6,444	(5,983)	12,427	(10,964)
Provision (benefit) for income taxes	3,917	5,311	(221)	5,532	(1,658)

Net income (loss)	$4,444	$1,133	$(5,762)	$6,895	$(9,306)

Year Ended December 31, 2005 Compared with Year Ended December 31, 2004

Net sales.  Net sales increased $59.8 million, or 19.7%, from $303.7 million on a combined basis, for the year ended December 31, 2004 to $363.5 million for the year ended December 31, 2005. Net sales increased primarily due to the inclusion of Kilian in the results of the year ended December 31, 2005. Kilian’s net sales for 2005 were $42.5 million. The remaining net increase was due to price increases, improving economic conditions at our customers in the steel, power generation and petro-chemical industries and increased sales to certain transportation and mining OEM customers, partially offset by a weakening at our turf and garden OEM customers. On a constant currency basis sales increased $58.7 million, or 19.3%, in 2005. Excluding Kilian, the constant currency increase in sales was $17.0 million, or 5.6%.

Gross profit.  Gross profit increased $21.0 million, or 29.7%, from $70.6 million (23.2% of net sales) on a combined basis, in 2004 to $91.5 million (25.2% of net sales) in 2005. The increase includes $9.1 million from Kilian for 2005. Excluding Kilian, gross profit increased approximately $11.9 million, or 16.8%, and gross profit as a percent of sales increased to 25.7%. The remaining increase in gross profit is attributable to price increases during the second half of 2005, an increase in low cost country material sourcing and manufacturing efficiencies implemented by the new management team.

Selling, general and administrative expenses.  Selling, general and administrative expenses increased $7.2 million, or 13.3%, from $54.3 million on a combined basis in 2004 to $61.5 million in 2005. The increase in selling, general and administrative expenses is due to the inclusion of Kilian in 2005, which contributed $3.4 million to the increase, $3.0 million of amortization of intangibles, $1.0 million management fee paid to Genstar offset by cost savings initiatives put in place during 2005. Excluding Kilian, selling, general and administrative expenses, as a percentage of net sales, increased from 17.9% in 2004 to 18.1% in 2005, primarily due to the amortization of intangibles and the management fee paid to Genstar, offset by the cost savings initiatives. On a constant currency basis, selling, general and administrative expenses increased $6.4 million, or 11.8%, from $54.3 million, on a combined basis, in 2004. Excluding Kilian, selling, general and administrative expenses, on a constant currency basis, increased $3.0 million, or 5.6%, and was 17.9% of sales.

Research and development expenses.  Research and development expenses increased $0.4 million, or 8.3%, from $4.3 million on a combined basis in 2004 to $4.7 million in 2005. The increase was primarily due to development projects for the turf and garden and petro-chemical industries.

Gain on sale of assets.  The Predecessor recorded a gain on sale of assets of $1.3 million during 2004 relating to the sale of surplus real estate. We recorded a gain of $0.1 million from the sale of surplus machinery during 2005.

EBITDA.  To reconcile net income to EBITDA for 2005, we added back to net income $3.9 million provision of income taxes, $17.1 million of interest expense and $11.5 million of depreciation and amortization expenses. To reconcile net income to EBITDA for 2004, we added back to net income $5.3 million provision of income taxes, $5.7 million of interest expense and $7.0 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA was $37.0 million for 2005 and $19.1 million for 2004.

Interest expense.  We recorded interest expense of $17.1 million during 2005 primarily due to the senior secured notes and the amortization of related deferred financing costs. On a combined basis, interest expense of $5.7 million was recorded during 2004.

Provision for income taxes.  The provision for income taxes was $3.9 million, or 46.8%, of income before taxes, for 2005, versus a combined provision of $5.3 million, or 82.4%, of income before taxes, for 2004. The 2004 provision as a percent of income before taxes was higher than that of 2005 primarily due to the impact of non-deductible transaction expenses incurred in connection with the PTH Acquisition in 2004. For further discussion, refer to footnote 8 of the audited financial statements.

Year Ended December 31, 2004 Compared with Year Ended December 31, 2003

Net sales.  On a combined basis, net sales increased $36.8 million, or 13.8%, from $266.9 million in 2003 to $303.7 million in 2004. Net sales increased primarily due to continued strength in the turf and garden market, the general domestic industrial recovery and increased activity in the transportation and mining sectors which allowed us to increase sales prices and recover material surcharges from customers. Combined net sales in 2004 also include $3.2 million of sales from Kilian which is included in the amounts presented since Inception. On a constant currency basis, sales increased 11.6%.

Gross profit.  On a combined basis, gross profit increased $11.6 million, or 19.8%, from $58.9 million (22.1% of net sales) in 2003 to $70.6 million (23.2% of net sales) in 2004. The increase includes $0.9 million from Kilian since Inception. Approximately two-thirds of the absolute increase in gross profit is due to increased net sales as discussed above. The remaining increase in gross profit and the improvement noted in the gross profit percentage is due to cost savings resulting from restructuring activities completed in prior years.

Selling, general and administrative expenses.  On a combined basis, selling, general and administrative expenses increased $4.8 million from $49.5 million in 2003 to $54.3 million in 2004. As a percentage of net sales, selling, general and administrative expenses decreased from 18.6% in 2003 to 17.9% in 2004. The change in selling, general and administrative expenses reflect the offsetting impact of increased sales commissions incurred from the increase in sales, incremental costs of approximately $1.0 million relating to corporate expenses not previously incurred by the Predecessor, one time $4.4 million transaction fee paid to Genstar and cost savings resulting from restructuring activities completed in prior years. On a constant currency basis, selling, general and administrative expenses increased by 7.1%, or $3.5 million, from $49.5 million in 2003 to $52.9 million in 2004.

Research and development expenses.  Research and development expenses increased $0.9 million, or 25.2%, from $3.5 million in 2003 to $4.3 million in 2004. The increase was due to the change in currency valuations and development projects for the turf and garden industry.

Restructuring charge, asset impairment and transition expenses.  The Predecessor recorded restructuring charge, asset impairment and transition expenses of $0.9 million in 2004 primarily as a result of relocation, training, recruiting and moving costs incurred to complete restructuring activities begun in 2002. These costs were significantly below the amounts recorded in prior years when the majority of the restructuring activities, as described under “— Recent Cost Savings and Productivity Enhancement Initiatives,” were taking place.

EBITDA.  To reconcile the 2004 net income to EBITDA, on a combined basis, we added back to net income $5.3 million provision of income taxes, $5.7 million of interest expense and $7.0 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA increased $16.0 million, or more than 500%, from $3.1 million for the year ended December 31, 2003 to $19.1 million for the same period in 2004 due to the factors described above.

Interest expense.  We recorded consolidated interest expense of $1.4 million during the period from Inception to December 31, 2004 primarily due to the senior secured notes and the amortization of related deferred financing costs. The Predecessor recorded interest expense of $4.3 million during the eleven month period ending November 30, 2004. This amount was trending below the $5.4 million recognized in 2003 largely as a result of reductions in the amount of outstanding debt.

(Gain) on sale of assets.  The Predecessor recorded a gain on sale of assets of $1.3 million during the 11 month period ending November 30, 2004 relating to the sale of surplus real estate.

Other non-operating (income) expense.  Other non-operating expense was $0.1 million in 2004 compared to $0.5 million in 2003. The higher expense in 2003 is primarily due to the write-off of deferred loan costs of approximately $0.4 million associated with refinancing. There were no deferred loan costs written-off in 2004.

Provision for income taxes.  The provision for income taxes was $5.3 million on a combined basis in 2004, versus a benefit of $1.7 million for 2003. The increase in the provision for 2004 was primarily a result of the increase in our taxable income for the year. For further discussion, refer to footnote 8 of the audited financial statements.

Cash Flows

Cash and cash equivalents totaled $10.1 million at December 31, 2005 compared to $4.7 million at December 31, 2004. The primary source of funds for fiscal 2005 was cash provided by operating activities of $13.8 million. Net cash provided by operating activities for 2005 resulted mainly from net income of $4.4 million, non-cash depreciation, amortization and deferred financing costs of $13.1 million, non-cash amortization of $1.7 million for inventory step-ups recorded as part of the PTH Acquisition which was offset by cash used by a net decrease in operating liabilities of $3.6 million and by cash used from a net increase in operating assets of $1.8 million.

Net cash used in investing activities of $5.2 million for 2005 resulted from $6.2 million of purchases of property, plant and equipment primarily for investment in manufacturing equipment and for the consolidation of our IT infrastructure and from the $0.7 million final payment related to the acquisition of Kilian, partially offset by the sale of manufacturing equipment with proceeds of approximately $0.1 million and the return of approximately $1.6 million of the purchase price for PTH.

Net cash used by financing activities of $2.8 million for 2005 consisted primarily of payments of expenses of $1.6 million on behalf of our parent and approximately $0.8 million of capital lease payments.

Net cash flow provided by (used in) the Predecessor’s operating activities, in the eleven months ending November 30, 2004 and the years ending December 31, 2003 and 2002 was $3.6 million, $(14.3) million and $21.9 million, respectively. The increased cash flow provided by operating activities during 2004 was due primarily to increased sales and related operating results and a reduction in cash required to complete restructuring programs. The cash used in 2003 was primarily attributable to $13.9 million of cash required by the restructuring programs, an investment in inventories to support customer requirements during transition periods caused by restructuring programs and a reduction in accounts payable that had grown during 2002.

Historically, the Predecessor’s investing activity was limited to the use of cash to purchase fixed assets which ranged from $5.0 to $6.0 million. We operate in a mature business and as a result do not have significant ongoing capital expenditure requirements. In recent years, surplus property was also sold which provided $4.4 million during the eleven months ending November 30, 2004 and $3.7 million and $1.3 million in the year ending December 31, 2003 and 2002, respectively.

Liquidity and Capital Resources

Historically, the Predecessor financed its capital and working capital requirements through a combination of cash flows from operating activities and borrowings from financial institutions and its former parent company, Colfax Corporation. We finance our capital and working capital requirements through a combination of cash flows from operating activities and borrowings under our senior credit facility. We expect that our primary ongoing requirements for cash will be for working capital, debt service, capital expenditures and pension plan funding.

We incurred substantial indebtedness in connection with the PTH Acquisition. In addition, in connection with our acquisition of Hay Hall in February 2006, we issued £33.0 million of 11 1/4% senior notes. Based on an exchange rate of 1.7462 US Dollars to UK pounds sterling, the proceeds from these notes were approximately $57.6 million. The notes are unsecured and are due in 2013. Interest on the notes is payable in UK pounds sterling semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2006. As of March 31, 2006, taking into account these transactions, we had approximately $224.1 million of total indebtedness outstanding (including capital leases) which on a pro forma basis, results in approximately $23.2 million in annual interest expense.

Our senior revolving credit facility provides for senior secured financing of up to $30.0 million, including $10.0 million available for letters of credit. As of March 31, 2006, there were no outstanding borrowings and $2.4 million of outstanding letters of credit under our senior revolving credit facility.

We made capital expenditures of approximately $1.2 million and $1.0 million in the three months ended March 31, 2006 and April 1, 2005, respectively. These capital expenditures will support on-going business needs.

We have cash funding requirements associated with our pension plan which are estimated to be $7.2 million during the remainder of 2006, $3.8 million in 2007, $2.6 million in 2008 and $1.9 million thereafter.

Our ability to make scheduled payments of principal and interest, to fund planned capital expenditures and to meet our pension plan funding obligations will depend on our ability to generate cash in the future. Based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under our senior revolving credit facility will be adequate to meet our future liquidity requirements for at least the next two years. However, our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. See “Risk Factors — Changes in general economic conditions or the cyclical nature of our markets could harm our operations and financial performance.”

We cannot assure you that our business will generate sufficient cash flow from operations, that any revenue growth or operating improvements will be realized or that future borrowings will be available under our senior secured credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including our senior revolving credit facility and the notes as they become due. Our ability to access capital in the long term will depend on the availability of capital markets and pricing on commercially reasonable terms at the time we are seeking funds. See “Risk Factors — Our substantial level of indebtedness could adversely affect our financial condition, harm our ability to react to changes to our business and prevent us from fulfilling our obligations on the notes.” In addition, our ability to borrow funds under our senior revolving credit facility will depend on our ability to satisfy the financial and non-financial covenants contained in that facility.

Contractual Obligations

The following table is a summary of contractual cash obligations as of March 31, 2006 (in millions):

	Payments Due by Period
	2006	2007	2008	2009	2010	Thereafter

Management fee(1)	$0.8	$1.0	$1.0	$1.0	$1.0	$1.0
Senior revolving credit facility(2)	—	—	—	—	—	—
Capital leases	0.6	0.5	0.3	0.1	—	—
Operating leases	2.5	3.0	1.9	1.0	0.6	1.5
Senior secured notes(3)	—	—	—	—	—	165.0
Senior notes(4)	—	—	—	—	—	57.6

Total contractual cash obligations	$3.9	$4.5	$3.2	$2.1	$1.6	$225.1

(1)	We have entered into an advisory services agreement with Genstar Capital which requires the annual payment of $1.0 million for management and consulting services until the agreement is terminated per mutual agreement between Altra and Genstar Capital. See “Certain Relationships and Related Party Transactions — Genstar Capital Management Agreement.”

(2)	We have up to $30.0 million of borrowing capacity, through November 2009, under our senior revolving credit facility (including $10.0 million available for use for letters of credit). There were no outstanding borrowings and $2.4 million of outstanding letters of credit at March 31, 2006.

(3)	We have semi-annual cash interest requirements due on the Senior secured notes with $14.9 payable in 2006, 2007, 2008, 2009, 2010 and thereafter

(4)	We have semi-annual cash interest requirements due on the senior notes, assuming an exchange rate of 1.745 U.S. dollars per U.K. pound sterling as of March 31, 2006, we will have $3.2 million payable in 2006, $6.5 million payable in 2007, 2008, 2009, 2010 and $16.2 million thereafter. The principal balance of £33.0 million is due in 2013.

The company has cash funding requirements associated with its pension plan. These requirements are estimated to be $7.2 million in 2006, $3.8 million in 2007, $2.6 million in 2008 and $1.9 million thereafter.

Earnings were insufficient to cover fixed charges in the period December  1, 2004 through December 31, 2004, and each of the years ended December 31, 2003 and 2002 by $6.0 million, $11.0 million and $21.7 million, respectively.

Income Taxes

We are subject to taxation in multiple jurisdictions throughout the world. Our effective tax rate and tax liability will be affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which we transfer funds between jurisdictions and repatriate income, and changes in law. Generally, the tax liability for each legal entity is determined either (a) on a non-consolidated and non-combined basis or (b) on a consolidated and combined basis only with other eligible entities subject to tax in the same jurisdiction, in either case without regard to the taxable losses of non-consolidated and non-combined affiliated entities. As a result, we may pay income taxes to some jurisdictions even though on an overall basis we incur a net loss for the period.

We have begun a preliminary analysis of the American Jobs Creation Act that was recently passed by both the U.S. House of Representatives and Senate and signed by the President in October of this year. The Act provides a deduction that has the effect of reducing our tax rate and will be phased in over the next five years.

Seasonality

We experience seasonality in our turf and garden business, which in recent years has represented approximately 10% of our net sales. As our large OEM customers prepare for the spring season, our shipments generally start increasing in December, peak in February and March, and begin to decline in April and May. This allows our customers to have inventory in place for the peak consumer purchasing periods for turf and garden products. The June-through-November period is typically the low season for us and our customers in the turf and garden market. Seasonality is also affected by weather and the level of housing starts.

Inflation

Inflation can affect the costs of goods and services we use. The majority of the countries that are of significance to us, from either a manufacturing or sales viewpoint, have in recent years enjoyed relatively low inflation. The competitive environment in which we operate inevitably creates pressure on us to provide our customers with cost-effective products and services.

Qualitative and Quantitative Information about Market Risk

We are exposed to various market risk factors such as fluctuating interest rates and changes in foreign currency rates. At present, we do not utilize derivative instruments to manage this risk.

Currency translation.  The results of operations of our foreign subsidiaries are translated into U.S. dollars at the average exchange rates for each period concerned. The balance sheets of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the end of each period. Any adjustments resulting from the translation are recorded as other comprehensive income. As of December 31, 2005 and March 31, 2006, the aggregate total assets (based on book value) of foreign subsidiaries were $74.6 million and $131.6 million, respectively, representing approximately 25.1% and 35.6%, respectively, of our total assets (based on book value). Our foreign currency exchange rate exposure is primarily with respect to the Euro and British pounds sterling (Pounds). The approximate exchange rates in effect at December 31, 2005 and March 31, 2005 were $1.19 and $1.20, respectively to the Euro. The approximate exchange rates in effect at December 31, 2005 and March 31, 2006 were $1.74 and $1.75, respectively to the Pound. The result of a hypothetical 10% strengthening of the U.S. dollar against the Euro and Pound would result in a decrease in the book value of the aggregate total assets of foreign subsidiaries of approximately $13.2 million as of March 31, 2006.

Currency transaction exposure.  Currency transaction exposure arises where actual sales and purchases are made by a business or company in a currency other than its own functional currency. Any transactional differences at an international location are accounted for on a monthly basis.

Interest rate risk.  We are subject to market exposure to changes in interest rates based on our financing activities. This exposure relates to borrowings under our senior revolving credit facility that are payable prime rate plus 1.25% in the case of prime rate loans, or LIBOR rate plus 2.50%, in the case of LIBOR rate loans. As of December 31, 2005 outstanding borrowings, $2.4 million of outstanding letters of credit under our senior revolving credit facility. Due to no outstanding debt, a hypothetical change in interest rates of 1% would not have a material effect on our near-term financial condition or results of operations. See “Description of Certain Indebtedness.”

The Sarbanes-Oxley Act of 2002 and Material Weakness in Internal Control

In connection with their audit of our 2005 financial statements, our independent auditors expressed concerns that as of the date of their opinion, our corporate financial organization lacked sufficient resources. Based upon these limited corporate resources, the independent auditors noted that we were unable to report accurate financial information in a timely manner. Based upon the timely financial reporting required of a public company, the outside auditors informed senior management and the Audit Committee of the Board of Directors that they believe this is a material weakness in internal controls. We are actively taking steps to address this material weakness. These steps include the recent hiring of an Internal Audit Manager and continued efforts to expand the corporate financial organization. Once these resources are in place we feel that we will be able to ensure the delivery of timely financial information.

BUSINESS

Our Company

We are a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. We sell our products in over 45 countries to over 400 direct original equipment manufacturer, or OEM, customers and over 3,000 distributor outlets through our direct sales force consisting of over 250 sales and marketing personnel and our independent sales representatives, and our products are frequently sold in the aftermarket in over 25 additional countries. Our products are frequently used in critical applications, such as fail-safe brakes for elevators, wheelchairs and forklifts. We also provide products for use in a wide variety of high-volume manufacturing processes where the reliability and accuracy of our products are critical in both avoiding costly down time and enhancing the overall efficiency of manufacturing operations.

We market our products under our well recognized and established manufacturing brand names, many of which achieved the #1 or #2 position in terms of brand awareness in their respective product categories according to a 2003 Motion Systems Design magazine survey (which is published once every three years and will next be released in the second half of 2006). Our leading brands are Ameridrives, Boston Gear, Warner Electric, Formsprag Clutch, Industrial Clutch, Kilian, Marland Clutch, Nuttall Gear, Stieber and Wichita Clutch. All of these brands have been in existence for over 50 years.

Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, couplings, machined-race bearings and other related products. These products are sold directly to large OEMs, such as John Deere & Company, Carrier Corporation and General Electric Company, and to leading distributors, such as Motion Industries, Inc., Applied Industrial Technologies Inc., Kaman Industrial Technologies Corp. and W.W. Grainger, Inc. These distributors sell to the replacement parts market, or aftermarket, as well as to small and medium-size OEMs. Because we have a large installed base of products that require replacement parts, we generate a significant amount of annual revenue from aftermarket sales. Aftermarket sales allow us to strengthen our margins and reduce our exposure to normal economic, market and regional business fluctuations. Our customers operate in a diverse group of industries, including automotive, general industrial, material handling, mining, power generation, transportation and turf and garden.

Industry Overview

Based on industry data supplied by Penton Information Services, or Penton, we estimate that industrial power transmission products generated worldwide revenues of approximately $61.8 billion in 2004, of which approximately $27.8 billion was generated in the United States. These products are used to generate, transmit, control and transform mechanical energy. The industrial power transmission industry can be divided into three segments: mechanical power transmission products; motors and generators; and adjustable speed drives. We compete primarily in the mechanical power transmission segment which, based on industry data, we estimate was a $32.2 billion global market in 2004, of which approximately 57% was represented by aftermarket parts revenues. According to The Freedonia Group, Inc., an independent market research firm, the mechanical power transmission components subsegment is expected to increase 6.1% compounded annually from 2003 to 2008.

The global mechanical power transmission market is highly fragmented, with over 1,000 small manufacturers. While smaller companies tend to be focused on regional niche markets with narrow product lines, larger companies that generate sales over $100 million offer a much broader range of products and have global capabilities. The industry’s customer base is broadly diversified across many sectors of the economy and typically places a premium on factors such as quality, reliability, availability and design and application engineering support. We believe the most successful industry participants are those that can leverage their distribution network, their products’ reputations for quality and reliability and their service and technical support capabilities to maintain attractive margins on products and gain market share.

Business Strategy

By pursuing the following strategies, we intend to continue to increase our sales through organic growth while improving our profitability through strategic cost reduction initiatives.

Increase Market Share in Our Existing Markets:

•	Leverage Our Sales and Distribution Network. Due to our strength of brand, breadth of product offering and large installed base of products, we believe we have developed strong relationships with our distribution partners. We intend to continue to leverage our relationships with our distributors to gain shelf space and sell new products. For example, in 2002 we launched a product in our clutch brake line that incorporated similar features and technology as competitive products. Due to the strength of our Warner Electric brand, we quickly captured market share and generated net sales of approximately $1.9 and $2.4 million for fiscal 2004 and 2005, respectively. In addition, we will continue to actively pursue new OEM opportunities with innovative and cost-effective product designs and applications to help grow and protect our aftermarket revenues. This strategy capitalizes on customer brand preference for our products, generating pull-through aftermarket demand from our distribution channel. We believe this strategy also allows our distributors to achieve high profit margins, which further enhances our preferred position with them.

•	Focus on Strategic Marketing. We intend to continue to build our strategic marketing organization to focus on new growth opportunities in key, fast-growing OEM and end user markets, including elevators, food processing, material handling, packaging machinery and turf and garden. Through a systematic process that leverages our core brands and products, we seek to identify attractive product niches, collect customer and market data, identify market drivers, tailor product and service solutions to specific market and customer requirements and deploy resources to gain market share and drive future sales growth. In support of our strategic marketing initiatives, we recently began to redirect our sales organization to focus on key accounts in specific markets.

•	Accelerate New Product and Technology Development. In a number of our strategic markets, we have identified opportunities to expand our served market by introducing new products and by improving existing products. We intend to refocus our efforts with our integrated product management, engineering and manufacturing teams to work closely with customers to improve existing application performance, reduce overall cost of ownership and develop new products and technologies.

Capitalize on Growth and Sourcing Opportunities in the Asia-Pacific Market.  We intend to leverage our five established sales offices in Australia, Hong Kong, Taiwan, Thailand and Singapore, as well as expand our manufacturing presence in Asia beyond our current plant in Shenzhen, China, to drive increased sales in the high-growth Asia-Pacific region. This region also offers excellent opportunities for low-cost country sourcing of procured material. During 2005, we sourced over 13% of our purchases through low-cost country sourcing, from which we experienced net cost reductions of approximately 40% for these products. In the next three years, we intend to utilize our global sourcing office in Shanghai to increase our current level of low-cost country sourcing to over 25% of purchases. We believe there are also opportunities to outsource some of our production from higher cost North American and Western European locations to China.

Continue to Improve Operational and Manufacturing Efficiencies.  We believe we can improve profitability through cost control, overhead rationalization, global process optimization, continued implementation of lean manufacturing techniques and strategic pricing initiatives. In addition, we have identified opportunities to further reduce costs by continuing to outsource the production of components and finished products to lower-cost manufacturing sources outside North America and Western Europe. Our operating plan, based on manufacturing centers of excellence, provides additional opportunities to reduce costs by sharing best practices across geographies and business lines and consolidating purchasing processes.

Products

We produce and market a wide variety of mechanical power transmission products. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, couplings, machined-race bearings and other related products which are sold across a wide variety of industries. Our products benefit from our industry leading brand names including Ameridrives, Boston Gear, Warner Electric, Formsprag Clutch, Industrial Clutch, Kilian, Marland Clutch, Nuttall Gear, Stieber and Wichita Clutch. Our products serve a wide variety of end markets including automotive, general industrial, material handling, mining, power generation, transportation and turf and garden. We primarily sell our products to OEMs such as John Deere, Carrier and General Electric and through long-standing relationships with the industry’s leading industrial distributors such as Motion Industries, Applied Industrial Technologies, Kaman Industrial Technologies and W.W. Grainger.

Our primary products include:

Products	Principal Brands	Principal Markets	Sample Applications

Clutches, Clutch Brakes	Warner Electric, Formsprag Clutch, Stieber, Wichita Clutch, Matrix International, Inertia Dynamics, Twiflex	Material handling, turf and garden, aerospace, marine and energy	Forklifts, elevators, lawn mowers and winches
Enclosed Gear Drives	Boston Gear, Nuttall Gear	Food processing, material handling and specialty machinery	Conveyors, industrial ovens and mixers
Open Gearing	Boston Gear	General industrial applications and specialty machinery	Printing and military
Couplings	Ameridrives, Bibby Transmissions, Twiflex, Matrix International, Huco	Steel, power generation and petrochemical	Strip mills and turbines
Machined-race Bearings	Kilian	General industrial applications and automotive	Sliding doors, steering columns, furniture and conveyors

Our products are moving, wearing components that over time require replacement and, as a result, give rise to an on-going aftermarket opportunity. We believe that customers demonstrate a strong preference for replacing used products with new products of the same brand, our broad installed base encourages strong demand and makes our portfolio both valuable and attractive to our distributor network.

Sales and Marketing

We sell our products in over 45 countries to over 400 direct OEM customers and over 3,000 distributor outlets through our direct sales force consisting of over 250 sales and marketing personnel and our independent sales representatives. We believe that our worldwide sales and distribution presence enables us to provide timely and responsive support and service to our customers, many of which operate internationally, and to capitalize on growth opportunities in both developed and emerging markets around the world.

We employ an integrated sales and marketing strategy concentrated on both key industries and individual product lines. We believe this dual vertical market and horizontal product approach distinguishes us in the marketplace allowing us to quickly identify trends and customer growth opportunities and deploy resources accordingly. Within our key industries, we market to OEMs, encouraging them to incorporate our products into their equipment designs, to distributors and to end users, helping to foster brand preference. With this strategy, we are able to leverage our industry experience and product breadth to sell mechanical power transmission solutions for a host of industrial applications.

Distribution

Our mechanical power transmission components are either incorporated into end products sold by OEMs or sold through industrial distributors as aftermarket products to end users and smaller OEMs. Our business is geographically diversified, with 75.5% of net sales for 2005, derived from customers in North America, 16.7% from customers in Europe and 7.8% from customers in Asia and other areas. We sell to over 3,000 distributor outlets, providing us with an extensive global sales network. Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants influencing product purchasing decisions in the mechanical power transmission industry. In addition, distributors play a critical role through stocking inventory of our products, which affects the accessibility of our products to aftermarket buyers.

Competition

We operate in highly fragmented and very competitive markets within the mechanical power transmission market. As a result, we compete against numerous businesses. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, such as helical gear drives and couplings and some of our competitors are larger and have greater financial and other resources than we do. In particular, we compete with Emerson Power Transmission Manufacturing, L.P, Ogura Industrial Corporation, Regal-Beloit Corporation and Rockwell Automation. In addition, with respect to certain of our products, we compete with divisions of our OEM customers. Competition in our business lines is based on a number of considerations including quality, reliability, pricing, availability and design and application engineering support. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest regularly in manufacturing, customer service and support, marketing, sales, research and development and intellectual property protection. We may have to adjust prices to stay competitive. In addition, some of our larger, more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. There is substantial and continuing pressure on major OEMs and larger distributors to reduce costs, including the cost of products purchased from outside suppliers such as us. As a result of cost pressures from our customers, our ability to compete depends in part on our ability to generate production cost savings and, in turn, find reliable, cost-effective outside component suppliers or manufacture our products.

Intellectual Property

We rely on a combination of patents, trademarks, copyright and trade secret laws in the United States and other jurisdictions, as well as employee and third party non-disclosure agreements, license arrangements and domain name registrations to protect our intellectual property. We sell our products under a number of registered and unregistered trademarks, which we believe are widely recognized in the mechanical power transmission industry. With the exception of Boston Gear and Warner Electric, we do not believe any single patent, trademark or trade name is material to our business as a whole. Any issued patents that cover our proprietary technology and any of our other intellectual property rights may not provide us with adequate protection or be commercially beneficial to us and, if applied for, may not be issued. The issuance of a patent is not conclusive as to its validity or its enforceability. Competitors may also be able to design around our patents. If we are unable to protect our patented technologies, our competitors could commercialize technologies or products which are substantially similar to ours.

With respect to proprietary know-how, we rely on trade secret laws in the United States and other jurisdictions and confidentiality agreements. Monitoring the unauthorized use of our technology is difficult and the steps we have taken may not prevent unauthorized use of our technology. The disclosure or misappropriation of our intellectual property could harm our ability to protect our rights and our competitive position.

Some of our registered and unregistered trademarks include: Ameridrives, Boston Gear, Formsprag Clutch, Industrial Clutch, Kilian, Marland Clutch, Nuttall Gear, Stieber, Warner Electric, Wichita Clutch, Bibby Transmissions, Twiflex, Matrix, Inertia Dynamics and Huco Dynatork.

Research and Development and Product Engineering

We closely integrate new product development with marketing, manufacturing and product engineering in meeting the needs of our customers. We have product engineering teams that work to enhance our existing products and develop new product applications for our growing base of customers that require custom solutions. We believe these capabilities provide a significant competitive advantage in the development of high quality industrial power transmission products. Our product engineering teams focus on:

•	lowering the cost of manufacturing our existing products;

•	redesigning existing product lines to increase their efficiency or enhance their performance; and

•	developing new product applications.

Employees

As of March 31, 2006, we had approximately 2,626 employees, of whom approximately 41.1% were employed abroad, primarily in Europe where trade union membership is common. Approximately 277 of our North American employees are also represented by labor unions. The four U.S. collective bargaining agreements to which we are a party will expire on August 10, 2007, September  20, 2007, February 3, 2008 and June 2, 2008, respectively. Two of the four collective bargaining agreements contain provisions for additional, potentially significant lump-sum severance payments to all employees covered by the agreements who are terminated as the result of a plant closing. See “Risk Factors — Risks Related to our Business — We may be subject to work stoppages at our facilities, or our customers may be subject to work stoppages, which could seriously impact the profitability of our business.”

Properties

In addition to our leased headquarters in Quincy, Massachusetts, we maintain 16 production facilities, eight of which are located in the United States, two in Canada, five in Europe and one in China. The following table lists all of our facilities, other than sales offices and distribution centers, as of December 31, 2004 indicating the location, principal use and whether the facilities are owned or leased.

Location	Owned/Leased	Principal Use

United States
South Beloit, Illinois	Owned	Production and Administrative
Columbia City, Indiana	Owned	Production
Warren, Michigan	Owned	Production
Syracuse, New York	Owned	Production and Administrative
Erie, Pennsylvania	Owned	Production
Wichita Falls, Texas	Owned	Production
Quincy, Massachusetts	Leased	Corporate Headquarters
Niagara Falls, New York	Leased	Production
Charlotte, North Carolina	Leased	Production
Torrington, Connecticut	Leased	Production
International
Toronto, Canada	Owned	Production
Bedford, England	Owned	Production
Dewsbury, England	Owned	Production
Allones, France	Owned	Production
Saint Barthelemy, France	Owned	Production
Heidelberg, Germany	Owned	Production
Toronto, Canada	Leased	Production
Shenzhen, China	Leased	Production
Garching, Germany	Leased	Production
Brechin, Scotland	Leased	Production
Twickenham, England	Leased	Production
Hertford, England	Leased	Production
Telford, England	Leased	Production

Suppliers and Raw Materials

We obtain raw materials, component parts and supplies from a variety of sources, generally from more than one supplier. Our principal raw materials are steel, castings and copper. Our suppliers and sources of raw materials are based in both the United States and other countries and we believe that our sources of raw materials are adequate for our needs for the foreseeable future. We do not believe the loss of any one supplier would have a material adverse effect on our business or result of operations.

Environmental and Health and Safety Matters

We are subject to a variety of federal, state, local, foreign and provincial environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and cleanup contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Many of our operations require environmental permits and controls to prevent and limit air and water pollution. These permits contain terms and conditions that impose limitations on our manufacturing activities, production levels and associated activities and periodically may be subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. From time to time our operations may not be in full compliance with the terms and conditions of our permits. We are also subject to the federal Occupational Health and Safety Act and similar state and foreign laws which impose requirements and standards of conduct on our operations for the health and safety of our workers. We periodically review our procedures and policies for compliance with environmental and health and safety requirements. We believe that our operations are generally in compliance with applicable environmental regulatory requirements or that any non-compliances will not result in a material liability or cost to achieve compliance. Historically, the costs of achieving and maintaining compliance with environmental and health and safety requirements have not been material.

Certain environmental laws in the United States, such as the federal Superfund law and similar state laws, impose liability for the entire cost of investigation or remediation of contaminated sites upon the current site owners, the site owners and operators at the time the contamination occurred, and upon parties who generated wastes or transported or sent those wastes to an off-site facility for treatment or disposal, regardless of whether the owner owned the site at the time of the release of the hazardous substances or the lawfulness of the original waste disposal activity. As a practical matter, however, the costs of investigation and remediation are generally allocated among the viable responsible parties on some form of equitable basis. There is or could be contamination at some of our current or formerly owned or operated facilities, primarily related to historical operations at those sites, for which we could be liable under applicable environmental laws. The company currently has not been listed as a potentially responsible party at any of its current or formerly owned sites. To the extent we believe there may be a material risk to human health, safety or the environment, we or other parties who have contractual liability for the environmental conditions at those sites are addressing, or have plans to address, environmental conditions at certain of those facilities in accordance with applicable environmental laws and regulations. Our costs or liability in connection with some of those sites cannot be predicted at this time because the potential existence of contamination has not been investigated or not enough is known about the environmental conditions or likely remedial requirements. We are, however, being indemnified, or expect to be indemnified by, Colfax Corporation, subject to certain caps or limitations on the indemnification, for certain of those environmental costs and liabilities. Accordingly, based on the indemnification and the experience with similar sites of the environmental consultants who we have hired, we do not expect such costs and liabilities to have a material adverse effect on our business, operations or earnings.

Legal Matters

We are, from time to time, party to various legal proceedings arising out of our business. These proceedings primarily involve commercial claims, product liability claims, intellectual property claims, environmental claims, personal injury claims and workers’ compensation claims. We cannot predict the outcome of these lawsuits, legal proceedings and claims with certainty. Nevertheless, we believe that the outcome of any currently existing proceedings, even if determined adversely, would not have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT AND DIRECTORS

The directors and principal officers of Altra, and their positions and ages as of December 31, 2005, are as follows:

Name	Age	Position

Michael L. Hurt	60	Chief Executive Officer and Director
Carl Christenson	46	President and Chief Operating Officer
David Wall	47	Chief Financial Officer
Craig Schuele	42	Vice President of Marketing and Business Development
Gerald Ferris	56	Vice President of Global Sales
Timothy McGowan	49	Vice President of Human Resources
Edward L. Novotny	53	Vice President and General Manager, Boston Gear and Overrunning Clutch
Jean-Pierre L. Conte	42	Director
Richard D. Paterson	63	Director
Darren J. Gold	35	Director
Frank K. Bauchiero	71	Director
Larry McPherson	60	Director

The present principal occupations and recent employment history of each of our executive officers and directors listed above is as follows:

Michael L. Hurt has been our Chief Executive Officer and one of our directors since the PTH Acquisition which occurred in November 2004. From January 1991 to November 2003, Mr. Hurt was the President and Chief Executive Officer of TB Woods Incorporated, a manufacturer of industrial power transmission products. Prior to TB Woods, Mr. Hurt spent 23 years in a variety of management positions at the Torrington Company, a major manufacturer of bearings and a subsidiary of Ingersoll Rand. Mr. Hurt has a B.S. degree in Mechanical Engineering from Clemson University and a M.B.A. from Clemson-Furman University.

Carl Christenson has been our President and Chief Operating Officer since January 2005. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Woods Incorporated, a manufacturer of industrial power transmission equipment and several positions at Torrington Company, a division of Ingersoll Rand. Mr. Christenson has a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and a M.B.A. from Renselaer Polytechnic.

David Wall has been our Chief Financial Officer since January 2005. From August 2000 to May 2004, Mr. Wall was the Chief Financial Officer of Berman Industries, a manufacturer and distributor of portable lighting products. From 1994 to 2000, Mr. Wall was the Chief Financial Officer of DoALL Company, a manufacturer and distributor of machine tools and industrial supplies. Mr. Wall is a Certified Public Accountant and has a B.S. degree in Accounting from the University of Illinois and a M.B.A. in Finance from the University of Chicago.

Craig Schuele has been our Vice President of Marketing and Business Development since May 2004 and Vice President of Marketing since March 2002. Prior to his current position, he was a Director of Marketing of the Company since 1995. Mr. Schuele joined the company in 1986 and has a B.S. degree in management from Rhode Island College.

Gerald Ferris has been our Vice President of Global Sales since March 2002 and is responsible for the worldwide sales of our products. Mr. Ferris joined the company in 1978 and since joining has held various positions. He became the Vice President of Sales for Boston Gear in 1991. Mr. Ferris holds a B.A. degree in Political Science from Stonehill College.

Timothy McGowan has been our Vice President of Human Resources since June 2003. Prior to joining the company, Mr. McGowan was Vice President, Human Resources for Bird Machine, part of Baker Hughes, Inc., an oil equipment manufacturing company. Before his tenure with Bird Machine, Mr. McGowan spent many years with Raytheon in various Human Resources positions. Mr. McGowan holds a B.A. degree in English from St. Francis College in Maine.

Edward L. Novotny has been the Vice President and General Manager, Boston Gear and Overrunning Clutch of Colfax PT since May 2000. Prior to joining the company in 1999, Mr. Novotny served in a plant management role and then as the Director of Manufacturing for Stabilus Corporation, an automotive supplier, since October 1990. Prior to Stabilus, Mr. Novotny held various plant management and production control positions with Masco Industries and Rockwell International. Mr. Novotny has a B.S. degree in Business Administration from Youngstown State University.

Jean-Pierre L. Conte was elected as one of our directors and chairman of the board in connection with the PTH Acquisition which occurred in November 2004. Mr. Conte is currently Chairman and Managing Director of Genstar Capital. Mr. Conte joined Genstar Capital in 1995. Prior to joining Genstar Capital, Mr. Conte was a principal for six years at the NTC Group, Inc., a private equity investment firm. He has served as a director, chairman of the board, and a member of the compensation committee of PRA International, Inc. since 2000, and of North American Energy Partners, Inc. since 2003. He has also served as a director and member of the compensation committee of BioSource International, Inc. since 2000, and interim chairman, then chairman, of BioSource’s board of directors since 2001. Mr. Conte has also served as a director of Propex Fabrics, Inc. since December, 2004. Mr. Conte holds a B.A. from Colgate University and an M.B.A. from Harvard University.

Richard D. Paterson was elected as one of our directors in connection with the PTH Acquisition. Since 1988, Mr. Paterson has been a Managing Director at Genstar Capital. Prior to joining Genstar Capital, Mr. Paterson was a Senior Vice President and Chief Financial Officer of Genstar Corporation, a New York Stock Exchange listed company. He has served as a director of North American Energy Partners Inc. since 2005, Propex Fabrics, Inc. since 2004, American Pacific Enterprises, LLC since 2004, Woods Equipment Company since 2004 and INSTALLS INC, LLC since 2004. Mr. Paterson is a Chartered Accountant and has a Bachelor of Commerce from Concordia University.

Darren J. Gold was elected as one of our directors in connection with the PTH Acquisition. Mr. Gold is currently a Principal of Genstar Capital. Mr. Gold joined Genstar Capital in 2000. Prior to joining Genstar Capital, Mr. Gold was an engagement manager with McKinsey & Company. Mr. Gold has a B.A. in Political Science and History from the University of California, Los Angeles and a J.D. from the University of Michigan.

Frank Bauchiero was elected as one of our directors in connection with the PTH Acquisition. Mr. Bauchiero serves on the Strategic Advisory Committee of Genstar Capital. Prior to joining Genstar Capital, Mr. Bauchiero was President and Chief Operating Officer of Walbro Corporation, a manufacturer of fuel storage and delivery systems for the automotive industry and President of Dana Corporation’s North American Industrial Operations.

Larry McPherson was elected as one of our directors in January 2005. Prior to joining our board, Mr. McPherson was a Director of NSK Ltd. from 1997 until his retirement in 2003 and served as Chairman and CEO of NSK Europe from January 2002 to December 2004. In total he was employed by NSK Ltd. for twenty-one years and was Chairman and CEO of NSK Americas for the six years prior to his European assignment. Mr. McPherson earned his MBA from Georgia State and his undergraduate degree in Electrical Engineering from Clemson University. Presently he continues to serve as an advisor to the Board of Director’s of NSK Ltd. as well as a board member of a privately owned printing company.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee for the Company. The members of the audit committee are Darren J. Gold, Richard D. Paterson and Larry McPherson. Our board of directors has determined that Richard D. Paterson is qualified as a “financial expert” within the meaning of the regulations of the U.S. securities laws. The members of the compensation committee are Darren J. Gold, Richard D. Paterson and Frank K. Bauchiero. The audit committee recommends the annual appointment and reviews independence of auditors for the Company and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions, and investigations into matters related to audit functions. The compensation committee reviews and approves the compensation and benefits for our senior employees and directors, authorizes and ratifies equity and other incentive arrangements, and authorizes employment and related agreements. From time to time, our boards of directors may contemplate establishing other committees.

Executive Compensation

The following table sets forth all cash compensation earned in the previous three years by our Chief Executive Officer and each of our other four most highly compensated executive officers during the past year (the “Named Executive Officers”). The compensation arrangements for each of these officers that are currently in effect are described under the caption “Employment Arrangements and Change in Control Arrangements” below.

SUMMARY COMPENSATION

		Annual Compensation					Long-Term Compensation
							Awards			Payouts
									Securities
					Other		Restricted		Underlying
					Annual		Stock		Options/	LTIP	All Other
		Salary	Bonus		Compensation(1)		Award(s)		SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)		($)		($)		(#)	($)	($)

Michael L. Hurt	2005	347,500	446,375	(11)	12,600		68,233	(2)	—	—	—
Chief Executive Officer	2004	43,301	—		33,877		18,146		—	—	125,000
and Director	2003	—	—		—		—		—	—	—
Charles W. Nims(8)	2005	36,309	—		9,012		—		—	—	242,132
Former President	2004	261,144	113,889		12,357		—		—	—	191,250
	2003	260,188	54,554		—		—		—	—	—
Carl R. Christenson	2005	240,994	290,141	(9)	174,134	(6)	78,000	(3)
President and Chief	2004	—	—		—		—		—	—	—
Operating Officer	2003	—	—		—		—		—	—	—
David A. Wall	2005	208,523	149,925	(10)	51,145	(7)	39,000	(4)
Chief Financial Officer	2004	—	—		—		—		—	—	—
	2003	—	—		—		—		—	—	—
Edward L. Novotny	2005	183,614	112,378		12,600		19,500	(5)	—	—	—
Vice President and G M	2004	178,954	77,764		12,268		—		—	—	134,250
Boston Gear and	2003	174,930	24,980		—		—		—	—	—
Overrunning Clutch

(1)	Excludes customary medical and dental benefits.

(2)	Value at time of grant. The aggregate restricted stock holdings of Mr. Hurt at the end of 2005 were 975,000 shares with a value of $86,379. Restricted stock grants vest in five equal annual installments and include the right to receive dividends on such stock when declared by the board.

(3)	Value at time of grant. The aggregate restricted stock holdings of Mr. Christenson at the end of 2005 were 780,000 shares with a value of $78,000. Restricted stock grants vest in five equal annual installments and include the right to receive dividends on such stock when declared by the board.

(4)	Value at time of grant. The aggregate restricted stock holdings of Mr. Wall at the end of 2005 were 390,000 shares with a value of $39,000. Restricted stock grants vest in five equal annual installments and include the right to receive dividends on such stock when declared by the board.

(5)	Value at time of grant. The aggregate restricted stock holdings of Mr. Novotny at the end of 2005 was 195,000 shares with a value of $19,500. Restricted stock grants vest in five equal annual installments and include the right to receive dividends on such stock when declared by the board.

(6)	Mr. Christenson was reimbursed $161,534 in 2005 for costs related to his relocation.

(7)	Mr. Wall was reimbursed $38,545 in 2005 for costs related to his relocation.

(8)	Mr. Nims’ employment with the Company ended in January 2005. Mr. Nims received $242,132 in severance during 2005.

(9)	Mr. Christenson was paid a signing bonus of $120,000 during 2005.

(10)	Mr. Wall was paid a signing bonus of $10,000 during 2005

(11)	Mr. Hurt was paid a signing bonus of $146,000 during 2005

Equity Incentive Plan

In connection with the Acquisition, Altra Holdings, Inc., our parent, adopted an equity incentive plan that permits the grant of restricted stock, stock units, stock appreciation rights, cash, non-qualified stock options and incentive stock options to purchase shares of common stock of Altra Holdings. The maximum number of shares of common stock, par value $0.001, of Altra Holdings that may be issued under the terms of the equity incentive plan is 4,000,000. The maximum number of shares that may be subject to “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) is 3,500,000 shares. Plan participants are individually subject to a maximum number of shares with respect to which awards may be granted in any calendar year during the term of the equity incentive plan. A committee appointed by the board of directors of Altra Holdings administers the equity incentive plan and has discretion to establish the specific terms and conditions for each award. Our employees, consultants and directors will be eligible to receive awards under the Altra Holdings equity incentive plan. Stock options, stock appreciation rights, restricted stock, stock units and cash awards may constitute performance-based awards in accordance with Section 162(m) of the Internal Revenue Code at the discretion of the committee. Any grant of restricted stock under our plan may be subject to vesting requirements, as provided in its applicable award agreement, and will generally vest in five equal annual installments. The committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the committee may provide that all awards held by participants who are at the time of the change of control in the service of Altra Holdings, a subsidiary or affiliate shall remain exercisable for the remainder of their terms nonwithstanding any subsequent termination of a participants service. All awards shall be subject to the terms of any agreement effecting the change of control. Upon a participant’s termination of employment (other than for cause), unless the board or committee provides otherwise: (i) any outstanding stock options or stock appreciation rights may be exercised 90 days after termination, to the extent vested, (ii) unvested restricted stock awards and stock units shall expire and (iii) cash awards and performance-based awards shall be forfeited. In the event of termination for cause all of the participant’s invested or outstanding awards shall be cancelled and forfeited.

Pension

Gerald Ferris and Craig Schuele previously participated in the Colfax PT Pension Plan, however on December 31, 1998 Mr. Ferris and Mr. Schuele’s participation in and benefits accrued under such plan were frozen. Under the provisions of the plan, upon reaching the normal retirement age of sixty-five, Messrs. Ferris and Schuele will receive annual payments of approximately $38,700 and $10,800 respectively. As part of the Acquisition, we were obligated to assume certain liabilities of the Colfax PT Pension Plan, including such future payments to Messrs. Ferris and Schuele, and have established a new plan, the Altra Industrial Motion, Inc. Retirement Plan, providing substantially similar benefits as provided under the Colfax PT Pension Plan.

See “Risk Factors — Risks Relating to Our Business — We face risks associated with our post-retirement and post-employment obligations to employees.”

Director Compensation

All members of our board of directors are reimbursed for their usual and customary expenses incurred in connection with attending all board and other committee meetings. Independent directors, Frank Bauchiero and Larry McPherson, receive director fees of $40,000 per year. In January of 2005, each of the independent directors was also granted 68,250 shares of restricted common stock, which stock is subject to vesting over a period of five years.

Severance Agreements

We assumed severance agreements with certain executive officers upon the consummation of the PTH Acquisition. Each of the severance agreements provided that, subject to the executive’s execution of a general release of claims and the executive’s compliance with certain other restrictive covenants, if the executive was terminated during the first year of employment after the Acquisition by us without “cause” or by the executive for “good reason” (each as defined in the severance agreements), we would pay the executive a severance benefit equal to the executive’s annual base salary as of the closing date for a specified amount of time ranging from nine months to 12 months. If an executive timely elected continuation coverage under our health care and dental plans, subject to the executive’s continued co-payment of the applicable premiums, we would continue to pay our share of the health care and dental premiums during the period of salary continuation. Continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, would commence after the period of salary continuation. Any severance benefit would cease upon the executive’s obtaining other full-time employment at a rate of pay equal to or greater than 75% of the executive’s base salary at the time of termination of employment.

During the first quarter of 2005, two executives with severance agreements were terminated. The amount payable by the company under the severance agreements was approximately $0.5 million.

The remaining severance agreements expired on November 30, 2005.

Option/SAR Grants in Last Fiscal Year

There were no option/SAR grants in 2005.

Employment Arrangements and Change in Control Arrangements

Executive Employment Agreements.  Three of our senior executives, Michael Hurt, Carl Christenson and David Wall have entered into employment agreements with Altra Holdings and Altra in early January 2005. Mr. Hurt’s agreement has a three-year term and Messrs. Christenson’s and Wall’s agreements have five-year terms and contain usual and customary restrictive covenants, including 12 month non-competition provisions and non-solicitation/no hire of employees or customers provisions, non-disclosure of proprietary information provisions and non-disparagement provisions. In the event of a termination without “cause” or departure for “good reason,” the terminated senior executives are entitled to severance equal to 12 months salary plus an amount equal to their pro-rated bonus for the year of termination. Mr. Hurt, Mr. Christenson and Mr. Wall will receive annual base salaries and each is eligible to receive an annual performance bonus of up to 60%, 50% and 40% of their annual base salary, respectively.

Under the agreements, each senior executive is also eligible to participate in all compensation or employee benefit plans or programs and to receive all benefits and perquisites for which salaried employees of Altra generally are eligible under any current or future plan or program on the same basis as other senior executives of Altra.

Stockholders Agreement.  Under Amended and Restated Stockholders Agreement, Altra Holdings has the right to purchase for fair market value any management stockholder’s management stock upon termination of such management stockholder’s employment for any reason; provided that, if such employee is terminated for

“cause”, Altra Holdings may repurchase such shares at the lower of fair market value and cost. In the case of Altra Holdings’ common stock, fair market value shall be determined in good faith by the Board of Directors of Altra Holdings (with a discount for lack of marketability or minority interest). In the case of the Altra Holdings’ preferred stock, fair market value shall be the greater of (a) $1.00 per share (as adjusted for stock splits, dividends and the like) and (b) the fair value as determined in good faith by the Board of Directors of Altra Holdings, on the basis of a sale to a willing, unaffiliated buyer in an arm’s length transaction.

Restricted Stock Agreements.  In general Altra Holdings’ restricted stock agreements provide that Altra Holdings has the right to repurchase a grantee’s vested restricted stock at fair market value upon termination of such grantee’s employment for any reason; provided that, if such employee is terminated for “cause”, Altra Holdings may repurchase such shares at the lower of fair market value and cost. Fair market value shall be determined in good faith by the Board of Directors of Altra Holdings (with a discount for lack of marketability or minority interest). In addition, should Genstar Capital determine to sell any securities of Altra Holdings that results in a change of control, then upon Genstar Capital’s request the grantee shall sell to the proposed purchaser a similar percentage of such grantee’s restricted stock in Altra Holdings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of our issued and outstanding common stock is owned by our parent, Altra Holdings. As of June 1, 2006, affiliates of Genstar Capital owned approximately 66.9% of the outstanding capital stock of Altra Holdings while the majority of the remainder is owned by Caisse de dépôt et placement du Québec, or CDPQ, and members of our senior management.

The following table sets forth information with respect to the beneficial ownership of the capital stock of Altra Holdings as of June 1, 2006:

•	each person known by us to own beneficially more than 5% of the capital stock;

•	each of the directors of Altra Holdings;

•	each of our named executive officers; and

•	all of the directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock.

	Number	Percentage
Beneficial Owner	of Shares	of Class

Genstar Capital Partners III, L.P.(1)	25,080,999	64.5%
Stargen III, L.P.(2)	904,001	2.3%
Caisse de dépôt et placement du Québec(3)	7,000,000	18.0%
Michael L. Hurt	1,475,000	3.8%
Charles W. Nims	—	—
Carl Christenson	1,080,000	2.8%
David Wall	490,000	1.3%
Edward L. Novotny	280,000	*
Jean-Pierre L. Conte(1)	25,080,999	64.5%
Richard D. Paterson(1)	25,080,999	64.5%
Darren J. Gold(4)	—	—
Frank Bauchiero(4)	818,250	2.1%
Larry McPherson	318,250	*
All directors and executive officers as a group(1)(2)	31,693,000	81.5%

*	Less than one percent (1%).

(1)	Genstar Capital Partners III, L.P., a Delaware limited partnership (“Genstar III”), owns 64.6% of the outstanding capital stock of Altra Holdings. Genstar Capital exercises investment discretion and control over the shares held by Genstar III. Jean-Pierre L. Conte, the chairman and a managing director of Genstar Capital, and Richard D. Paterson, a managing director of Genstar Capital, may be deemed to share beneficial ownership of the shares shown as beneficially owned by Genstar III. Each of Mr. Conte and Mr. Paterson disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The address of Genstar III is Four Embarcadero Center, Suite 1900, San Francisco, California 94111.

(2)	Stargen III, L.P., a Delaware limited partnership, owns 2.3% of the outstanding capital stock of Altra Holdings. Genstar Capital exercises investment discretion and control over the shares held by Stargen III, L.P. The address of Stargen III, L.P. is Four Embarcadero Center, Suite 1900, San Francisco, California 94111.

(3)	CDPQ is a limited partner of the Genstar Fund and its address is 1000 place Jean-Paul-Riopelle, Montreal, Québec.

(4)	Includes 750,000 shares of stock held by Frank Bauchiero MKC Worldwide. Mr. Bauchiero is a Strategic Advisor, and Mr. Gold is a Principal of Genstar III and do not directly or indirectly have or share voting or investment power or have or share the ability to influence voting or investment power over the shares shown as beneficially owned by Genstar III.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Equity Investments

In connection with the Acquisition and Related Transactions, Genstar Capital Partners III, L.P. and Stargen III, L.P. (together, the “Genstar Funds”), CDPQ and certain members of our management purchased approximately 26.3 million shares of Altra Holdings preferred stock for approximately $26.3 million. The shares of Altra Holdings preferred stock are:

•	not redeemable;

•	convertible into common stock at the election of the holders of preferred stock and automatically upon certain enumerated events;

•	entitled to noncumulative preferential annual dividend payments of $0.08 per share when, as and if declared by the board of directors of Altra Holdings;

•	in the event of any liquidation, dissolution, winding up or sale of Altra Holdings, entitled to a preferential distribution of $1.00 per share (plus any declared but unpaid dividends);

•	entitled to protective class voting rights, including the right to veto sales or mergers of Altra Holdings, to prevent amendments to its certificate of incorporation and to prohibit future sales of its capital stock; and

•	entitled to anti-dilution protections.

In addition, the Genstar Funds and certain members of management acquired an additional 8.8 million shares of Altra Holdings preferred stock by exchanging Kilian preferred stock of equivalent value. All of the cash and Kilian preferred stock received by Altra Holdings from such sales of its preferred stock were contributed to us, and the cash portion thereof provided a portion of the funds necessary to consummate the Acquisition.

The Genstar Funds own 66.9% of the outstanding capital stock of, and control, our parent company, Altra Holdings.

Caisse de dépôt et placement du Québec, a limited partner of Genstar Capital Partners III, L.P. owns 18.0% of the outstanding capital stock of Altra Holdings.

CDPQ Subordinated Notes Investment

In connection with the Acquisition and Related Transactions, CDPQ entered into a note purchase agreement with Altra Holdings, pursuant to which CDPQ purchased $14.0 million of subordinated notes of Altra Holdings, to provide a portion of the funds necessary to consummate the Acquisition. The subordinated notes:

•	accrue payment-in-kind interest at an annual rate of 17%, provided that Altra Holdings may in its sole discretion pay such interest in whole or in part in cash to the extent allowed under the terms of the indenture governing the notes;

•	mature on November 30, 2019;

•	are redeemable at the option of Altra Holdings prior to maturity at specified prepayment premiums; and

•	are redeemable at the option of the holder at 101% of the principal amount with accrued interest in the event of a change of control of Altra Holdings or any of its material subsidiaries.

During March 2006, we prepaid approximately $9.0 million of debt principal on behalf of Altra Holdings, Inc., our parent. Additionally, approximately $0.5 million and $0.3 million of prepayment premium and accrued interest, respectively, were paid by us on behalf of our parent.

Stockholders Agreements

Altra Holdings and all of its stockholders have entered into an amended and restated stockholders agreement that:

•	imposes restrictions on their transfer of Altra Holdings shares;

•	grants the parties certain rights of first refusal and co-sale rights with respect to sales of shares by the other parties;

•	grants the Genstar Funds the right to require the other parties to participate pro rata in any sale of shares by the Genstar Funds; and

•	provides for the Genstar Funds to designate five directors.

The parties have also entered into a registration rights agreement providing for the registration of Altra Holdings’ common stock, owned by them, with the SEC.

Genstar Capital Management Agreement

In connection with the Acquisition, we and our parent, Altra Holdings, entered into an advisory services agreement with Genstar Capital which we refer to herein as the Management Agreement, for management, consulting and financial advisory services and oversight to be provided to us and our subsidiaries. The Management Agreement provides for the payment to Genstar Capital of an annual consulting fee of $1.0 million for management and consulting services, and reimbursement of out-of pocket expenses. Pursuant to the Management Agreement, Genstar Capital received a one-time transaction fee of $4.0 million, plus reimbursement of $0.4 million of expenses, upon the consummation of the PTH Acquisition for advisory services it provided in connection with the PTH Acquisition. In connection with the Hay Hall Acquisition, Genstar received a one-time transaction fee of $1.0 million upon consummation of the acquisition for advisory services it provided in connection with the Hay Hall acquisition. Genstar Capital will be entitled to receive additional compensation of 2.0% of the aggregate consideration relating to any acquisitions or dispositions completed by the Company. The agreement also provides for indemnification of Genstar Capital against liabilities and expenses arising out of Genstar Capital’s performance of services under the agreement. The agreement terminates when Altra Holdings and Genstar Capital mutually agree to terminate the agreement.

Management Consulting Service Fees

Following the consummation of the PTH Acquisition, Michael Hurt, our chief executive officer, and Frank Bauchiero, one of our directors, were paid one-time consulting fees of $125,000 and $75,000, respectively, for certain consulting and advisory services rendered to us in connection with the Acquisition.

Severance Agreements

Upon consummation of the PTH Acquisition, we assumed severance agreements with certain of our named executive officers as described in “Management — Severance Agreements.” As of December 31, 2005 all severance agreements have expired.

Employment Agreements

Certain of our named executive officers have entered into employment agreements with the Company, as described in “Management — Employment Arrangements and Change of Control Arrangements — Executive Employment Agreements.”

Restricted Stock Agreements

Certain of our named executive officer have been granted restricted stock of Altra Holdings, as described in “Management — Employment Arrangements and Change of Control Arrangements — Restricted Stock Agreements.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Revolving Credit Facility

We summarize below the principal terms of the agreements that govern our senior revolving credit facility. This summary is not a complete description of all of the terms of the agreements.

General.  On November 30, 2004, we and all of our U.S. domestic subsidiaries (the “Borrowers”) entered into a senior revolving credit facility with the lenders signatory thereto and Wells Fargo Foothill, Inc., as the arranger and administrative agent. The senior revolving credit facility is in an aggregate amount of up to $30.0 million. Up to $10.0 million of the revolving credit facility is available in the form of letters of credit and amounts repaid under the revolving credit facility may be reborrowed (subject to satisfaction of the applicable borrowing conditions, including availability under a borrowing base formula) at any time prior to the maturity of the revolving credit facility, which will be November 30, 2009. Our availability under the senior revolving credit facility is based on a formula that calculates the borrowing base, based on a percentage of the value of accounts receivable, inventory, owned real property and equipment, subject to customary eligibility requirements and net of customary reserves. All borrowings are subject to the satisfaction of customary conditions, including delivery of borrowing notice, accuracy of representations and warranties in all material respects and absence of defaults. Proceeds of the revolving credit facility will be used to provide working capital and for general corporate purposes, including permitted acquisitions, if any, and general corporate needs.

Interest and Fees.  Borrowings under the revolving credit facility bear interest, at our option, at the prime rate plus 1.25%, in the case of prime rate loans, or the LIBOR rate plus 2.50%, in case of LIBOR rate loans. At no time will the indebtedness under the revolving credit facility bear interest at a rate per annum less than 3.75%.

We will pay 2.0% per annum on all outstanding letters of credit, unused revolver fees in an amount equal to 0.375% per year on the unused commitments under the revolving credit facility, and servicing fees of $10,000 per quarter. These fees are payable quarterly in arrears and upon the maturity or termination of the commitments, calculated based on the number of days elapsed in a 360-day year. We paid a one-time closing fee of $375,000 to Wells Fargo Foothill, Inc. and approximately $1.5 million of related accounting, legal and other professional fees.

Guarantees and Collateral.  Certain of our existing and subsequently acquired or organized domestic subsidiaries which are not Borrowers do and will guarantee (on a senior secured basis) the senior revolving credit facility. Our obligations, along with the obligations of the other Borrowers under the senior revolving credit facility, and these guarantees are secured by substantially all our assets, the Borrowers’ assets and the assets of each of our existing and subsequently acquired or organized domestic subsidiaries that is a guarantor of our obligations under the senior revolving credit facility (with such subsidiaries being referred to as the “U.S. subsidiary guarantors”), including but not limited to: (a) a first-priority pledge of all the capital stock of subsidiaries held by us, the Borrowers or any U.S. subsidiary guarantor (which pledge, in the case of any foreign subsidiary, will be limited to 100% of any non-voting stock and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in and mortgages on substantially all of our tangible and intangible assets and all of the tangible and intangible assets of each Borrower and U.S. subsidiary guarantor, including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property (other than (i) leased real property and (ii) our existing and future real property located in the State of New York), cash and proceeds of the foregoing (in each case subject to materiality thresholds and other exceptions).

Covenants and Other Matters.  The senior revolving credit facility requires us to comply with a minimum fixed charge coverage ratio (when availability falls below $12,500,000) of 1.10 for the four quarter period ending December 31, 2005 and 1.20 for all four quarter periods thereafter. There is a maximum annual limit on capital expenditures from $10,975,000 for fiscal year 2006 to $10,300,000 for fiscal year 2009 and each fiscal year thereafter, provided that unspent amounts from prior periods may be used in future fiscal years.

We would suffer an event of default under the senior revolving credit facility for a change of control if: (i) prior to an initial public offering, 50% of our voting stock is no longer beneficially owned by Genstar Capital, L.P. and its affiliates, (ii) after an initial public offering, if a person or group, other than Genstar Capital, L.P. and its affiliates, beneficially owns more than 35% of our stock and such amount is more than the amount of shares owned by Genstar Capital, L.P. and its affiliates, (iii) we cease to own or control 100% of each of our borrower subsidiaries, or (iv) a change of control occurs under the notes or any other subordinated indebtedness.

We would cause an event of default under the senior revolving credit facility if an event of default occurs under the indenture or if there is a default under any other indebtedness we or our borrower subsidiaries may have involving an aggregate amount of $3,000,000 or more and such default; (i) occurs at final maturity of such debt, (ii) allows the lender thereunder to accelerate such debt or (iii) causes such debt to be required to be repaid prior to its stated maturity. An event of default would also occur under the senior revolving credit facility if any of the indebtedness under the senior revolving credit facility ceases to be senior in priority to any of our other contractually subordinated indebtedness, including the obligations under the notes.

The senior revolving credit facility contains customary representations and warranties and affirmative covenants.

9% Senior Secured Notes due 2011

As of March 31, 2006, we had outstanding senior secured notes in an aggregate principal amount of $165 million. The senior secured notes are general obligations and are secured on a second-priority basis, equally and ratably, by security interests in substantially all our assets (other than certain excluded assets) and all of our capital stock, subject only to first-priority liens securing our senior credit facility and other permitted prior liens. Except with respect to payments from the liquidation of collateral securing the first-priority liens as held by our senior credit facility, the senior secured notes are pari passu in right of payment with all of our senior indebtedness, but to the extent of the security interests, effectively senior to all of our unsecured indebtedness, including the notes offered hereby, and unsecured trade credit. The senior secured notes are senior in right of payment to any future subordinated indebtedness and are unconditionally guaranteed by all of our existing and future domestic restricted subsidiaries.

The indenture governing our senior secured notes contains covenants which restrict us and our restricted subsidiaries. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	repay subordinated indebtedness prior to stated maturities;

•	pay dividends on or redeem or repurchase our stock or make other distributions;

•	issue capital stock;

•	make investments or acquisitions;

•	sell certain assets or merge with or into other companies;

•	restrict dividends, distributions or other payments from our subsidiaries;

•	sell stock in our subsidiaries;

•	create liens;

•	enter into certain transactions with stockholders and affiliates; and

•	otherwise conduct necessary corporate activities.

Capital Leases

We have entered into capital leases for certain buildings and equipment. As of March 31, 2006 we had approximately $1.5 million of outstanding capital lease obligations.

DESCRIPTION OF THE NOTES

The Company will issue the registered notes under the Indenture (the “Indenture”), dated as of February 8, 2006, by and among us, the Guarantors and The Bank of New York, as Trustee (the “Trustee”) and The Bank of New York (Luxembourg) S.A. pursuant to which the old notes were issued. The initial paying agents will be The Bank of New York and The Bank of New York (Luxembourg) S.A. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is only a summary of the material provisions of the Indenture. We have filed copies of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. You may also request copies of this Agreement at our address set forth under the Heading “— Additional Information.” We urge you to read the Indenture because it, not this description, defines your rights as holders of the notes.

In the following summary:

•	“registered notes” refers to the registered notes being offered by this prospectus;

•	“old notes” refers to your old notes that may be exchanged for new notes in the exchange offer;

•	“Notes” refers collectively to the registered notes and the old notes;

•	references to the “company” include only Altra Industrial Motion, Inc. and not any of its subsidiaries; and

•	you can find definitions of various terms under the subsection “— Certain Definitions.”

Brief Description of the Notes and the Guarantees

The Notes

The Notes will:

•	be senior unsecured obligations of the Company;

•	rank equally in right of payment with all existing and future senior obligations of the Company and senior in right of payment to all existing and future Indebtedness that by its terms is subordinated to the Notes;

•	will be effectively subordinated to all of the Company’s existing and future secured Indebtedness, including under our senior credit facility and Senior Secured Notes to the extent of the value of the assets securing such Indebtedness; and

•	be unconditionally guaranteed, jointly and severally, by all of the Company’s Domestic Restricted Subsidiaries, as set forth under “— Guarantees” below.

The Guarantees

Each Guarantee of a Guarantor will:

•	be a senior unsecured obligation of such Guarantor;

•	rank equally in right of payment with all existing and future senior obligations of such Guarantor and senior in right of payment to all existing and future Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor; and

•	will be effectively subordinated to all of the existing and future secured Indebtedness, including under our senior credit facility and Senior Secured Notes of such Guarantor to the extent of the value of the assets securing such Indebtedness.

Subordination

The Notes will be effectively subordinated to all secured Indebtedness of the Company to the extent of the assets securing such Indebtedness, including, without limitation, Indebtedness of the Company under the Credit Agreement, Purchase Money Indebtedness, Capitalized Lease Obligations, secured Acquired Indebtedness, the indenture governing the senior secured notes and other secured Indebtedness permitted to be incurred under the Indenture. As of March 31, 2006, we had outstanding approximately $166.5 million of secured indebtedness to which the notes are effectively subordinated.

Our Foreign Subsidiaries will not guarantee the Notes. Accordingly, the Notes will be structurally subordinated to all of the existing and future liabilities of our Foreign Subsidiaries. As of March 31, 2006, the aggregate total assets (based on book value) of our Foreign Subsidiaries were $131.6 million, representing approximately 35.6% of total assets. In the event of a bankruptcy, liquidation or reorganization of any of our Foreign Subsidiaries, such Foreign Subsidiaries will pay the holders of their debt, their trade creditors and holders of preference shares, if any, before they will be able to distribute any of their assets to the Company. See “Risk Factors — The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries.”

All of our Domestic Restricted Subsidiaries are Restricted Subsidiaries. However, under certain circumstances in compliance with “— Certain Covenants — Limitation on Restricted Payments,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.”

Principal, Maturity and Interest

The Notes are issuable in fully registered form in denominations of £50,000 and integral multiples of £1,000 in excess thereof. An unlimited aggregate principal amount of notes may be issued under the Indenture. The Company may issue notes in addition to the old notes (the “Additional Notes”) from time to time, subject to compliance with the terms of the Indenture. The old notes, the registered notes and any other Additional Notes will be substantially identical other than the issuance dates. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued. Because any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different ISIN, Common Code or CUSIP number or numbers and be represented by a different global Note or Notes.

The Notes will mature on February 15, 2013.

Interest on the Notes will be payable semiannually in U.K. pounds sterling on each February 15 and August 15, commencing on August 15, 2006 to the Persons who are registered Holders at the close of business on each February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will accrue at a rate per annum of 11 1/4%.

As of March 31, 2006, the notes represented approximately 26.0% of our outstanding indebtedness. A devaluation of the U.S. dollar against the U.K. pound sterling would result in an increase in our debt service requirements in U.S. dollar terms for principal, premium, if any, and interest expense payments denominated in U.K. pound sterling terms. As a result, such a devaluation of the U.S. dollar may impair our ability to service the notes.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

We will apply to have the Notes listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. There is no assurance that the Notes will be accepted for listing on the Euro MTF.

Paying Agent and Registrar for the Notes

We will maintain a paying agent for the Notes (each, a “Paying Agent”) in (1) the City of New York (the “Principal Paying Agent”) and (2) Luxembourg, for so long as the Notes are listed on the Euro MTF and the rules of the Euro MTF so require (the “Luxembourg Paying Agent”). The initial Paying Agents will be The Bank of New York and The Bank of New York (Luxembourg) S.A.

We will also maintain one or more registrars (each, a “Registrar”) with at least one such Registrar having its offices in the City of New York. The initial Registrar will be The Bank of New York. The Principal Paying Agent and the Luxembourg Paying Agent will maintain a register reflecting ownership of definitive Notes outstanding from time to time and will make payments on and facilitate transfers of definitive Notes on our behalf.

Upon prior notice to the Trustee, we may change any Paying Agent or Registrar.

Guarantees

The full and prompt payment of the Company’s payment obligations under the Notes and the Indenture will be guaranteed, jointly and severally, by all present and future, direct and indirect, Domestic Restricted Subsidiaries. Each Guarantor will fully and unconditionally guarantee on a senior unsecured basis (each a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company’s Obligations under the Indenture and the Notes, including the payment of principal of, interest on, premium, if any, on and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor will rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets, including Capital Stock of Restricted Subsidiaries, to the Company or another Guarantor without limitation. See “— Certain Covenants — Mergers, Consolidation and Sale of Assets” and “— Limitation on Asset Sales.”

A Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under “— Certain Covenants — Limitation on Asset Sales;”

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under “— Certain Covenants — Limitation on Restricted Payments;”

(3) if the Company exercises the legal defeasance option or its covenant defeasance option as described below under “— Legal Defeasance and Covenant Defeasance;” or

(4) upon satisfaction and discharge of the Indenture or payment in full of the principal of premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See “— Modification of the Indenture.”

All of our Domestic Restricted Subsidiaries are Restricted Subsidiaries. However, under certain circumstances described below under the subheading “— Certain Covenants — Limitation on Restricted Payments,” the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. Also, upon the issuance of the Notes, none of the Company’s Foreign Subsidiaries will guarantee the Notes. The Notes will be structurally subordinated to all of the existing and future liabilities of our Subsidiaries that do not guarantee the Notes.

Optional Redemption

Except as described below, the Notes are not redeemable before February  15, 2010. On or after February 15, 2010, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below:

Year	Percentage

2010	105.625%
2011	102.813%
2012 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the date of redemption (subject to the right of the Holders of the relevant record date to receive interest due on the relevant interest payment date).

In addition, at any time, or from time to time, until February 15, 2009, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under the Indenture at a redemption price of 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that:

(1) at least 65% of the original principal amount of Notes (which includes Additional Notes, if any) issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national or foreign securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not then listed on a national or foreign securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Euroclear and Clearstream procedures), unless such method is otherwise prohibited. No Notes of a principal amount of £50,000 or less in aggregate principal amount shall be redeemed in part.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made).

The Company will pay the redemption price for any Note together with accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions “— Repurchase upon Change of Control” and “— Certain Covenants — Limitation on Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase upon Change of Control

Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all or a portion (in integral multiples of £1,000; provided no Notes of less than £50,000 may remain outstanding thereafter) of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by registered first-class mail, an offer to each Holder with a copy to the Trustee. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made); provided that each such new Note will be in a principal amount of £50,000 or £1,000 integral multiples in excess thereof. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. If the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company would be required to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on acceptable terms or at all, and the terms of the Credit Agreement, the indenture governing the Senior Secured Notes, the Indenture or future debt and financing agreements may restrict the ability of the Company to obtain such financing.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Company’s assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if on the date of (after giving effect to) the incurrence of such Indebtedness:

(i) no Default or Event of Default shall have occurred and be continuing; and

(ii) the Consolidated Fixed Charge Coverage Ratio of the Company will be at least 2.0 to 1.0.

Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable (i) in Qualified Capital Stock of the Company or (ii) to the Company or a Guarantor) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Restricted Subsidiary or any Affiliate of the Company (other than any such Capital Stock owned by the Company or any Guarantor);

(3) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “— Limitation on Incurrence of Additional Indebtedness;” or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company during the period beginning on January 1, 2005 and ending on the last day of the Company’s most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (which shall include capital contributions to the Company) (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under “Redemption — Optional Redemption Upon Equity Offerings”); plus

(C) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company (other than to a Subsidiary of the Company) that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(D) the net reduction in the Investments (other than Permitted Investments) treated as a Restricted Payment previously made by the Company or any Restricted Subsidiary in any Person (other than a Restricted Subsidiary) to the extent such reduction results from net proceeds received by the Company and its Restricted Subsidiaries upon the (x) repurchase, repayment or redemption of such Investments by such Person (but only to the extent constituting return of capital) and (y) the sale of such Investment (but only to the extent such sale does not increase Consolidated Net Income of the Company), in each case, in an amount not exceeding the aggregate amount of such Investments; plus

(E) (1) the Company’s portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary in an amount not to exceed the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company of any of its Restricted Subsidiaries in such Unrestricted Subsidiary and (2) the aggregate amount of cash dividends or cash distributions received by the Company or the Guarantors from an Unrestricted Subsidiary from the Issue Date to the Reference Date.

In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

The provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2) the acquisition of any shares of Qualified Capital Stock of the Company, solely in exchange for other shares of Qualified Capital Stock of the Company;

(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees or the acquisition of Disqualified Capital Stock either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale if no Default or Event of Default would exist after giving effect thereto, of Refinancing Indebtedness;

(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5) in the event of a Change of Control, and if no Default shall have occurred and be continuing or would exist after giving effect thereto, the payment, purchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(6) (i) general corporate overhead expenses of Holdings, including, without limitation, franchise taxes and other fees required to maintain the existence of Holdings, insurance premiums and indemnification claims made by directors or officers of Holdings attributable to the ownership or operation of the Company and its Subsidiaries and (ii) reasonable fees and expenses paid to members of the board of directors of Holdings; provided, that such fees and expenses described in this clause (ii) are in an aggregate amount not to exceed $500,000 in any fiscal year;

(7) the application of the proceeds from the issuance of the Notes on the Issue Date as described under the “Use of Proceeds” section of this offering circular;

(8) advances to any direct or indirect parent entity of the Company to be used by such entity solely to pay federal, state and local income taxes made no earlier than five days prior to the date on which such entity is required to make such payment in an amount not to exceed the aggregate tax liability of the Company and its Restricted Subsidiaries for such calendar year determined as if the Company and its Restricted Subsidiaries were a separate affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments are actually paid by such entity to governmental entities;

(9) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the purchase, repurchase, redemption or other acquisition of Capital Stock of the Company from employees, former employees, directors, or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $500,000;

(10) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the payment of the consulting fee pursuant to the Management Agreement; provided, that the aggregate amount of such fee in any calendar year shall not exceed $1.0 million; and

(11) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this “Limitation on Restricted Payments” covenant amounts expended pursuant to clauses (1), (4)(ii) and (9) shall be included in such calculation and amounts expended pursuant to clauses (2), (3), 4(i), (5), (6), (7), (8), (10) and (11) shall not be included in such calculation.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

Limitation on Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents received substantially concurrent with the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision if the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to repay any outstanding Indebtedness under the Credit Agreement and correspondingly reduce the commitments thereunder;

(b) to repurchase, redeem or defease some or all of the Senior Secured Notes in accordance with the terms thereof and the Senior Secured Notes Indenture;

(c) to reinvest in property, plant, equipment or other long-term assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in the Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets); or

(d) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), 3(b), 3(c) or 3(d) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase Senior Secured Notes in accordance with the terms of the Senior Secured Notes Indenture (the “Senior Secured Notes Offer”). If any of the Net Cash Proceeds Amount remains after the consummation of the Senior Secured Notes Offer, such proceeds shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders of the Notes the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

If at any time any consideration other than cash and Cash Equivalents received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to be an Asset Sale on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this covenant). If any of the Net Cash Proceeds Amount remains after consummation of a Net Proceeds Offer, the Company may use such amount for any corporate purpose to the extent not otherwise prohibited by the Indenture and the Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Merger, Consolidation and Sale of Assets” that does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. The Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of £1,000 (provided no Notes of less than £50,000 may remain outstanding thereafter) in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such compliance.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing:

(a) under applicable law, rule, regulation, order, license or permit;

(b) under the Indenture;

(c) by reason of customary non-assignment provisions of any lease of any Restricted Subsidiary to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) under the Credit Agreement and the Senior Secured Notes Indenture;

(f) by reason of restrictions on the transfer of assets subject to any Permitted Lien;

(g) under customary agreements to sell assets or Capital Stock permitted to be sold under the Indenture pending the closing of such sale;

(h) under Purchase Money Indebtedness or Capitalized Lease Obligations permitted under the Indenture; provided, that such encumbrances and restrictions relate only to the assets financed with such Indebtedness;

(i) by reason of restrictions on cash or other deposits under bona fide arrangements with customers entered into in the ordinary course of business, consistent with past practice;

(j) on any Foreign Restricted Subsidiary under Indebtedness of such Subsidiary permitted under the Indenture; or

(k) under Refinancing Indebtedness incurred to Refinance the Indebtedness referred to in clause (b), (d) or (e); provided, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no more adverse to the Holders and no less favorable or more onerous to the Company and its Restricted Subsidiaries than the provisions relating to such encumbrance or restriction contained in agreements referred to in the Indebtedness being Refinanced.

Limitation on Issuances and Sales of Capital Stock of Subsidiaries.  The Company will not, and will not permit or cause any of its Restricted Subsidiaries to, transfer, convey, issue or sell any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or to a Wholly Owned Subsidiary and directors’ qualifying shares); provided, that this provision shall not prohibit:

(1) any transfer, issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “— Limitations on Restricted Payments” covenant if made on the date of such issuance or sale or

(2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the “— Limitations on Asset Sales” covenant.

Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, securing any Indebtedness, except Permitted Liens or unless (i) in the case of any Lien securing Indebtedness that ranks pari passu with the Notes, contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien and (ii) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Notes, contemporaneously therewith effective provision is made to secure the Notes with a Lien on the same assets securing such Indebtedness that is prior to the Lien securing such Indebtedness.

Merger, Consolidation and Sale of Assets.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the

Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (a) the Company or such Surviving Entity, as the case may be, is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “ — Limitation on Incurrence of Additional Indebtedness” and (b) no Default or Event of Default shall have occurred or be continuing; and

(3) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released and discharged from their obligations under the Indenture and the Guarantees.

Each Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, the Indenture and the Registration Rights Agreement; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Limitations on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(x) Permitted Affiliate Transactions, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

With respect to all Affiliate Transactions (other than Permitted Affiliated Transactions):

(i) the Company will deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (y) of the preceding paragraph;

(ii) if such Affiliate Transaction involves aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions; and

(iii) if such Affiliate Transaction involves an aggregate Fair Market Value of more than $5.0 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in the first paragraph of this covenant will not apply to the following transactions (collectively, “Permitted Affiliate Transactions”):

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(2) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided, that such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders, the Company or the Restricted Subsidiaries in all material respects than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by the Indenture or Permitted Investments;

(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company;

(6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into in good faith by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(7) sales or purchases of inventory, other products or services to or from any Affiliate of the Company entered into in the ordinary course of business on terms no less favorable to the Company and its Subsidiaries than those that could be obtained at the time of such sale or purchase in arm’s-length dealings with a Person who is not an Affiliate.

Additional Subsidiary Guarantees.  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee on a senior unsecured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; provided, that Inertia Dynamics LLC will not execute and deliver such supplemental indenture until consummation of the exchange offer of the Senior Secured Notes pursuant to the Registration Rights Agreement dated November 30, 2004, between the Company and Jefferies & Company, Inc.;

(2) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

(3) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

Conduct of Business.  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Reports to Holders.  Whether or not required by the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Payments for Consent.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Hay Hall Acquisition

Notwithstanding anything contained elsewhere in the Indenture, the Indenture provides that: (a) the Company or any Restricted Subsidiary may acquire all of the outstanding capital stock of Hay Hall Holdings Limited and its Subsidiaries (the “Hay Hall Acquisition”) for a purchase price not to exceed $50.5 million (plus any purchase price adjustments provided for in the stock purchase agreement therefor), which purchase price shall be paid in cash as follows: (i) not less than $44.5 million in cash payable to the sellers and (ii) up to $6.0 million of cash which shall be deposited in an escrow account to be released to Sellers on or prior to December 31, 2006 (the “Deferred Cash”); and (b) the Company may issue and the Guarantors may guarantee on a senior unsecured basis up to $55.0 million aggregate principal amount of the Notes, the net proceeds of which are to be used by the Company directly or indirectly (by a loan or loans from the Company to one or more of its Restricted Subsidiaries) to finance the Hay Hall Acquisition and pay related fees and expenses. The obligation to pay the Deferred Cash shall be represented by loan notes (the “Loan Notes”); provided that the sole recourse of the holders of the Loan Notes shall be to amounts in such escrow account unless the Company takes action to prevent or interfere in the release of such funds from such escrow account. Without limiting the foregoing, the Hay Hall Acquisition (and any loans from the Company to one or more of its Restricted Subsidiaries in connection therewith) shall not be a Restricted Payment, the Loan Notes shall not constitute Indebtedness, and any Liens on such account securing obligations under such Loan Notes shall be “Permitted Liens” (and the assets in such account shall not be Collateral). Following such transaction, substantially simultaneous transfers of assets between the Foreign Restricted Subsidiaries solely to consolidate operations in connection with the Hay Hall Acquisition shall not be Asset Sales and shall not otherwise be deemed to violate the Indenture and the consummation of any transaction solely to transfer the ownership of Inertia Dynamics LLC from being owned by a Foreign Restricted Subsidiary to instead be owned by a Guarantor shall not be a Restricted Payment and shall not otherwise be deemed to violate the Indenture.

Listing

We have applied for the Notes to be listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange in accordance with the rules of the Euro MTF. We will use our best efforts to obtain the listing of the Notes as promptly as practicable after the Issue Date and to maintain the listing of the Notes on the Euro MTF so long as the Notes remain outstanding.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest and Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer when such payments become due);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “— Certain Covenants — Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary other than the Notes and Guarantees, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Under the Indenture, the Company is required to provide an Officers’ Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers’ Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.K. pounds sterling, non-callable Government Notes, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with “— Certain Covenants — Limitations on Incurrence of Additional Indebtedness” as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the United States Investment Company Act of 1940.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture, and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors, the Trustee, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes and the Guarantees:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with the covenant described under “— Certain Covenants — Merger, Consolidation and Sale of Assets;”

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, or the Guarantees;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes; or

(7) to release a Guarantor as permitted by the Indenture and the relevant Guarantee.

Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees and the Registration Rights Agreement may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor; or

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law, of another jurisdiction would be required thereby.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries:

(a) (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or (ii) incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary upon the consummation of the acquisition of all or substantially all of the assets or all of the Capital Stock of such Person by the Company or any of its Restricted Subsidiaries; and

(b) that is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness relates.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of any Person shall be deemed to be control of such Person. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any Person (other than a Subsidiary) pursuant to which such Person becomes a Wholly Owned Subsidiary, or is merged with or into the Company or any Restricted Subsidiary, or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business, consistent with past practice), assignment or other transfer of:

(1) any Capital Stock of any Restricted Subsidiary; or

(2) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business, consistent with past practice;

provided, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

(b) the transfer of all or substantially all of the assets of the Company as permitted under “— Certain Covenants — Merger, Consolidation and Sale of Assets;”

(c) any Restricted Payment permitted under “ — Certain Covenants — Limitation on Restricted Payments,” or any Permitted Investment;

(d) the sale of Cash Equivalents;

(e) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien); and

(f) a transfer to the Company or to a Guarantor.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (A) a transaction in which the surviving or Transferee Person is a Person that is controlled by the Permitted Holders or (B) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4) prior to the first Public Equity Offering, the Permitted Holders cease for any reason to be the Beneficial Owner, directly or indirectly, in the aggregate of at least a majority of the total voting power of the Voting Stock of the Company, whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company, a merger, consolidation or sale of assets involving the Company, a Restricted Subsidiary, any voting trust or other agreement; or

(5) subsequent to the first Public Equity Offering, (a) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company, and (b) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense and interest attributable to write-offs of deferred financing costs; and

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period.

all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges for the Four Quarter Period.

For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (to the extent otherwise included therein):

(1) gains from Asset Sales and extraordinary gains, in each case together with any provision for taxes on such gains;

(2) the net income (but not loss) of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(3) the net income (but not loss) of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(4) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(6) all gains realized on or because of the purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(7) the cumulative effect of a change in accounting principles; and

(8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its consolidated Subsidiaries to the extent they reduce Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge that requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company and the lenders party thereto (together with their successors and assigns, the “Lenders”) and Wells Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), or any agreement extending the maturity of, refinancing, replacing, refunding, restating or otherwise restructuring (whether upon or at any time or from time to time after termination or otherwise) all or any portion of the Indebtedness under such agreement or document or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders, or institutional investors, providing for revolving credit loans, term loans, letters of credit or issuance of notes or any other debt, in each of the above cases as such agreements may be amended, supplemented or otherwise modified from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” with respect to any Person means that portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company (including Holdings) pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company (including Holdings) to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of Notes having substantially identical terms to the Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Government Notes” means direct obligations of, or obligations guaranteed by the United Kingdom (or any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of such government is pledged.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Altra Holdings, Inc.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, consistent with past practice, that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, consistent with past practice, that are required to be recorded in accordance with GAAP as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments:”

(i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date of the initial issuance of the Notes.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreement” means the advisory services agreement, dated as of November 30, 2004, by and among the Company, Holdings and Genstar Capital, L.P.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes hereunder.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Holders” means Genstar Capital, L.P. and its Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the Offering or in the Exchange Offer, in an aggregate outstanding principal amount not to exceed £33.0 million, and the related Guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $30.0 million, as such amount may be reduced from time to time as a result of permanent reductions of the commitments thereunder as provided in “— Certain Covenants — Limitation on Asset Sales;”

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that if as of any date any other Person owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, consistent with past practice; provided, that such Indebtedness is extinguished within three business days of incurrence;

(8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, consistent with past practice;

(9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business, consistent with past practice;

(10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness incurred in the ordinary course of business, consistent with past practice (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

(11) Refinancing Indebtedness;

(12) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture;

(14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any time outstanding; and

(15) Indebtedness under the Senior Secured Notes issued on November 30, 2004 or in the exchange offer related thereto in an aggregate principal amount not to exceed $165.0 million.

For purposes of determining compliance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.

“Permitted Investments” means:

(1) Investments in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s Obligations under the Notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, consistent with past practice, and otherwise in compliance with the Indenture;

(5) Investments in the Notes or the Senior Secured Notes;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7) Investments as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the “— Certain Covenants — Limitation on Asset Sales” covenant;

(8) Investments in existence on the Issue Date;

(9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business, consistent with past practice, for bona fide business purposes and in accordance with applicable laws not in excess of $500,000 at any one time outstanding; and

(10) advances to suppliers and customers in the ordinary course of business, consistent with past practice.

“Permitted Liens” means the following types of Liens:

(1) Liens (other than Liens arising under ERISA) for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business, consistent with past practice, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, consistent with past practice, in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business, consistent with past practice, of the Company or any of its Restricted Subsidiaries;

(5) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(6) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(10) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under the Indenture;

(11) Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(13) Liens securing Acquired Indebtedness incurred in accordance with the ‘‘— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; provided, that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secure the Acquired Indebtedness;

(14) Liens securing Indebtedness, accrued interest or other Obligations, if any, pursuant to the Senior Secured Notes and the guarantees thereon to the extent such Liens are permitted under the Senior Secured Notes Indenture as in effect on the Issue Date;

(15) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) of the definition of the term “Permitted Indebtedness;” and

(16) Liens securing Refinancing Indebtedness incurred to Refinance any Indebtedness secured by a Lien permitted under this paragraph and incurred in accordance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the ‘‘— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (11) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Notes” means those certain 9% Senior Secured Notes due 2011 issued by the Company pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” means the Indenture dated as of November 30, 2004 by and among the Company, the guarantors thereunder and The Bank of New York Trust Company, N.A., supplemented by the supplemental indenture to be dated on or prior to the Issue Date.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Syracuse Facility” means the facility of the Company located at 1728 Burnet Avenue, Syracuse, Onondago County, New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) the Company certifies to the Trustee that such designation complies with the “— Certain Covenants — Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Guarantor of which all the outstanding Capital Stock (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Subsidiary.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of old notes for registered notes in the exchange offer. This discussion does not address all tax aspects relating to the exchange. This discussion deals only with the material U.S. federal income tax consequences to persons who hold such notes as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, brokers, traders that mark-to-market their securities, insurance companies, tax-exempt entities, financial institutions or “financial services entities,” persons with a functional currency other than the U.S. dollar, regulated investment companies, real estate investment trusts, retirement plans, expatriates or former long-term residents of the United States, persons who hold their notes as part of a straddle, hedge, “conversion transaction,” “constructive sale” or other integrated investment, persons subject to the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or other pass-through entities that hold the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the Treasury Regulations promulgated thereunder, and rulings and judicial interpretations thereof, all as in effect on the date of this prospectus, any of which may be repealed or subject to change, possibly with retroactive effect. Consequences of Tendering Old Notes

The exchange of old notes for registered notes (with substantially identical terms) in the exchange offer will not be a taxable event for U.S. federal income tax purposes, and a holder will have the same adjusted tax basis and holding period in such registered notes that the holder had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such registered notes will be the same as those applicable to the old notes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR REGISTERED NOTES IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT RELATING TO THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the issuer), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of such broker-dealer of this prospectus. We have agreed that, for a period ending on the earlier of (a) 180 days after the registration statement containing this prospectus is declared effective and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2006, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the registered notes and the related guarantees on our behalf.

EXPERTS

The consolidated financial statements of Altra Industrial Motion, Inc. at December 31, 2005 and 2004 and for the year ended December 31, 2005 and for the period from inception (December 1, 2004) through December 31, 2004, and the consolidated financial statements of the Predecessor for the period from January 1, 2004 through November 30, 2004, and for the year ended December 31, 2003, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements included in this Prospectus and in the Registration Statement related to Hay Hall Holdings Limited have been audited by BDO Stoy Hayward, LLP, independent chartered accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of each such contract or document filed as an exhibit to the registration statement. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet site at http://www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports with the SEC. You may inspect and copy these reports and other information at the address set forth above. You may request copies of the documents, at no cost, by telephone at (617) 328-3300 or by mail to Altra Industrial Motion, Inc., 14 Hayward Street, Quincy, Massachusetts 02171.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.

Altra Industrial Motion, Inc. (the “Company”)
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets — as of December 31, 2005 and 2004	F-3
Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and for the Predecessor for the eleven months ended November 30, 2004 and year ended December 31, 2003
F-4
Consolidated Statements of Stockholder’s Equity for the year ended December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and for the Predecessor for the eleven months ended November 30, 2004 and year ended December 31, 2003
F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and for the Predecessor for the eleven months ended November 30, 2004 and year ended December 31, 2003
F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Interim Financial Statements:
Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005	F-40
Consolidated Statements of Operations and Comprehensive Income (Loss) for the three months ended March 31, 2006 and April 1, 2005	F-41
Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and April 1, 2005	F-42
Notes to Unaudited Condensed Consolidated Interim Financial Statements	F-43
Hay Hall Holdings Limited
Audited Financial Statements:
Report of the Independent auditors	F-56
Consolidated Profit and Loss account for the year ended December 31, 2005	F-57
Consolidated Statement of Total Recognised Gains and Losses for year ended December 31, 2005	F-58
Consolidated Balance Sheet as of December 31, 2005	F-59
Company Balance Sheet for the year ended December 31, 2005	F-60
Cash Flow Statement for year ended December 31, 2005	F-61
Notes to Accounts	F-62

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Altra Industrial Motion, Inc.

We have audited the accompanying consolidated balance sheets of Altra Industrial Motion, Inc. (“the Company”), as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity, and cash flows for the year ended December 31, 2005 and the period from inception (December 1, 2004) through December 31, 2004, and of the Predecessor for the period from January 1, 2004 through November 30, 2004, and for the year ended December 31, 2003. Our audits also included the financial statement schedules listed in the index at Item 21(b). These financial statements and schedules are the responsibility of management of the Company and its Predecessor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Altra Industrial Motion, Inc. at December 31, 2005 and 2004 and the consolidated results of the operations and cash flows of the Company for the year ended December 31, 2005 and the period from inception (December 1, 2004) through December 31, 2004, and of its Predecessor for the period from January 1, 2004 through November 30, 2004, and for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 21, 2006

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Balance Sheets

	December
	2005	2004
	(Dollars in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$10,060	$4,729
Trade receivables, less allowance for doubtful accounts of $1,797 and $1,424	46,441	45,969
Inventories, less allowance for obsolete materials of $6,843 and $6,361	54,654	56,732
Deferred income taxes	2,779	1,145
Prepaid expenses and other	1,973	4,792

Total current assets	115,907	113,367
Property, plant and equipment, net	66,393	68,006
Intangible assets, net	44,751	48,758
Goodwill	65,345	63,145
Other assets	5,008	5,775

Total assets	$297,404	$299,051

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$30,724	$28,787
Accrued payroll	16,016	11,661
Accruals and other liabilities	16,239	14,377
Deferred income taxes	33	129
Current portion of long-term debt	186	913

Total current liabilities	63,198	55,867
Long-term debt, less current portion and net of unaccreted discount	159,574	158,740
Deferred income taxes	7,550	9,828
Pension liabilities	14,368	19,534
Other post retirement benefits	12,500	12,203
Other long term liabilities	1,601	—
Commitments and Contingencies	—	—
Stockholder’s equity:
Common stock (1,000 shares authorized, issued & outstanding, $0.001 par value)	—	—
Additional paid-in capital	48,814	48,814
Due from Parent	(1,610)	—
Retained deficit	(1,318)	(5,762)
Cumulative foreign currency translation adjustment	(5,851)	549
Minimum pension liability	(1,422)	(722)

Total stockholder’s equity	38,613	42,879

Total liabilities and stockholder’s equity	$297,404	$299,051

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Altra		Predecessor (Note 1)
		From
		Inception
		(December 1, 2004	11 Months
	Year-Ended	through	Ended	Year-Ended
	December 31,	December 31	November 30,	December 31
	2005	2004)	2004	2003
	(Dollars in thousands)
Net sales	$363,465	$28,625	$275,037	$266,863
Cost of sales	271,952	23,847	209,253	207,941

Gross profit	91,513	4,778	65,784	58,922
Selling, general and administrative expenses	61,520	8,973	45,321	49,513
Research and development expenses	4,683	378	3,947	3,455
Restructuring charge, asset impairment and transition expenses	—	—	947	11,085
Gain on sale of fixed assets	(99)	—	(1,300)	—

Income (loss) from operations	25,409	(4,573)	16,869	(5,131)
Interest expense, net	17,065	1,410	4,294	5,368
Other non-operating expense (income), net	(17)	—	148	465

Income (loss) before income taxes	8,361	(5,983)	12,427	(10,964)
Provision (benefit) for income taxes	3,917	(221)	5,532	(1,658)

Net income (loss)	4,444	(5,762)	6,895	(9,306)
Other comprehensive (loss) income, net of income taxes:
Minimum pension liability adjustment	(700)	(722)	(6,031)	5,418
Foreign currency translation adjustment	(6,400)	549	478	3,917

Other comprehensive (loss) income	(7,100)	(173)	(5,553)	9,335

Comprehensive (loss) income	$(2,656)	$(5,935)	$1,342	$29

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Statements of Stockholder’s Equity

		Accumulated
		Other	Net
	Invested	Comprehensive	Invested
	Capital	Loss	Capital
	(Dollars in thousands)

For the Predecessor
Balance at December 31, 2002	$33,142	$(42,560)	$(9,418)
Net loss	(9,306)	—	(9,306)
Contribution from affiliates	6,385	—	6,385
Other comprehensive income, net of $4,251 tax benefit	—	9,335	9,335

Balance at December 31, 2003	30,221	(33,225)	(3,004)
Net income	6,895	—	6,895
Contribution from affiliates	7,922	—	7,922

Other comprehensive income, net of $3,697 tax benefit	—	(5,553)	(5,553)

Balance at November 30, 2004	$45,038	$(38,778)	$6,260

					Accumulated
		Additional			Other
	Common	Paid-In	Retained	Due from	Comprehensive
	Stock	Capital	Deficit	Parent	Loss	Total

For the Company
Initial capital contribution	$—	$39,994	$—	$—	$—	$39,994
Common stock issuance related to acquisition	—	8,820	—	—	—	8,820
Net loss	—	—	(5,762)	—	—	(5,762)
Other comprehensive loss	—	—	—	—	(173)	(173)

Balance at December 31, 2004	—	48,814	(5,762)	—	(173)	42,879
Net income	—	—	4,444	—	—	4,444
Payments made on behalf of parent company	—	—	—	(1,610)	—	(1,610)
Other comprehensive loss, net of $1,938 tax benefit	—	—	—	—	(7,100)	(7,100)

Balance at December 31, 2005	$—	$48,814	$(1,318)	$(1,610)	$(7,273)	$38,613

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Statements of Cash Flows

	Altra		Predecessor (Note 1)
		From Inception
		(December 1,	11 Months
	Year-Ended	2004 through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,
	2005	2004)	2004	2003
		(Dollars in thousands)
Cash flows from operating activities:
Net income (loss)	$4,444	$(5,762)	$6,895	$(9,306)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	8,574	673	6,074	8,653
Amortization of intangible assets	2,959	246	—	—
Amortization of deferred loan costs	621	49	—	587
Accretion of debt discount	942	79	—	—
Amortization of inventory fair value adjustment	1,699	1,699	—	—
(Gains) impairments on sale of fixed assets	(99)	—	(1,300)	2,126
Provision (benefit ) for deferred taxes	248	(1,031)	117	(2,679)
Changes in operating assets and liabilities:
Trade receivables	(2,654)	(324)	(4,197)	(578)
Inventories	(1,353)	(412)	(6,418)	(2,232)
Accounts payable and accrued liabilities	(1,832)	9,473	3,734	(13,842)
Other current assets and liabilities	2,226	(2,126)	1,477	(445)
Other operating assets and liabilities	(1,940)	3,059	(2,778)	3,427

Net cash provided by (used in) operating activities	13,835	5,623	3,604	(14,289)
Cash flows from investing activities:
Purchases of fixed assets	(6,199)	(289)	(3,489)	(5,294)
Acquisitions, net of $2,367 of cash acquired in 2004	1,607	(180,112)	—	—
Payment of additional Kilian purchase price	(730)	—	—	—
Proceeds from sale of fixed assets	125	—	4,442	3,721

Net cash (used in) provided by investing activities	(5,197)	(180,401)	953	(1,573)
Cash flows from financing activities:
Contributed capital	—	39,994	—	5,000
Proceeds from issuance of senior subordinated notes	—	158,400	—	—
Payments of debt acquired in acquisitions	—	(12,178)	—	(64,242)
Payment of debt issuance costs	(338)	(6,747)	—	—
Payments made on behalf of Parent company	(1,610)	—	—	—
Borrowings under revolving credit agreement	4,408	4,988	—	—
Payments on revolving credit agreement	(4,408)	(4,988)	—	—
Payment of capital leases	(835)	(37)	—	—
Contribution from affiliates	—	—	7,922	1,385
Change in affiliate debt	—	179,612	(14,618)	70,603

Net cash (used in) provided by financing activities	(2,783)	179,649	(6,696)	12,746

Effect of exchange rates on cash	(524)	75	159	1,065

Increase (Decrease) in cash and cash equivalents	5,331	4,729	(1,980)	(2,051)
Cash and cash equivalents, beginning of period	4,729	—	3,163	5,214

Cash and cash equivalents, end of period	$10,060	$4,729	$1,183	$3,163

Cash paid during the period for:
Interest	$15,448	$—	$2,796	$4,061
Income Taxes	$1,761	$—	$446	$1,249

See Accompany notes

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements
Dollars in thousands, unless otherwise noted

1.	Description of Business and Summary of Significant Accounting Policies

Basis of Preparation and Description of Business

Headquartered in Quincy, Massachusetts, Altra Industrial Motion, Inc. (“the Company”) produces, designs and distributes a wide range of mechanical power transmission products, including industrial clutches and brakes, enclosed gear drives, open gearing and couplings. The Company consists of several power transmission component manufacturers including Warner Electric, Boston Gear, Formsprag Clutch, Stieber Clutch, Ameridrives Couplings, Wichita Clutch, Nuttall Gear, Kilian and Delroyd Worm Gear. The Company designs and manufactures products that serve a variety of applications in the food and beverage, material handling, printing, paper and packaging, specialty machinery, and turf and garden industries. Primary geographic markets are in North America, Western Europe and Asia.

The Company was formed on November 30, 2004 following acquisitions of certain subsidiaries of Colfax Corporation (“Colfax”) and The Kilian Company (“Kilian”), both acquisitions of which are described in detail in Note 3. The consolidated financial statements of the Company include the accounts of the Company subsequent to November 30, 2004. The financial statements of “the Predecessor” include the combined historical financial statements of the Colfax entities acquired by the Company that formerly comprised the Power Transmission Group of Colfax, a privately-held industrial manufacturing company, that are presented for comparative purposes.

Prior to May 30, 2003, the Predecessor was a group of entities under common control. On May 30, 2003, through a series of capital contributions and exchanges of equity securities by the Predecessor’s shareholders, entities that were under common ownership, became subsidiaries of Colfax. In addition, certain entities that were previously taxed at the shareholder level became taxable entities (see the discussion on income taxes below and Note 8).

The historical financial results of Kilian, which was not related to the Predecessor, are not included in the presentation of Predecessor balances in the financial statements or the accompanying footnotes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Predecessor (where noted) and their wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The carrying values of financial instruments, including accounts receivable, accounts payable and other accrued liabilities, approximate their fair values due to their short-term maturities. At December 31, 2005 the carrying amount of long-term debt of the 9% Senior Secured Notes was $159.4 million. The estimated fair value at December 31, 2005 was $160.1 million based on quoted market prices for such Notes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Foreign currency translation

Assets and liabilities of subsidiaries operating outside of the United States with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period. Revenues and expenses are translated at average exchange rates effective during the respective period.

Foreign currency translation adjustments are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity. Net foreign currency transaction gains and losses are included in the results of operations in the period incurred and were not material in any of the periods presented.

Reclassification

Certain prior period amounts have been reclassified in the consolidated financial statements to conform to the current period presentation.

Cash and Cash Equivalents

Cash and cash equivalents include all financial instruments purchased with an initial maturity of three months or less. Cash equivalents are stated at cost, which approximates fair value.

Trade Receivables

An allowance for doubtful accounts is recorded for estimated collection losses that will be incurred in the collection of receivables. Estimated losses are based on historical collection experience, as well as, a review by management of the status of all receivables. Collection losses have been within the Company’s expectations.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (“FIFO”) method. The cost of inventories acquired by the Company in its acquisitions reflect their fair values at November 30, 2004 as determined by the Company based on the replacement cost of raw materials, the sales price of the finished goods less an appropriate amount representing the expected profitability from selling efforts, and for work-in-process the sales price of the finished goods less an appropriate amount representing the expected profitability from selling efforts and costs to complete.

The Company periodically reviews its quantities of inventories on hand and compares these amounts to the expected usage of each particular product or product line. The Company records as a charge to cost of sales any amounts required to reduce the carrying value of inventories to net realizable value.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost, net of accumulated depreciation incurred since November 30, 2004.

Depreciation of property, plant, and equipment is provided using the straight-line method over the estimated useful life of the asset, as follows:

Buildings and improvements	15 to 45 years
Machinery and equipment	2 to 15 years

Improvements and replacements are capitalized to the extent that they increase the useful economic life or increase the expected economic benefit of the underlying asset. Repairs and maintenance expenditures are charged to expense as incurred.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Intangible Assets

Intangibles represent product technology and patents, tradenames and trademarks and customer relationships. Product technology and patents and customer relationships are amortized on a straight-line basis over 8 to 12 years. The tradenames and trademarks are considered indefinite-lived assets and are not being amortized. Intangibles are stated at fair value on the date of acquisition and, at December 31, 2005, net of accumulated amortization incurred since November 30, 2004.

Goodwill

Goodwill represents the excess of the purchase price paid by the Company for the Predecessor and Kilian over the fair value of the net assets acquired in each of the acquisitions. Goodwill can be attributed to the value placed on the Company being an industry leader with a market leading position in the Power Transmission industry. The Company’s leadership position in the market was achieved by developing and manufacturing innovative products and management anticipates that its leadership position and profitability will continue to expand, enhanced by cost improvement programs associated with ongoing consolidation and centralization of it operations.

Impairment of Goodwill and Indefinite-Lived Intangible Assets

The Company evaluates the recoverability of goodwill and indefinite-lived intangible assets annually, or more frequently if events or changes in circumstances, such as a decline in sales, earnings, or cash flows, or material adverse changes in the business climate, indicate that the carrying value of an asset might be impaired. Goodwill is considered to be impaired when the net book value of a reporting unit exceeds its estimated fair value. Fair values are established using a discounted cash flow methodology (specifically, the income approach). The determination of discounted cash flows is based on the Company’s strategic plans and long-range forecasts. The revenue growth rates included in the forecasts are the Company’s best estimates based on current and anticipated market conditions, and the profit margin assumptions are projected based on current and anticipated cost structures.

Because the Company was still in the process of allocating its final goodwill and intangible assets, arising from the application of purchase accounting for the Predecessor and Kilian acquisitions, and had not allocated these assets across its business units, the Company evaluated its long-lived assets at the Company level at December 31, 2004. This analysis included consideration of discounted cash flows as well as EBITDA multiples. The analysis indicated no impairment to be present. During 2005, the Company completed its allocation of goodwill and intangible assets across its business units and performed its annual impairment assessment at the reporting unit level.

Impairment of Long-Lived Assets Other Than Goodwill and Indefinite-Lived Intangible Assets

The Company assesses its long-lived assets other than goodwill and indefinite-lived intangible assets for impairment whenever facts and circumstances indicate that the carrying amounts may not be fully recoverable. To analyze recoverability, the Company projects undiscounted net future cash flows over the remaining lives of such assets. If these projected cash flows are less than the carrying amounts, an impairment loss would be recognized, resulting in a write-down of the assets with a corresponding charge to earnings. The impairment loss is measured based upon the difference between the carrying amounts and the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amounts or fair value less cost to sell. Management determines fair value using the discounted cash flow method or other accepted valuation techniques.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Debt Issuance Costs

Costs directly related to the issuance of debt are capitalized, included in other long-term assets and amortized using the effective interest method over the term of the related debt obligation. The net carrying value of debt issuance costs was approximately $3.6 million and $3.4 million at December 31, 2005 and 2004, respectively.

Revenue Recognition

Product revenues are recognized, net of sales tax collected, at the time title and risk of loss pass to the customer, which generally occurs upon shipment to the customer. Service revenues are recognized as services are performed. Amounts billed for shipping and handling are recorded as revenue. Product return reserves are accrued at the time of sale based on the historical relationship between shipments and returns, and are recorded as a reduction of net sales.

Certain large distribution customers receive quantity discounts which are recognized net at the time the sale is recorded.

Shipping and Handling Costs

Shipping and handling costs associated with sales are classified as a component of cost of sales.

Warranty Costs

Estimated expenses related to product warranties are accrued at the time products are sold to customers. Estimates are established using historical information as to the nature, frequency, and average costs of warranty claims.

Self-Insurance

Certain operations are self-insured up to pre-determined amounts above which third-party insurance applies, for medical claims, workers’ compensation, vehicle insurance, product liability costs and general liability exposure. The accompanying balance sheets include reserves for the estimated costs associated with these self-insured risks, based on historic experience factors and management’s estimates for known and anticipated claims. A portion of medical insurance costs are offset by charging employees a premium equivalent to group insurance rates.

Research and Development

Research and development costs are expensed as incurred.

Advertising

Advertising costs are charged to selling, general, and administrative expenses as incurred and amounted to approximately $2.2 million, $0.2 million and $2.0 million, for the year ended December 31, 2005, and for the periods from December 1, 2004 through December 31, 2004 and January 1, 2004 through November 30, 2004 and less than $3.0 million in the year ended December 31, 2003.

Stock-Based Compensation

In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123(R), “Share-Based Payment,” which requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the Company’s consolidated statement of operations.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

In 2005, Altra Holdings, Inc. (“Holdings”), the Company’s parent company, established the 2004 Equity Incentive Plan that provides for various forms of stock based compensation to officers and senior-level employees of the Company. Awards granted under the 2004 Equity Incentive Plan are for equity instruments of Holdings.

Income Taxes

The Company records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. The Company evaluates the realizability of its net deferred tax assets and assesses the need for a valuation allowance on a quarterly basis. The future benefit to be derived from its deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income to realize the assets. The Company records a valuation allowance to reduce its net deferred tax assets to the amount that may be more likely than not to be realized. To the extent the Company establishes a valuation allowance, an expense will be recorded within the provision for income taxes line on the statement of operations. In periods subsequent to establishing a valuation allowance, if the Company were to determine that it would be able to realize its net deferred tax assets in excess of their net recorded amount, an adjustment to the valuation allowance would be recorded as a reduction to income tax expense in the period such determination was made.

Prior to various dates in mid-2003, only Boston Gear and the Predecessor’s non-U.S. based subsidiaries were accounted for under this method. The remaining U.S. based Predecessor affiliates were S-corporations and/or partnerships for U.S. income tax purposes. As such, income tax obligations were the responsibility of the Predecessor’s shareholders and partners for those periods. During 2003, these remaining Predecessor affiliates became subject to tax at the entity level and income taxes have been provided for since those dates. The effects of recognizing deferred tax assets and liabilities related to this change in status have been included in the provision (benefit) for income taxes for the year ended December 31, 2003. For all Predecessor periods, no taxes payable or receivable have been recorded in the Predecessor financial statements subsequent to the entities becoming taxable. The related estimated income tax payable or receivable is included as a component of the net contribution from (distribution to) affiliates as shown in the accompanying Statement of Stockholders’ Equity. The U.S. based current tax expense or benefit is presented as deferred tax expense or benefit for all Predecessor periods presented, as no current tax benefits or losses accrue to the Company or its Predecessor due to utilization of consolidated net operating losses of the former owner.

2.	Recent Accounting Pronouncements

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, (“Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements”) (“SFAS 154”). SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The provisions of this Statement are effective for accounting changes and corrections of errors made in fiscal periods beginning after December 15, 2005. The adoption of the provisions of SFAS 154 is not expected to have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. SFAS No. 151, which is effective for the Company beginning January 1, 2006, SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) so that those items are recognized as current-period charges. This statement also requires

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

the allocation of fixed production overhead costs based on the normal capacity of the production facilities regardless of the actual use of the facility. The Company does not believe that this statement will have any material impact on the Company’s financial position or results of operations.

3.	Acquisitions

On November 30, 2004, the Company acquired the Predecessor for $180.0 million in cash and Kilian for an $8.8 million issuance of common stock plus the assumption of Kilian debt in the amount of approximately $12.2 million. The purchase price of both acquisitions has been adjusted following the completion of certain negotiations surrounding adjustments to the respective seller’s recorded working capital at the acquisition date. In 2005 Predecessor negotiations were finalized resulting in the return of approximately $1.6 million of the purchase price to the Company. Negotiations were also finalized for Kilian which resulted in a final payment by the Company of approximately $0.7 million.

The acquisitions have been accounted for in accordance with SFAS No. 141, “Business Combinations.” As discussed in the Basis of Presentation in Note 1, the consolidated financial statements include the results of operations for the period December 1, 2004 through December 31, 2004, and those of the Predecessor for prior periods.

The Company has completed its purchase price allocations. The value of the acquired assets, assumed liabilities and identified intangibles from the acquisition of the Predecessor and Kilian, as presented below, are based upon management’s estimates of fair value as of the date of the acquisition. The goodwill and intangibles recorded in connection with the acquisition of the Predecessor have been allocated across the business units acquired from the Predecessor. The purchase price allocations are as follows (in thousands):

	Predecessor	Kilian	Total

Total purchase price, including closing costs of approximately $2.6 million	$181,019	$9,594	$190,613

Cash and cash equivalents	1,183	1,184	2,367
Trade receivables	39,233	6,096	45,329
Inventories	52,761	5,108	57,869
Prepaid expenses and other	4,770	207	4,977
Property, plant and equipment	59,320	9,111	68,431
Intangible assets	49,004	—	49,004
Deferred income taxes — long term	—	104	104
Other assets	150	—	150

Total assets acquired	206,421	21,810	228,231
Accounts payable, accrued payroll, and accruals and other current liabilities	46,422	3,125	49,547
Bank debt	—	12,178	12,178
Deferred income taxes	8,127	—	8,127
Pensions, other post retirement benefits and other liabilities	34,166	—	34,166

Total liabilities assumed	88,715	15,303	104,018

Net assets acquired	117,706	6,507	124,213

Excess purchase price over the fair value of net assets acquired	$63,313	$3,087	$66,400

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill. The amounts recorded as identifiable intangible assets consist of the following:

	Predecessor	Kilian	Total

Customer relationships	$27,802	$—	$27,802
Product technology and patents	5,122	—	5,122

Total intangible assets subject to amortization	32,924	—	32,924
Trade names and trademarks, not subject to amortization	16,080	—	16,080

Total intangible assets	$49,004	$—	$49,004

Customer relationships, product technology and patents, are subject to amortization over their estimated useful lives of twelve and eight years, respectively, which reflects the anticipated periods over which the Company estimates it will benefit from the acquired assets. The weighted average estimated useful life of all intangible assets subject to amortization is approximately 11.1 years. Substantially all of this amortization is deductible for income tax purposes.

The following table sets forth the unaudited pro forma results of operations of the Company for the two years in the period ended December 31, 2004 as if the Company had acquired the Predecessor and Kilian as of January 1, 2003. The pro forma information contains the actual combined operating results of the Company, the Predecessor and Kilian with the results prior to the December 1, 2004 adjusted to include the pro forma impact of (i) additional amortization and depreciation expense associated with the adjustment to and recognition of fair value of fixed and intangible assets; (ii) the elimination of additional expense as a result of the fair value adjustment to inventory recorded in connection with the Acquisition; (iii) additional expenses associated with new contractual commitments created at Inception; (iv) additional expenses associated with general and administrative services previously performed by the Predecessor’s parent and not charged to the Predecessor; (v) additional interest expense associated with debt issued at Inception; (vi) the elimination of previously incurred interest expense of the Predecessor and Kilian; and (vii) the elimination of expense associated with pension and OPEB obligations retained by the Predecessor. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of January 1, 2003 or that may be obtained in the future.

	2004	2003
	(Pro forma, unaudited, in thousands)

Total Revenues	$343,308	$305,513
Net income (loss)	(541)	(19,769)

4.	Inventories

Inventories at December 31, 2005 and 2004 consisted of the following:

	2005	2004

Raw materials	$22,512	$29,219
Work in process	13,876	12,636
Finished goods	25,109	21,238

	61,497	63,093
Less — Allowance for excess, slow-moving and obsolete inventory	(6,843)	(6,361)

	$54,654	$56,732

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

5.	Property, Plant and Equipment

Property, plant and equipment at December 31, 2005 and 2004, consisted of the following:

	2005	2004

Land	$7,892	$5,848
Buildings and improvements	16,500	14,597
Machinery and equipment	50,402	48,234

	74,794	68,679
Less — Accumulated depreciation	(8,401)	(673)

	$66,393	$68,006

6.	Goodwill and Intangible Assets

Goodwill and other intangibles as of December 31, 2005 and 2004 consisted of the following:

Goodwill
Balance December 31, 2004	$63,145
Adjustments, net	3,255
Impact of changes in foreign currency	(1,055)

Balance December 31, 2005	$65,345

The Goodwill adjustments primarily relate to the finalization of the recorded working capital balances for both the Kilian and Predecessor acquisitions, which resulted in a decrease in goodwill of $0.9 million. Goodwill was further adjusted down by $2.0 million for deferred taxes that had been previously established as part of the purchase accounting. These decreases in goodwill were offset by an increase in the amount of assumed liabilities identified, of approximately, $6.1 million.

	December 31, 2005		December 31, 2004
		Accumulated		Accumulated
Other Intangibles	Cost	Amortization	Cost	Amortization

Intangible assets not subject to amortization Tradenames and trademarks	$16,080	$—	$16,080	$—
Intangible assets subject to amortization:
Customer relationships	27,802	2,515	27,802	193
Product technology and patents	5,122	690	5,122	53
Impact of changes in foreign currency	(1,048)	—	—	—

Total intangible assets	$47,956	$3,205	$49,004	$246

The Company recorded $3.0 million and $0.2 million of amortization expense for the year-ended December 31, 2005 and the period from inception through December 31, 2004, respectively. No amortization expense was recorded by the Predecessor.

The estimated amortization expense for intangible assets is approximately $3.0 million in each of the next five years.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

7.	Warranty Costs

Changes in the carrying amount of accrued product warranty costs are as follows:

		December 1, 2004	Predecessor
	Year-Ended	through	11 Months Ended
	December 31,	December 31,	November 30,
	2005	2004	2004
Balance at beginning of period	$1,528	$1,524	$1,300
Accrued warranty costs	1,265	94	1,093
Payments and adjustments	(917)	(90)	(869)

Balance at end of period	$1,876	$1,528	$1,524

8.	Income Taxes

Pre-tax income (loss) by domestic and foreign locations were as follows:

			Predecessor (Note 1)
		December 1,	11 Months
		2004 through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2003
Domestic	$4,635	$(6,337)	$9,125	$(9,189)
Foreign	3,726	354	3,302	(1,775)

	$8,361	$(5,983)	$12,427	$(10,964)

The components of the provision (benefit) for income taxes were as follows:

			Predecessor (Note 1)
		December 1,	11 Months
		2004 through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2003
Current:
Federal	$1,631	$—	$3,851	$434
Foreign and State	2,038	810	1,564	587

	3,669	810	5,415	1,021
Deferred:
Federal	532	(564)	98	(1,707)
Foreign and state	(284)	(467)	19	(972)

	248	(1,031)	117	(2,679)

Provision (benefit) for income taxes	$3,917	$(221)	$5,532	$(1,658)

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

U.S. income taxes at the statutory tax rate reconciled to the overall U.S. and foreign provision (benefit) for income taxes were as follows:

			Predecessor (Note 1)
		December 1,	11 Months
		2004 through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2003
Tax at U.S. federal income tax rate	$2,926	$(2,094)	$4,371	$(3,749)
State taxes, net of federal income tax effect	373	(67)	366	(209)
Effect of losses of domestic S corporation and partnership entities	—	—	—	(5,927)
Valuation allowance	—	2,011	895	7,153
Foreign and other	618	(71)	(100)	1,074

Provision (benefit) for income taxes	$3,917	$(221)	$5,532	$(1,658)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 31, 2005 and 2004 were as follows:

	2005	2004

Deferred tax assets:
Post-retirement obligations	$12,050	$10,580
Expenses not currently deductible	8,657	8,575
Net operating loss carryover	1,740	1,997
Other	883	842

Total deferred tax assets	23,330	21,994
Valuation allowance for deferred tax assets	(16,389)	(18,374)

Net deferred tax assets	6,941	3,620
Deferred tax liabilities:
Property, plant and equipment	6,264	4,010
Intangible assets	5,278	7,638
Other	203	784

Total deferred tax liabilities	11,745	12,432

Net deferred tax liabilities	$(4,804)	$(8,812)

At December 31, 2005 and 2004, the Company had net operating loss carryforwards primarily related to operations in France of $5.0 million and $5.4 million, respectively, which can be carried forward indefinitely.

The decrease in net deferred tax liabilities for the year includes a deferred tax benefit of approximately $2.0 million attributable to the release of valuation allowances established in purchase accounting, resulting in a reduction of book goodwill, and a deferred tax benefit of approximately $1.9 million attributable to accrued pension liabilities and currency translation adjustments recorded through other comprehensive income.

Valuation allowances are established for a deferred tax asset that management believes may not be realized. The Company continually reviews the adequacy of the valuation allowance and recognizes tax

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

benefits only as reassessments indicate that it is more likely than not the benefits will be realized. A valuation allowance at December 31, 2005 and 2004 of $16.4 million and $18.4 million, respectively, has been recognized to offset deferred tax assets due to the uncertainty of realizing the benefits of the deferred tax assets. The decrease in the valuation allowance relates primarily to deferred tax adjustments associated with purchase price accounting and have been recorded to goodwill. Of the total valuation allowance existing at December 31, 2005, approximately $16.1 million will be allocated to reduce book goodwill if and when released in subsequent periods.

The undistributed earnings of the Company’s foreign subsidiaries on which tax is not provided was approximately $0.4 million as of December 31, 2005, and are considered to be indefinitely reinvested. As of December 31, 2005, the Company has not recorded U.S. federal deferred income taxes on these undistributed earnings from its foreign subsidiaries. It is expected that these earnings will be permanently reinvested in operations outside the U.S. If the undistributed earnings were not reinvested in operations outside the U.S., the tax impact would be immaterial to the Company.

The American Jobs Creation Act of 2004 (the “Job Creation Act”) was enacted on October 22, 2004. Among other things, the Job Creation Act repeals an export incentive and creates a new deduction for qualified domestic manufacturing activities. The Company has recorded in the computation of the account, a deduction of $0.1 million. In addition, the Job Creation Act also included a deduction of 85% of certain foreign earnings that are repatriated, as defined in the Job Creation Act. The Company did not repatriate any earnings in 2005 under this provision of the Job Creation Act.

9.	Pension and Other Employee Benefits

Defined Benefit (Pension) and Postretirement Benefit Plans

The Company sponsors various defined benefit (pension) and postretirement (medical and life insurance coverage) plans for certain, primarily unionized, active employees (those in the employment of the Company at or hired since November 30, 2004). The Predecessor sponsored similar plans that covered certain employees, former employees and eligible dependents. At November 30, 2004, the Company assumed the pension and postretirement benefit obligations of all active U.S. employees and all non-U.S. employees of the Predecessor. Additionally, the Company assumed all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees. Colfax retained all other pension and postretirement benefit obligations relating to the Predecessor’s former employees.

The accounting for these plans is subject to the guidance provided in SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions.” Both of these statements require management to make assumptions relating to the long-term rate of return on plan assets, discount rates used to measure future obligations and expenses, salary scale inflation rates, health care cost trend rates, and other assumptions. The selection of assumptions is based upon historical trends and known economic and market conditions at the time of valuation. Because of the volatility of the assumptions, actual results may vary substantially from forecast plan assumptions. Both the pension plans and the postretirement plans are revalued annually, using a December 31 measurement date, based upon updated assumptions and information about the individuals covered by the plan.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

The following tables represent the reconciliation of the benefit obligation, fair value of plan assets and funded status of the respective defined benefit (pension) and postretirement benefit plans as of December 31, 2005 and 2004:

	Pension Benefits			Postretirement Benefits
		From	Predecessor		From	Predecessor
		Inception	(Note 1)		Inception	(Note 1)
		(December 1,	11 Months		(December 1,	11 Months
	Year Ended	2004) through	Ended	Year Ended	2004) through	Ended
	December 31,	December 31,	November 30,	December 31,	December 31,	November 30,
	2005	2004	2004	2005	2004	2004
Change in benefit obligation:
Obligation at beginning of period	$24,706	$—	$149,338	$12,570	$—	$30,903
Benefit obligation assumed from Predecessor	—	23,750	—	—	12,040	—
Service cost	591	35	530	295	30	269
Interest cost	1,362	112	8,352	549	59	1,654
Amendments	55	—	440	(2,088)	—	—
Actuarial loss (gain)	1,610	687	6,757	(218)	441	(2,199)
Foreign exchange effect	(424)	144	125	—	—	—
Benefits paid	203	(22)	(10,541)	125	—	(1,651)

Obligation at end of period	$27,697	$24,706	$155,001	$10,983	$12,570	$28,976

Change in plan assets:
Fair value of plan assets, beginning of period	$4,647	$—	$111,287	$—	$—	$—
Plan assets transferred from Predecessor	—	4,647	—	—	—	—
Actual return on plan assets	309	—	3,979	—	—	—
Employer contribution	961	22	5,055	—	—	1,651
Benefits paid	85	(22)	(10,541)	—	—	(1,651)

Fair value of plan assets, end of period	$5,832	$4,647	$109,780	$—	$—	$—

Funded status:
Plan assets less than benefit obligation	$(21,865)	$(20,059)	$(45,221)	$(10,983)	$(12,570)	$(28,976)
Unrecognized actuarial loss	2,390	722	58,494	162	367	1,666
Unrecognized prior service cost	49	—	223	(1,679)	—	(28)

(Accrued) prepaid cost	$(19,426)	$(19,337)	$13,496	$(12,500)	$(12,203)	$(27,338)

Amounts recognized in the balance sheets consist of:
Accrued benefit cost	$(21,865)	$(20,059)	$(45,343)	$(12,500)	$(12,203)	$(27,338)
Intangible asset	49	—	223	—	—	—
Accumulated other comprehensive income	2,390	722	58,616	—	—	—

Net amount recognized	$(19,426)	$(19,337)	$13,496	$(12,500)	$(12,203)	$(27,338)

For all pension plans presented above, the accumulated and projected benefit obligations exceed the fair value of plan assets. The accumulated benefit obligation at December 31, 2005 and 2004 was $27.7 million

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

and $24.7 million, respectively. Non-US pension liabilities recognized in the amounts presented above are $2.9 million and $3.2 million at December 31, 2005 and 2004, respectively.

The key economic assumptions used in the computation of the respective benefit obligations at December 31, 2005 and 2004 presented above are as follows:

	Pension Benefits		Postretirement Benefits
	2005	2004	2005	2004

Weighted-average discount rate	5.5%	5.8%	5.5%	5.8%
Weighted-average rate of compensation increase	N/A	N/A	N/A	N/A

The following table represents the components of the net periodic benefit cost associated with the respective plans:

	Pension Benefits				Postretirement Benefits
		From				From
		Inception				Inception
		(December 1,	Predecessor (Note 1) )			(December 1,	Predecessor (Note 1)
		2004)	11 Months			2004)	11 Months
	Year Ended	through	Ended	Year-Ended	Year Ended	through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2003	2005	2004	2004	2003
Service cost	$591	$35	$530	$650	$295	$30	$269	$390
Interest cost	1,362	112	8,352	9,211	549	59	1,654	1,876
Recognized net actuarial loss	—	—	2,783	23	—	—	183	—
Expected return on plan assets	431	(31)	(9,747)	(10,971)	—	—	—	—
Amortization	72	—	14	1,266	(423)	—	(19)	232

Net periodic benefit cost	$1,594	$116	$1,932	$179	$421	$89	$2,087	$2,498

The key economic assumptions used in the computation of the respective net periodic benefit cost for the periods presented above are as follows:

	Pension Benefits				Postretirement Benefits
		From				From
		Inception				Inception
		(December 1,	Predecessor (Note 1)			(December 1,	Predecessor (Note 1)
		2004)	11 Months		Year	2004)	11 Months
	Year Ended	through	Ended	Year-Ended	Ended	through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,	December 31,	December 31,	November 30,	December 31,
	2005	2004	2004	2003	2005	2004	2004	2003
Discount rate	5.5%	6.0%	6.2%	7.2%	5.5%	6.0%	6.3%	6.8%
Expected return on plan assets	8.5%	8.5%	8.5%	9.0%	N/A	N/A	N/A	N/A
Compensation rate increase	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

The reasonableness of the expected return on the funded pension plan assets was determined by three separate analyses: (i) review of forty years of historical data of portfolios with similar asset allocation characteristics, (ii) analysis of six years of historical performance for the Predecessor plan assuming the current portfolio mix and investment manager structure, and (iii) a projected portfolio performance, assuming the plan’s target asset allocation.

For measurement of the postretirement benefit obligations and net periodic benefit costs, an annual rate of increase in the per capita cost of covered health care benefits of approximately 7.5% was assumed. This rate was assumed to decrease gradually to 5% by 2008 and remain at that level thereafter. The assumed health

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

care trends are a significant component of the postretirement benefit costs. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage-	1-Percentage-
	Point	Point
	Increase	Decrease

Effect on service and interest cost components for the period January 1, 2005 through December 31, 2005	$122	$(101)
Effect on the December 31, 2005 post-retirement benefit obligation	1,453	(1,378)

In December 2003, Congress passes the “Medicare Prescription Drug Improvement and Modernization Act of 2003” (the Act) that reformed Medicare in such a way that the Company may have been eligible to receive subsidies for certain prescription drug benefits that are incurred on behalf of plan participants. There has been no impact on the company’s plans as either prescription drug coverage is not offered past the age of 65 or we have not applied for any subsidy. Accordingly, the amounts recorded and disclosed in these financial statements do not reflect any amounts related to this Act.

The asset allocations for the Company’s and the Predecessor’s funded retirement plans at December 31, 2005 and 2004, respectively, and the target allocation for 2005, by asset category, are as follows:

	Allocation Percentage of
	Plan Assets at Year-End
Asset	2005	2005	2004
Category	Actual	Target	Actual

Equity securities	67%	65%		(i)
Fixed income securities	33%	35%		(i)

(i)	The assets for the Company’s funded retirement plan at the end of 2004 were held by the Predecessor, awaiting transfer. Once received, they were invested in a manner consistent with the 2005 target allocation.

The investment strategy is to achieve a rate of return on the plan’s assets that, over the long-term, will fund the plan’s benefit payments and will provide for other required amounts in a manner that satisfies all fiduciary responsibilities. A determinant of the plan’s returns is the asset allocation policy. The plan’s asset mix will be reviewed by the Company periodically, but at least quarterly, to rebalance within the target guidelines. The Company will also periodically review investment managers to determine if the respective manager has performed satisfactorily when compared to the defined objectives, similarly invested portfolios, and specific market indices.

Expected cash flows

The following table provides the amounts of expected benefit payments, which are made from the plans’ assets and includes the participants’ share of the costs, which is funded by participant contributions. The amounts in the table are actuarially determined and reflect the Company’s best estimate given its current knowledge; actual amounts could be materially different.

		Pension	Postretirement
		Benefits	Benefits

Expected benefit payments (from plan assets)	2006	446	208
	2007	633	296
	2008	818	394
	2009	1,035	499
	2010	1,212	618
	2011-2015	8,577	4,203

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

The Company contributed $0.9 million to its pension plan in 2005. The Company has cash funding requirements associated with its pension plan which are estimated to be $7.4 million in 2006, $3.8 million in 2007, $2.6 million in 2008 and $1.9 million thereafter.

Defined Contribution Plans

At November 30, 2004, the Company established a defined contribution plan for substantially all full-time U.S.-based employees on terms that mirror those previously provided by the Predecessor. All active employees became participants of the Company’s plan and all of their account balances in the Predecessor plans were transferred to the Company’s plan at Inception.

Under the terms of both the Company and Predecessor plans, eligible employees may contribute from one to fifteen percent of their compensation to the plan on a pre-tax basis. The Company makes a matching contribution equal to half of the first six percent of salary contributed by each employee and makes a unilateral contribution of three percent of all employees’ salary (including non-contributing employees). The Company’s expense associated with the defined contribution plan was $2.5 and $0.3 million during the year-ended December 31, 2005 and the period December 1, 2004 through December 31, 2004, respectively. The Predecessor’s expense was $2.4 million during the eleven months ending November 30, 2004, and $2.0 million in the year ending December 31, 2003.

10.	Long-Term Debt

Revolving Credit Agreement

At November 30, 2004, the Company entered into an agreement for up to $30 million of revolving borrowings from a commercial bank (the Revolving Credit Agreement), subject to certain limitations resulting from the requirement of the Company to maintain certain levels of collateralized assets, as defined in the Revolving Credit Agreement. The Company may use up to $10 million of its availability under the Revolving Credit Agreement for standby letters of credit issued on its behalf, the issuance of which will reduce the amount of borrowings that would otherwise be available to the Company. The Company may re-borrow any amounts paid to reduce the amount of outstanding borrowings; however, all borrowings under the Revolving Credit Agreement must be repaid in full as of November 30, 2009.

Borrowings under the Revolving Credit Agreement bear interest, at the Company’s election, at LIBOR plus 250 basis points annually or the lenders Prime Rate plus 125 basis points, but in no event no lower than 3.75%. The Company must also pay 2.0% per annum on all outstanding letters of credit, 0.375% per annum on the unused availability under the Revolving Credit Agreement and $10 per quarter in service fees. The Company incurred approximately $1.5 million in fees associated with the issuance of the Revolving Credit Agreement which have been capitalized as deferred financing costs and will be amortized over the five year life of the Revolving Credit Agreement as a component of interest expense.

Substantially all of the Company’s assets have been pledged as collateral against outstanding borrowings under the Revolving Credit Agreement. The Revolving Credit Agreement requires the Company to maintain a minimum fixed charge coverage ratio (when availability under the line falls below $12.5 million) and imposes customary affirmative covenants and restrictions on the Company. The Company was in compliance with certain covenants and obtained a waiver for noncompliance with one covenant at December 31, 2005. The Company was in compliance with all requirements of the Revolving Credit Agreement at December 31, 2004.

There were no borrowings under the Revolving Credit Agreement at December 31, 2005 and 2004, however; the lender had issued $2.4 million and $1.9 million, respectively, of outstanding letters of credit on behalf of the Company.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

9% Senior Secured Notes

At November 30, 2004, the Company issued 9% Senior Secured Notes (Senior Notes), with a face value of $165 million. Interest on the Senior Notes is payable semiannually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2005, at an annual rate of 9%. The effective interest rate on the Senior Notes is approximately 10.0%, after consideration of the amortization of $6.6 million related to initial offer discounts (included in long-term debt) and $2.7 million of deferred financing costs (included in other assets).

The Senior Notes mature on December 1, 2011 unless previously redeemed by the Company. Through December 1, 2007, the Company may elect to redeem up to 35% of the Senior Notes with the proceeds of certain equity transactions by paying a 9% premium of the amounts paid by such redemption. From December 1, 2008 through November 30, 2009, the Company may also elect to redeem any or all of the Senior Notes still outstanding by paying a 4.5% premium of the amounts paid for such redemptions. A 2.25% premium is due for redemptions completed from December 1, 2009 to November 30, 2010. Subsequent to November 30, 2010, the Company may elect to redeem any or all of the Senior Notes then outstanding at face value.

In connection with the issuance of the Senior Notes, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission in an effort to convert the Senior Notes to publicly traded instruments. The Company experienced delays in the effectiveness of such filing, and incurred additional interest at an annual rate of .25%, increasing by an additional .25% for each 90 day delay in the registration up to .75% of additional interest by the time the registration statement became effective. The additional interest expense included in the statement operations for the year ended December 31, 2005 was $0.4 million.

The Senior Notes are guaranteed by the Company’s U.S. domestic subsidiaries and are secured by a second priority lien, subject to first priority liens securing the Revolving Credit Agreement, on substantially all of the Company’s assets. The Senior Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. With the exception of filing timely financial information, the Company was in compliance with all covenants of the Senior Notes at December 31, 2005. This by itself does not constitute an event of default nor trigger the callability of the Senior Notes. As of December 31, 2004 the Company was in compliance with all of the requirements of the Senior Notes.

Predecessor Debt

During 2003, the Predecessor borrowed $70.6 million from its parent company which was used to retire all, then existing, bank debt. In connection with the repayment of the bank debt, the Predecessor wrote off $0.4 million of deferred financing costs, which was charged to the gain on sale of assets and other non-operating expense (income) caption in the statement of operations. The amounts borrowed from the parent company bore an interest rate of 5.83% which approximated the rates incurred by the parent company for their third-party debt.

Capital Leases (see also Note 15)

The Company and the Predecessor lease a building and certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt. Capital lease obligations amounted to approximately $0.3 million and $1.1 million at December 31, 2005 and 2004, respectively. Assets under capital leases are included in property, plant and equipment with the related amortization recorded as depreciation expense.

11.	Stockholder’s Equity

The Company has authorized, issued and outstanding 1,000 shares of $0.001 par-value common stock, all of which is held by Altra Holdings, Inc. (“Holdings”), the Company’s parent and sole shareholder.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

For the Predecessor, all historical equity balances are reflected in the consolidated financial statements as invested capital. The annual net cash flows from the Boston Gear division, the recognition or settlement of intercompany balances of any of the Predecessor entities with Colfax, federal and state income taxes payable or receivable and allocations of balances from Colfax are reflected as contributions from and distributions to affiliates in the consolidated statements of stockholders’ equity.

12.	Related-Party Transactions

Kilian Acquisition

As discussed in Note 3, the Company acquired Kilian in exchange for the assumption of $12.2 million of Kilian’s debt and the issuance of $8.8 million of common stock issued to Holdings. Holdings had previously acquired Kilian through the exchange of preferred and common stock in Holdings that was issued to certain preferred and common shareholders of Kilian, the majority of whom were represented by Genstar Capital Partners III, L.P., one of the primary shareholders in Holdings.

Management Agreement

At November 30, 2004, the Company and Holdings entered into an advisory services agreement with Genstar Capital, L.P. (“Genstar”), whereby Genstar agreed to provide certain management, business strategy, consulting, financial advisory and acquisition related services to the Company. Pursuant to the agreement, the Company will pay to Genstar an annual consulting fee of $1.0 million (payable quarterly, in arrears at the end of each calendar quarter), reimbursement of out-of-pocket expenses incurred in connection with the advisory services and an advisory fee of 2.0% of the aggregate consideration relating to any acquisition or dispositions completed by the Company. The Company recorded $1.0 million and $0.1 million in management fees, included in selling, general and administrative expenses for the year ended December 31, 2005 and for the period from inception through December 31, 2004, respectively. Genstar also received a one-time transaction fee of $4.0 million, and $0.4 million in reimbursement of transaction related expenses, for advisory services it provided in connection with the acquisitions and related financings discussed in Notes 3 and 10, and such amounts are reflected in selling, general and administrative expenses for the period from inception (December 1) through December 31, 2004. At December 31, 2005, the Company had $0.3 million recorded in accruals and other liabilities as a payable to Genstar in connection with the annual consulting fee, there were no amounts outstanding at December 31, 2004.

Transition Services Agreement

In connection with the acquisition of the Predecessor operations from Colfax, the Company entered into a transition services agreement with Colfax whereby Colfax agreed to provide the Company with transitional support services. The transition services include the continued access to Colfax’ employee benefit plans through February 2005, the provision of certain accounting, treasury, tax and payroll services through various periods all of which ended by May 2005 and the transition of management oversight of various on-going business initiatives through May 2005. The cost of these services was less than $0.1 million.

Predecessor Related Party Transactions

Danaher Corporation (Danaher) was related to the Predecessor through common ownership. Revenue from sales of products to Danaher was approximately $0.3 for the eleven months ended November 30, 2004 and $0.3 million for the year ended December 31, 2003. Purchases of products from Danaher amounted to $5.8 million and $7.2 million in the eleven months ending November 30, 2004 and the year ending December 31, 2003, respectively.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Certain corporate and administrative services were performed for the Predecessor by Colfax personnel. Such services consist primarily of executive management, accounting, legal, tax, treasury and finance. Services performed for the Predecessor by Colfax were allocated to the Predecessor to the extent that they were identifiable, clearly applicable to the Predecessor and factually supported as attributable to the Predecessor. Management believes that this method of allocation is reasonable and it is consistent throughout all periods presented. No significant amounts are included in the Company’s financial statements for such services although certain professional fees including auditing fees have been allocated to the Predecessor results in the Statement of Operations and Comprehensive Income (Loss). Management estimates that these expenses would increase by approximately $1.0 million if the Predecessor was a stand alone entity. In addition, the Predecessor participated in group purchasing arranged by Colfax for costs such as insurance, health care and raw materials. These direct expenses were charged to the Predecessor entities as incurred.

The Predecessor utilized a materials sourcing operation located in China that was operated by Colfax for the benefit of all affiliated entities. Management estimates that expenses would increase approximately $0.6 million if the Predecessor had to operate this sourcing function on a stand alone basis.

The Predecessor also participated in the Colfax treasury function whereby funds were loaned to and borrowed from affiliates in the normal course of business. The net amount due to Colfax and its subsidiaries, which are not a component of the Predecessor, are reported as affiliate debt in the Balance Sheet.

13.	Concentrations of Credit, Business Risks and Workforce

Financial instruments, which are potentially subject to concentrations of credit risk, consist primarily of trade accounts receivable. The Company manages this risk by conducting credit evaluations of customers prior to delivery or commencement of services. When the Company enters into a sales contract, collateral is normally not required from the customer. Payments are typically due within thirty days of billing. An allowance for potential credit losses is maintained, and losses have historically been within management’s expectations.

Credit related losses may occur in the event of non-performance by counterparties to financial instruments. Counterparties typically represent international or well established financial institutions.

One customer represents 9.4%, 9.0%, 10.3%, and 10.8% of the Company’s and Predecessor’s sales for the year ended December 31, 2005 and the periods December 1, 2004 through December 31, 2004 and January 1, 2004 through November 30, 2004 and the year ended December 31, 2003, respectively. Outstanding accounts receivables from that customer were $3.6 million and $2.7 million at December 31, 2005 and 2004, respectively.

The Company and its Predecessor operate in a single business segment for the development, manufacturing and sales of mechanical power transmission products. The Company’s chief operating decision maker reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company. Net sales to third parties and property, plant and equipment by geographic region are as follows (in thousands):

	Net Sales				Property, Plant and
			Predecessor (Note 1)		Equipment
		December 1,	11 Months
	Year-Ended	2004 through	Ended	Year-Ended
	December 31,	December 31,	November 30,	December 31,	December 31,	December 31,
	2005	2004	2004	2003	2005	2004
North America (primarily U.S.)	$288,883	$23,071	$207,731	$198,244	$47,587	$47,284
Europe	59,176	4,632	54,141	54,672	16,968	18,760
Asia and other	15,406	922	13,165	13,947	1,838	1,962

Total	$363,465	$28,625	$275,037	$266,863	$66,393	$68,006

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity, which holds such assets.

See the Non-Guarantor balance sheet in Note 16 for net assets of foreign subsidiaries at December 31, 2005 and 2004.

The Company has not provided specific product line sales as our general purpose financial statements do not allow us to readily determine groups of similar product sales.

Approximately 32.3% of the Company’s labor force (19.3% and 90.1% in the United States and Europe, respectively) is represented by collective bargaining agreements.

14.	Predecessor Restructuring, Asset Impairment and Transition Expenses

On January 1, 2003, the Predecessor adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 nullifies EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. Restructuring plans initiated prior to December 31, 2002 are accounted for according to EITF 94-3 while all restructuring actions initiated after December 31, 2002 will be accounted for according to SFAS No. 146. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 had previously required that a liability for such costs be recognized at the date of the Company’s commitment to an exit or disposal plan. SFAS No. 146 may effect the periods in which costs are recognized although the total amount of costs recognized will be the same as previous accounting guidance.

Beginning in the fourth quarter of 2002, the Predecessor adopted certain restructuring programs intended to improve operational efficiency by reducing headcount, consolidating its operating facilities and relocating manufacturing and sourcing to low-cost countries. The Predecessor did not exit any of its operating activities and these programs did not reduce sales. The amounts recorded as restructuring charges, asset impairment and transition expenses in the Consolidated Statement of Comprehensive Income (Loss) for the period January 1, 2004 through November 30, 2004 and the year ended December 31, 2003 amounted to approximately $0.9 million and $11.1 million, respectively, and were comprised of the following major categories:

	11 Months Ended	Year-Ended
	November 30,	December 31,
	2004	2003

Accrued restructuring charge	$—	$—
Impairment or loss on sale of fixed assets	306	2,011
Period cost transition expenses	641	9,074

	$947	$11,085

Certain period costs such as relocation, training, recruiting, duplicative associates and moving costs resulting from restructuring programs amounted to $0.6 million and $9.1 million for the period January 1, 2004 through November 30, 2004 and the year ended December 31, 2003, respectively, were included as a component of transition expense. A summary of Predecessor cost reduction programs follows.

United States Programs

The speed reducer product line consolidation resulted in the closure of the Florence, KY distribution center, the Louisburg, NC manufacturing facility and the Charlotte, NC manufacturing facility. The three closed locations were moved into a new leased facility in Charlotte, NC. In addition the Norwalk, CA distribution center was downsized and moved into a smaller facility and the engineering and purchasing

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

functions were moved from Quincy, MA to the new Charlotte, NC production facility. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

The electronic clutch brake product line consolidation resulted in the closure of the Roscoe, IL manufacturing facility. The high volume turf and garden product line was moved to the Columbia City, IN coil production facility, while the industrial and vehicular product lines were moved into the South Beloit, IL manufacturing facility. This program, other than the payment of accrued severance amounts and certain remaining transition expenses, was substantially completed in the fourth quarter of 2003.

The sprag clutch product line consolidation resulted in the closure of the LaGrange, IL manufacturing facility. Production was relocated to the Formsprag production facility in Warren, MI. This program, other than the payment of accrued severance amounts, was substantially completed in the fourth quarter of 2002.

The heavy duty clutch product relocation resulted in the closure of the Waukesha, WI production facility, which was consolidated into the Wichita Falls, TX heavy duty clutch production facility. Engineering support remained in Waukesha in a separate smaller leased facility. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

Administrative process streamlining primarily involved the consolidation of the speed reducer and electronic clutch brake product lines customer service function in South Beloit, IL. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

European and Asian Programs

The European and Asian electronic clutch brake consolidation resulted in the closure of the Bishop Auckland, United Kingdom manufacturing facility with production being relocated to Angers, France and Shenzhen, China. In addition, customer service and engineering functions were centralized in Angers, France. The two French facilities in Angers and Lemans were also rationalized. The Lemans facility was downsized to focus exclusively on machining operations. All other manufacturing and administrative functions were centralized in Angers. This program, other than the payment of accrued severance amounts, was substantially completed in the fourth quarter of 2003.

Predecessor asset impairment and losses on sales of assets by program for the period January 1, 2004 through November 30, 2004 and the year ending December 31, 2003 were as follows:

	11 Months
	Ended
	November 30,	December 31,
	2004	2003

United States programs:
Speed reducer product line consolidation	$—	$2,011
Electronic clutch brake consolidation	306	—

Total United States programs	$306	$2,011
Total non-cash asset impairment and loss on sale of assets	$306	$2,011

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Predecessor total transition expense by program for the period January 1, 2004 through November 30, 2004 and the year ending December 31, 2003 were as follows:

	11 Months
	Ended
	November 30,	December 31,
	2004	2003

United States programs:
Speed reducer product line consolidation	$—	$3,516
Electronic clutch brake consolidation	641	2,203
Sprag clutch consolidation	—	24
Heavy duty clutch consolidation	—	516
Administrative streamlining	—	592

Total United States programs	$641	$6,851
Europe and Asia electronic clutch brake consolidation	—	2,223

Total transition expense	$641	$9,074

Predecessor transition expense by major expense component for the period January 1, 2004 through November 30, 2004 and the year ending December 31, 2003 were as follows:

	11 Months
	Ended
	November 30,	December 31,
	2004	2003

Training	$—	$914
Relocation	—	959
Moving costs	—	3,485
Severance	—	767
Duplicate employees	—	1,689
ERP system integration	—	477
Other	641	783

Total transition expense	$641	$9,074

Cash paid by the Predecessor to support its restructuring programs for the period January 1, 2004 through November 30, 2004 and the year ended December 31, 2003 was as follows:

			Combined,
			Period from
	11 Months		January 1, 2003
	Ended	Year Ended	through
	November 30,	December 31,	November 30,
	2004	2003	2004

United States programs:
Speed reducer product line consolidation	$331	$583	$914
Electronic clutch brake consolidation	711	908	1,619
Sprag clutch consolidation	89	103	192
Heavy duty clutch consolidation	158	416	574
Administrative streamlining	8	284	292

Total United States programs	$1,297	$2,294	$3,591
Europe and Asia electronic clutch brake consolidation	288	2,553	2,841

Cash charged against the restructuring reserve	$1,585	$4,847	$6,432
Transition expense	641	9,074	9,715

Total cash utilized	$2,226	$13,921	$16,147

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

The Predecessor’s accrued restructuring expenses were essentially fully-paid by the Predecessor at November 30, 2004, as follows:

11 Months Ended
November 30,
2004

Balance at beginning of period	$1,606
Cash payments	(1,585)

Balance at end of period	$21

15.	Commitments and Contingencies

Minimum Lease Obligations

The Company leases certain offices, warehouses, manufacturing facilities, automobiles and equipment with various terms that range from a month to month basis to ten year terms and which, generally, include renewal provisions. Future minimum rent obligations under non-cancelable operating leases are as follows:

	Operating	Capital
Year Ending December 31:	Leases	Leases

2006	$2,709	$211
2007	2,269	166
2008	1,396	6
2009	680	—
2010	513	—
Thereafter	1,464	—

Total lease obligations	$9,031	383

Less amounts representing interest		(44)

Present value of minimum capital lease obligations		$339

Net rent expense under operating leases for the year ended December 31, 2005 and the periods from Inception to December 31, 2004, and January 1, 2004 to November 30, 2004, and the year ended December 31, 2003 was approximately $4.3 million, $0.5 million, $5.4 million and $6.1 million, respectively.

General Litigation

The Company is involved in various pending legal proceedings arising out of the ordinary course of business. None of these legal proceedings is expected to have a material adverse effect on the financial condition of the Company. With respect to these proceedings, management believes that it will prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adversely to the Company, there could be a material adverse effect on the financial condition of the Company.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

As parent to the Predecessor, Colfax maintained reserves for various legal and environmental matters. Unless a legal or environmental matter of Colfax could be specifically identified as related to the Predecessor, no reserve has been provided for in the Predecessor financial statements. In addition, Colfax has agreed to indemnify the Company for certain pre-existing matters up to agreed upon limits.

16.	Guarantor Subsidiaries

The following tables present separately the financial position, results of operations, and cash flows for the Company and its Predecessor for: (a) the subsidiaries of the Company and its Predecessor that are guarantors of the Notes, which are all 100% owned U.S. domestic subsidiaries of the Company (Guarantor Subsidiaries), and (b) the subsidiaries of the Company and its Predecessor that are not guaranteeing the Notes, which include all non-domestic subsidiaries of the Company (Non-Guarantor Subsidiaries). Separate financial statements of the Guarantor Subsidiaries are not presented because their guarantees are full and unconditional and joint and several, and the Company believes separate financial statements and other disclosures regarding the Guarantor Subsidiaries are not material to investors. The Notes were entered into and issued in connection with the acquisition of the Predecessor and Kilian (see Note 3.)

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Balance Sheets of the Company
December 31, 2005

	December 31, 2005
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$8,819	$(2,713)	$3,954	$—	$10,060
Trade receivables, less allowance for doubtful accounts	—	32,892	13,549	—	46,441
Loan receivable from related parties	—	34,306	4,301	(38,607)	—
Inventories, less allowances for obsolete materials	—	43,562	11,092	—	54,654
Deferred income taxes	—	2,652	127	—	2,779
Prepaid expenses and other	25	934	1,014	—	1,973

Total current assets	8,844	111,633	34,037	(38,607)	115,907
Property, plant and equipment, net	—	45,405	20,988	—	66,393
Intangible assets, net	—	36,729	8,022	—	44,751
Goodwill	—	53,784	11,561	—	65,345
Other assets	4,804	167	37	—	5,008
Investments in subsidiaries	225,974	—	—	(225,974)	—

	$239,622	$247,718	$74,645	$(264,581)	$297,404

Liabilities and stockholder’s (deficit) equity
Current liabilities:
Accounts payable	$44	$21,931	$8,749	$—	$30,724
Accrued payroll	—	12,487	3,529	—	16,016
Accruals and other current liabilities	2,937	10,384	2,918	—	16,239
Deferred income taxes	—	—	33	—	33
Current portion of long-term debt	—	186	—	—	186
Loans payable from related parties	38,607	—	—	(38,607)	—

Total current liabilities	41,588	44,988	15,229	(38,607)	63,198
Long-term debt, less current portion	159,421	153	—	—	159,574
Deferred income taxes	—	1,719	5,831	—	7,550
Pension liabilities	—	11,505	2,863	—	14,368
Other post-retirement benefits	—	12,500	—	—	12,500
Other long-term liabilities	—	107	1,494	—	1,601

Total liabilities	201,009	70,972	25,417	(38,607)	258,791

Total stockholder’s equity	38,613	176,746	49,228	(225,974)	38,613

	$239,622	$247,718	$74,645	$(264,581)	$297,404

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Balance Sheets of the Company
December 31, 2004

	December 31, 2004
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$2,219	$(1,913)	$4,423	$—	$4,729
Trade receivables, less allowance for doubtful accounts	—	31,412	14,557	—	45,969
Loan receivable from related parties	—	11,392	912	(12,304)	—
Inventories, less allowances for obsolete materials	—	41,938	14,794	—	56,732
Deferred income taxes	—	1,015	130	—	1,145
Prepaid expenses and other	—	3,660	1,132	—	4,792

Total current assets	2,219	87,504	35,948	(12,304)	113,367
Property, plant and equipment, net	—	47,284	20,722	—	68,006
Intangible assets, net	—	38,990	9,768	—	48,758
Goodwill	—	49,310	13,835	—	63,145
Other assets	3,341	147	2,287	—	5,775
Investments in subsidiaries	204,639	—	—	(204,639)	—

	$210,199	$223,235	$82,560	$(216,943)	$299,051

Liabilities and (deficit) equity
Current liabilities:
Accounts payable	$—	$20,968	$7,819	$—	$28,787
Accrued payroll	733	6,962	3,966	—	11,661
Accruals and other current liabilities	3,130	9,958	1,289	—	14,377
Deferred income taxes	—	—	129	—	129
Current portion of long-term debt	—	247	666	—	913
Affiliate debt	4,978	(4,014)	11,340	(12,304)	—

Total current liabilities	8,841	34,121	25,209	(12,304)	55,867
Long-term debt, less current portion	158,479	261	—	—	158,740
Deferred income taxes	—	2,474	7,354	—	9,828
Pension liabilities	—	16,301	3,233	—	19,534
Other post-retirement benefits	—	12,203	—	—	12,203

Total liabilities	167,320	65,360	35,796	(12,304)	256,172

Total stockholder’s equity	42,879	157,875	46,764	(204,639)	42,879

	$210,199	$223,235	$82,560	$(216,943)	$299,051

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Operations of the Company
Year ended December 31, 2005

	Year Ended December 31, 2005
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$279,292	$93,201	$(9,028)	$363,465
Cost of sales	—	211,898	69,082	(9,028)	271,952

Gross (loss) profit	—	67,394	24,119	—	91,513
Selling, general and administrative expenses	—	43,729	17,692	—	61,421
Research and development expenses	—	2,478	2,205	—	4,683

Income from operations	—	21,187	4,222	—	25,409
Interest expense (income)	16,908	(339)	496	—	17,065
Other non-operating expense (income)	(17)	—	—	—	(17)
Equity in earnings of subsidiaries	21,335	—	—	(21,335)	—

Income (loss) before income taxes	4,444	21,526	3,726	(21,335)	8,361
Provision for income taxes	—	2,655	1,262	—	3,917

Net (loss) income	$4,444	$18,871	$2,464	$(21,335)	$4,444

Condensed Consolidating Statements of Operations of the Company
Period from Inception (December 1, 2004) through December 31, 2004

	Period from Inception (December 1, 2004) to December 31, 2004
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$22,591	$6,850	$(816)	$28,625
Cost of sales	—	19,115	5,548	(816)	23,847

Gross (loss) profit	—	3,476	1,302	—	4,778
Selling, general and administrative
Expenses	4,855	3,480	638	—	8,973
Research and development expenses	—	176	202	—	378

(Loss) income from operations	(4,855)	(180)	462	—	(4,573)
Interest expense (income)	1,384	(82)	108	—	1,410
Equity in earnings of subsidiaries	256	—	—	(256)	—

Income (loss) before income taxes	(5,983)	(98)	354	(256)	(5,983)
(Benefit) provision for income taxes	(221)	—	—	—	(221)

Net (loss) income	$(5,762)	$(98)	$354	$(256)	$(5,762)

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Operations of the Predecessor
Period from January 1, 2004 through November 30, 2004

	Predecessor (Note 1)
	Period from January 1, 2004 to November 30, 2004
	Guarantor	Non-Guarantor	Eliminations	Consolidated

Net sales	$212,005	$72,402	$(9,370)	$275,037
Cost of sales	166,989	51,634	(9,370)	209,253

Gross profit	45,016	20,768	—	65,784
Selling, general and administrative expenses	31,538	13,783	—	45,321
Research and development expenses	1,972	1,975	—	3,947
Gain on sale of assets	(1,300)	—	—	(1,300)
Restructuring charge, asset impairment and transition expenses	947	—	—	947

Income from operations	11,859	5,010	—	16,869
Interest expense	2,751	1,543	—	4,294
Other non-operating expense (income)	(17)	165	—	148
Equity in income of subsidiaries	1,742	—	(1,742)	—

Income before income taxes	10,867	3,302	(1,742)	12,427
Provision for income taxes	3,972	1,560	—	5,532

Net income	$6,895	$1,742	$(1,742)	$6,895

Condensed Consolidating Statements of Operations of the Predecessor
Year ended December 31, 2003

	Predecessor (Note 1)
	Year ended December 31, 2003
	Guarantor	Non-Guarantor	Eliminations	Consolidated

Net sales	$204,983	$71,798	$(9,918)	$266,863
Cost of sales	164,493	53,366	(9,918)	207,941

Gross profit	40,490	18,432	—	58,922
Selling, general and administrative expenses	34,860	14,653	—	49,513
Research and development expenses	1,840	1,615	—	3,455
Restructuring charge, asset impairment and transition expenses	8,928	2,157	—	11,085

Income (loss) from operations	(5,138)	7	—	(5,131)
Interest expense	3,570	1,798	—	5,368
Loss (gain) on sale of assets and other non-operating expense (income)	481	(16)	—	465
Equity in loss of subsidiaries	(2,349)	—	2,349	—

Income (loss) before income taxes	(11,538)	(1,775)	2,349	(10,964)
Provision (benefit) for income taxes	(2,232)	574	—	(1,658)

Net loss	$(9,306)	$(2,349)	$2,349	$(9,306)

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Company
Year ended December 31, 2005

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$4,444	$18,871	$2,464	$(21,335)	$4,444
Undistributed equity in earnings of subsidiaries	(21,335)	—	—	21,335	—
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	—	5,845	2,729	—	8,574
Amortization of intangible assets	—	2,261	698	—	2,959
Amortization and write-off of deferred loan costs	621	—	—	—	621
Accretion of debt discount	942	—	—	—	942
Amortization of inventory fair value adjustment	—	1,270	429	—	1,699
Gain on sale of fixed assets	—	—	(99)	—	(99)
Provision for deferred taxes	—	568	(320)	—	248
Changes in operating assets and liabilities:
Trade receivables	—	(1,608)	(1,046)	—	(2,654)
Inventories	—	(2,894)	1,541	—	(1,353)
Accounts payable and accrued liabilities	(882)	(6,632)	5,682	—	(1,832)
Other current assets and liabilities	(26)	2,727	475	—	2,226
Other operating assets and liabilities	(1,746)	87	(281)	—	(1,940)

Net cash provided by (used in) continuing operating activities	(17,982)	20,495	11,322	—	13,835
Cash flows from investing activities:
Purchases of fixed assets	—	(4,099)	(2,100)	—	(6,199)
Acquisitions, net of cash acquired	—	1,607	—	—	1,607
Payment of additional Kilian purchase price	—	(730)	—	—	(730)
Proceeds from sale of fixed assets	—	20	105	—	125

Net cash used in investing activities	—	(3,202)	(1,995)	—	(5,197)
Cash flows from financing activities:
Payment of debt issuance costs	(338)	—	—	—	(338)
Payment on behalf of parent company	(1,610)	—	—	—	(1,610)
Borrowings under revolving credit agreements	4,408	—	—	—	4,408
Payments on revolving credit agreements	(4,408)	—	—	—	(4,408)
Payment of capital leases	—	(169)	(666)	—	(835)
Change in affiliated debt	26,530	(17,924)	(8,606)	—	—

Net cash (used in) provided by financing activities	24,582	(18,093)	(9,272)	—	(2,783)

Effect of exchange rates on cash	—	—	(524)	—	(524)

Increase (decrease) in cash and cash equivalents	6,600	(800)	(469)	—	5,331
Cash and cash equivalents, beginning of the period	2,219	(1,913)	4,423	—	4,729

Cash and cash equivalents, end of period	$8,819	$(2,713)	$3,954	$—	$10,060

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Company
Period from Inception (December 1, 2004) through December 31, 2004

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$(5,762)	$(98)	$354	$(256)	$(5,762)
Undistributed equity in earnings of subsidiaries	(256)	—	—	256	—
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	—	551	122	—	673
Amortization of intangible assets	—	196	50	—	246
Amortization and write-off of deferred loan costs	49	—	—	—	49
Accretion of debt discount	79	—	—	—	79
Amortization of inventory fair value adjustment	—	1,270	429	—	1,699
Provision (benefit) for deferred taxes	—	(1,031)	—	—	(1,031)
Changes in operating assets and liabilities:
Trade receivables	—	(1,403)	1,079	—	(324)
Inventories	—	994	(1,406)	—	(412)
Accounts payable and accrued liabilities	1,900	8,899	(1,326)	—	9,473
Other current assets and liabilities	—	(2,222)	96	—	(2,126)
Other operating assets and liabilities	3,357	(356)	58	—	3,059

Net cash provided by (used in) continuing operating activities	(633)	6,800	(544)	—	5,623
Cash flows from investing activities:
Purchases of fixed assets	—	(243)	(46)	—	(289)
Acquisitions, net of cash acquired	(182,479)	(1,949)	4,316	—	(180,112)
Sale of fixed assets	—	—	—	—	—

Net cash used in investing activities	(182,479)	(2,192)	4,270	—	(180,401)
Cash flows from financing activities:
Contributed capital	39,994	—	—	—	39,994
Proceeds from issuance of senior subordinated notes	158,400	—	—	—	158,400
Payment of debt acquired in acquisitions	(12,178)	—	—	—	(12,178)
Payment of debt issuance costs	(6,747)	—	—	—	(6,747)
Payment of capital leases	—	(37)	—	—	(37)
Borrowings under revolving credit agreements	4,988	—	—	—	4,988
Payments on revolving credit agreements	(4,988)	—	—	—	(4,988)
Change in affiliated debt	5,862	(6,484)	622	—	—

Net cash (used in) provided by financing activities	185,331	(6,521)	622	—	179,432

Effect of exchange rates on cash	—	—	75	—	75

Increase (decrease) in cash and cash equivalents	2,219	(1,913)	4,423	—	4,729
Cash and cash equivalents, beginning of the period	—	—	—	—	—

Cash and cash equivalents, end of period	$2,219	$(1,913)	$4,423	$—	$4,729

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Predecessor
Period from January 1, 2004 through November 30, 2004

		Non-
	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income (loss)	$6,895	$1,742	$(1,742)	$6,895
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	5,038	1,036	—	6,074
Impairments, (gains) losses on fixed assets	(1,300)	—	—	(1,300)
Provision (benefit) for deferred taxes	102	15	—	117
Changes in operating assets and liabilities:
Trade receivables	(492)	(3,705)	—	(4,197)
Inventories	(2,610)	(3,808)	—	(6,418)
Accounts payable and accrued liabilities	4,825	(1,091)	—	3,734
Other current assets and liabilities	2,883	(1,406)	—	1,477
Other operating assets and liabilities	(2,794)	16	—	(2,778)

Net cash provided by (used in) operating activities	12,547	(7,201)	(1,742)	3,604

Cash flows from investing activities:
Purchases of fixed assets	(2,533)	(956)	—	(3,489)
Sale of fixed assets	4,442	—	—	4,442

Net cash provided by (used in) investing activities	1,909	(956)	—	953
Cash flows from financing activities:
Change in affiliated debt	(13,697)	(921)	—	(14,618)
(Distribution to) contribution from affiliates	2,019	4,161	1,742	7,922

Net cash (used in) provided by financing activities	(11,678)	3,334	1,742	(6,602)

Effect of exchange rates on cash	—	159	—	159

Increase (decrease) in cash and cash equivalents	2,778	(4,758)	—	(1,980)
Cash and cash equivalents, beginning of the period	(125)	3,288	—	3,163

Cash and cash equivalents, end of period	$2,653	$(1,470)	$—	$1,183

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Predecessor
Year ended December 31, 2003

	Predecessor (Note 1)
	Year Ended December 31, 2003
		Non-
	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net (loss) income	$(9,306)	$(2,349)	$2,349	$(9,306)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	7,396	1,257	—	8,653
Amortization and write-off of deferred loan costs	587	—	—	587
Impairment or loss on fixed assets	2,126	—	—	2,126
Provision for deferred taxes	(2,480)	(199)	—	(2,679)
Changes in operating assets and liabilities:
Trade receivables	(1,082)	504	—	(578)
Inventories	(2,471)	239	—	(2,232)
Accounts payable and accrued liabilities	(12,197)	(1,645)	—	(13,842)
Other current assets and liabilities	(903)	458	—	(445)
Other operating assets and liabilities	3,646	(219)	—	3,427

Net cash (used in) provided by operating activities	(14,684)	(1,954)	2,349	(14,289)
Cash flows from investing activities:
Purchases of fixed assets	(4,381)	(913)	—	(5,294)
Sale of fixed assets	3,721	—	—	3,721

Net cash used in investing activities	(660)	(913)	—	(1,573)
Cash flows from financing activities:
Change in debt	(51,668)	(12,574)	—	(64,242)
Change in affiliate debt	52,132	18,471	—	70,603
Contributed capital	5,000	—	—	5,000
Contribution from (Distribution to) affiliates	7,304	(3,570)	(2,349)	1,385

Net cash (used in) provided by financing activities	12,768	2,327	(2,349)	12,746

Effect of exchange rates on cash	—	1,065	—	1,065

Increase (decrease) in cash and cash equivalents	(2,576)	525	—	(2,051)
Cash and cash equivalents, beginning of year	2,451	2,763	—	5,214

Cash and cash equivalents, end of year	$(125)	$3,288	$—	$3,163

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

17.	Unaudited Quarterly Results of Operations (in thousands):

Year ending December 31, 2005

	Fourth	Third	Second	First

Net Sales	$90,205	$85,056	$92,902	$95,302
Gross Profit	25,075	21,396	23,162	21,880
Net income	2,012	414	1,822	196

Year ending December 31, 2004

	Period from	Predecessor (Note 1)
	Inception	Period from
	(December 1)	October 1, 2004
	to	to
	December 31,	November 30,
	2004	2004	Third	Second	First
Net Sales	$28,625	$46,770	$72,413	$77,963	$77,891
Gross Profit	4,778	10,088	17,838	18,459	19,399
Net income (loss)	(5,762)	843	(1,241)	2,516	4,777

Certain prior period amounts have been reclassified within the unaudited quarterly results of operations to conform to the current period presentation.

18.	Subsequent Event (Unaudited)

On November 7, 2005, we entered into a purchase agreement with the shareholders of Hay Hall Holdings Limited, or Hay Hall, pursuant to which we agreed to acquire all of the outstanding share capital of Hay Hall for $50.5 million subject to certain purchase price adjustments. Under the purchase agreement, the initial aggregate purchase price of $50.5 million to be paid at closing will be subject to a change in working capital adjustment, less debt balances at closing, plus cash balances at closing. We closed the acquisition on February 9, 2006 for $49.2 million. The purchase price is still subject to a change as a result of the finalization of a working capital adjustment in accordance with the terms of the purchase agreement. We will also pay up to $6.0 million of the total purchase price in the form of deferred consideration. At the closing we deposited such deferred consideration into an escrow account for the benefit of the former Hay Hall shareholders. The deferred consideration is represented by a loan note. While the former Hay Hall shareholders will hold the note, their rights will be limited to receiving the amount of the deferred compensation placed in the escrow account. They will have no recourse against the Company unless we take action to prevent or interfere in the release of such funds from the escrow account. At closing, Hay Hall and its subsidiaries became the Company’s direct or indirect wholly owned subsidiaries. Hay Hall is a UK-based holding company established in 1996 that is focused primarily on the manufacture of couplings and clutch brakes. Hay Hall consists of five main businesses that are niche focused and have strong brand names and established reputations within their primary markets.

The Hay Hall acquisition will be accounted for in accordance with SFAS No. 141. Since the closing date of the Hay Hall acquisition was subsequent to December 31, 2005, the Company’s consolidated financial statements as of that date do not include any amounts related to Hay Hall.

The Company has not completed its preliminary purchase price allocation. The value of the acquired assets, assumed liabilities and identified intangibles from the acquisition of Hay Hall, as presented below, are based upon management’s estimates of fair value as of the date of the acquisition. However, the goodwill and intangibles recorded in connection with the acquisition of Hay Hall have not yet been allocated across the business units acquired nor have the values been finished. Further, and as discussed above, the final purchase

ALTRA INDUSTRIAL MOTION, INC.

Notes to Consolidated Financial Statements — (Continued)

price is subject to certain purchase price adjustments which have not been finalized. The final purchase price allocations will be completed within one year of the acquisition and are not expected to have a material impact on the Company’s financial position or results of operations. The preliminary purchase price allocation is as follows:

Total purchase price, including closing costs of approximately $1.7 million	$50,981

Cash and cash equivalents	441
Trade receivables	11,668
Inventories	16,989
Prepaid expenses and other	1,442
Property, plant and equipment	10,509
Intangible assets	15,900

Total assets acquired	56,949
Accounts payable, accrued payroll, and accruals and other current liabilities	11,862
Other liabilities	5,647

Total liabilities assumed	17,509

Net assets acquired	39,440

Excess purchase price over the fair value of net assets acquired	$11,541

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill.

The estimated amounts recorded as intangible assets consist of the following:

Customer relationships	$9,064
Product technology and patents	1,589

Total intangible assets subject to amortization	10,653
Trade names and trademarks, not subject to amortization	5,246

Total intangible assets	$15,900

Customer relationships, product technology and patents, are subject to amortization over their estimated useful lives which reflects the anticipated periods over which the Company estimates it will benefit from the acquired assets. The estimated useful lives have not been finalized by the Company. The Company anticipates that substantially all of this amortization is deductible for income tax purposes. The Company is considering its options relative to the deductibility of goodwill and is unable at this time to determine what, if any, will be deductible for income tax purposes.

ALTRA INDUSTRIAL MOTION, INC

Consolidated Balance Sheets

	March 31,	December 31,
	2006	2005
	(Unaudited)
	Dollars in thousands

ASSETS
Current assets:
Cash and cash equivalents	$5,322	$10,060
Trade receivables, less allowance for doubtful accounts of $2,114 and $1,797	68,535	46,441
Inventories, less allowance for obsolete materials of $9,697 and $6,843	72,524	54,654
Deferred income taxes	2,499	2,779
Prepaid expenses and other current assets	4,965	1,973

Total current assets	153,845	115,907
Property, plant and equipment, net	73,243	66,393
Intangible assets, net	60,045	44,751
Goodwill	76,838	65,345
Other assets, net	5,841	5,008

Total assets	$369,812	$297,404

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$37,881	$30,724
Accrued payroll	16,719	16,016
Accruals and other liabilities	22,329	16,239
Deferred income taxes	188	33
Current portion of capital leases and short term bank borrowings	3,651	186

Total current liabilities	80,768	63,198
Long-term debt, less current portion and net of unaccreted discount	218,234	159,574
Deferred income taxes	9,011	7,550
Pension liabilities	14,731	14,368
Other post retirement benefits	12,650	12,500
Other long term liabilities	1,594	1,601
Commitments and Contingencies	—	—
Stockholder’s equity:
Common stock (1,000 shares authorized, issued & outstanding, $0.001 par value)	—	—
Additional paid-in capital	48,814	48,814
Due from Parent	(11,955)	(1,610)
Retained earnings (deficit)	2,766	(1,318)
Cumulative foreign currency translation adjustment	(5,379)	(5,851)
Minimum pension liability	(1,422)	(1,422)

Total stockholder’s equity	32,824	38,613

Total liabilities and stockholder’s equity	$369,812	$297,404

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
	March 31,	April 1,
	2006	2005
	(Unaudited)	(Unaudited)
	Dollars in thousands

Net sales	$114,784	$95,302
Cost of sales	82,930	73,402

Gross profit	31,854	21,900
Selling, general and administrative expenses	18,727	15,727
Research and development expenses	1,204	1,196

Income from operations	11,923	4,977
Interest expense, net	5,176	4,262
Other non-operating income, net	(159)	—

Income before income taxes	6,906	715
Provision for income taxes	2,822	314

Net income	4,084	401
Other comprehensive income (loss), net of income taxes:
Foreign currency translation adjustment	472	(793)

Other comprehensive income (loss)	472	(793)

Comprehensive income (loss)	$4,556	$(392)

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,	April 1,
	2006	2005
	(Unaudited)	(Unaudited)
	Dollars in thousands

Cash flows from operating activities:
Net income	$4,084	$401
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	2,200	2,021
Amortization of intangible assets	745	740
Amortization of deferred loan costs	178	160
Accretion of debt discount	237	237
Amortization of inventory fair value adjustment	984	1,699
Gains on sale of fixed assets	(6)	(15)
Provision for deferred taxes	1,094	231
Changes in operating assets and liabilities:
Trade receivables	(9,040)	(5,643)
Inventories	(2,309)	(1,570)
Accounts payable and accrued liabilities	3,282	1,249
Other current assets and liabilities	1,030	(2,802)
Other operating assets and liabilities	(832)	(570)

Net cash provided by (used in) operating activities	1,647	(3,862)
Cash flows from investing activities:
Purchases of fixed assets	(1,245)	(951)
Sales of fixed assets	—	15
Payment of additional Kilian purchase price	—	(730)
Acquisitions, net of $441 of cash acquired	(50,540)	—

Net cash used in investing activities	(51,785)	(1,666)
Cash flows from financing activities:
Proceeds from issuance of senior notes	57,625	—
Payment of debt issuance costs	(1,833)	—
Payments made on behalf of Parent company	(10,410)	(801)
Borrowings under revolving credit agreement	5,057	4,164
Payments on revolving credit agreement	(5,057)	—
Payment of capital leases	(57)	(60)

Net cash provided by financing activities	45,325	3,303

Effect of exchange rates on cash	75	(115)

Decrease in cash and cash equivalents	(4,738)	(2,340)
Cash and cash equivalents, beginning of period	10,060	4,729

Cash and cash equivalents, end of period	$5,322	$2,389

Cash paid during the period for:
Interest	$14	$26
Income Taxes	$184	$398

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements
Dollars in thousands, unless otherwise noted

1.	Organization and Nature of Operations

Headquartered in Quincy, Massachusetts, Altra Industrial Motion, Inc. (“the Company”) produces, designs and distributes a wide range of mechanical power transmission products, including industrial clutches and brakes, enclosed gear drives, open gearing and couplings. The Company consists of several power transmission component manufacturers including Warner Electric, Boston Gear, Formsprag Clutch, Stieber Clutch, Ameridrives Couplings, Wichita Clutch, Nuttall Gear, Kilian, Delroyd Worm Gear, Bibby Transmissions, Twiflex, Matrix International, Inertia Dynamics and Huco Dynatork. The Company designs and manufactures products that serve a variety of applications in the food and beverage, material handling, printing, paper and packaging, specialty machinery, and turf and garden industries. Primary geographic markets are in North America, Western Europe and Asia.

2.	Basis of Presentation

The Company was formed on November 30, 2004 following acquisitions of certain subsidiaries of Colfax Corporation (“Colfax”) and The Kilian Company (“Kilian”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, which include normal recurring adjustments, necessary to present fairly the consolidated unaudited financial statements as of March 31, 2006 and for the three month periods ended March 31, 2006 and April 1, 2005.

The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year-ended December 31, 2005.

3.	Acquisitions

On November 7, 2005, we entered into a purchase agreement with the shareholders of Hay Hall Holdings Limited, or Hay Hall, pursuant to which we agreed to acquire all of the outstanding share capital of Hay Hall for $50.5 million subject to certain purchase price adjustments. Under the purchase agreement, the initial aggregate purchase price of $50.5 million to be paid at closing is subject to a change in working capital adjustment, less debt balances at closing, plus cash balances at closing. We closed the acquisition on February 10, 2006 for $49.2 million. The purchase price is still subject to a change as a result of the finalization of a working capital adjustment in accordance with the terms of the purchase agreement. Included in the purchase price was $6.0 million paid in the form of deferred consideration. At the closing we deposited such deferred consideration into an escrow account for the benefit of the former Hay Hall shareholders. The deferred consideration is represented by a loan note. While the former Hay Hall shareholders will hold the note, their rights will be limited to receiving the amount of the deferred compensation placed in the escrow account. They will have no recourse against the Company unless we take action to prevent or interfere in the release of such funds from the escrow account. At closing, Hay Hall and its subsidiaries became the Company’s direct or indirect wholly owned subsidiaries. Hay Hall is a UK-based holding company established in 1996 that is focused primarily on the manufacture of couplings and clutch brakes. Hay Hall consists of five main businesses that are niche focused and have strong brand names and established reputations within their primary markets.

The Hay Hall acquisition has been accounted for in accordance with SFAS No. 141. The closing date of the Hay Hall acquisition was February 10, 2006, and as such, the Company’s consolidated financial statements reflect Hay Hall’s results of operations only from that date forward.

The Company has not completed its final purchase price allocation. The preliminary value of the acquired assets, assumed liabilities and identified intangibles from the acquisition of Hay Hall, as presented below, are

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

based upon management’s estimates of fair value as of the date of the acquisition. However, the goodwill and intangibles recorded in connection with the acquisition of Hay Hall have not yet been allocated across the business units acquired nor have the values been finalized. Further, and as discussed above, the final purchase price is subject to certain purchase price adjustments which have not been finalized. The final purchase price allocations will be completed within one year of the acquisition and are not expected to have a material impact on the Company’s financial position or results of operations. The preliminary purchase price allocation is as follows:

Total purchase price, including closing costs of approximately $1.7 million	$50,981

Cash and cash equivalents	441
Trade receivables	12,959
Inventories	16,442
Prepaid expenses and other	1,099
Property, plant and equipment	7,587
Intangible assets	15,900

Total assets acquired	54,428
Accounts payable, accrued payroll, and accruals and other current liabilities	11,282
Other liabilities	3,472

Total liabilities assumed	14,754

Net assets acquired	39,674

Excess purchase price over the fair value of net assets acquired	$11,307

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill.

The estimated amounts recorded as intangible assets consist of the following:

Customer relationships	$9,064
Product technology and patents	1,589

Total intangible assets subject to amortization	10,653
Trade names and trademarks, not subject to amortization	5,247

Total intangible assets	$15,900

Customer relationships, product technology and patents, are subject to amortization over their estimated useful lives which reflects the anticipated periods over which the Company estimates it will benefit from the acquired assets. The estimated useful lives have not been finalized by the Company. The Company anticipates that substantially all of this amortization is deductible for income tax purposes. The Company is considering its options relative to the deductibility of goodwill and is unable at this time to determine what, if any, will be deductible for income tax purposes.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

The following table sets forth the unaudited pro forma results of operations of the Company for the three month periods ended March 31, 2006 and April 1, 2005 as if the Company had acquired Hay Hall as of January 1, 2005. The pro forma information contains the actual operating results of the Company and Hay Hall with the results prior to February 10, 2006 adjusted to include the pro forma impact of (i) the elimination of additional expense as a result of the fair value adjustment to inventory recorded in connection with the Acquisition; (ii) additional interest expense associated with debt issued on February 8, 2006; (iii) the elimination of intercompany sales between Hay Hall and the Company; (iv) additional expense as a result of estimated amortization of identifiable intangible assets; (v) and an adjustment to the tax provision for the tax effect of the above adjustments. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of January 1, 2005 or that may be obtained in the future.

	Quarter Ended	Quarter Ended
	March 31,	April 1,
(Pro Forma, Unaudited, in Thousands)	2006	2005

Total Revenues	$122,275	$104,393
Net income	$5,135	$517

4.	Cash and Cash Equivalents

As of March 31, 2006 the Company had $3.1 million of unpresented checks in excess of the domestic cash on hand. Accordingly, this amount has been recorded as short term bank borrowings in the accompanying balance sheet.

5.	Inventories

Inventories at March 31, 2006 and December 31, 2005 consisted of the following:

	March 31,	December 31,
	2006	2005

Raw materials	$26,860	$22,512
Work in process	18,096	13,876
Finished goods	37,265	25,109

	82,221	61,497
Less — Allowance for excess, slow-moving and obsolete inventory	(9,697)	(6,843)

	$72,524	$54,654

6.	Goodwill and Intangible Assets

Goodwill and other intangibles as of March 31, 2006 and December 31, 2005 consisted of the following:

Goodwill	Cost

Balance December 31, 2005	$65,345
Additions related to Hay Hall acquisition	11,307
Impact of changes in foreign currency	186

Balance March 31, 2006	$76,838

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

	March 31, 2006		December 31, 2005
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Intangible assets not subject to amortization:
Tradenames and trademarks	$21,327	$—	$16,080	$—
Intangible assets subject to amortization:
Customer relationships	36,866	3,101	27,802	2,515
Product technology and patents	6,711	849	5,122	690
Impact of changes in foreign currency	(909)	—	(1,048)	—

Total intangible assets	$63,995	$3,950	$47,956	$3,205

The Company recorded $0.7 million of amortization expense for each of the three month periods ended March 31, 2006 and April 1, 2005.

The estimated amortization expense for intangible assets is approximately $4.0 million in each of the next five years.

7.	Warranty Costs

Changes in the carrying amount of accrued product warranty costs for the three months ended March 31, 2006 and April 1, 2005 are as follows:

	March 31,	April 1,
	2006	2005

Balance at beginning of period	$1,876	$1,528
Accrued warranty costs	449	381
Payments and adjustments	(458)	(469)

Balance at end of period	$1,867	$1,440

8.	Income Taxes

The effective tax rates recorded for the three month periods ended March 31, 2006 and April 1, 2005 were recorded based upon management’s best estimate of the effective tax rates for the entire respective years. The change in the effective tax rate from 43.9% for the first three months of 2005 to 40.9% for the same period in 2006 is the result of the Hay Hall acquisition and a greater proportion of taxable income in jurisdictions possessing lower statutory tax rates. The 2006 tax rate differs from the statutory rate due to the impact of non-U.S. tax rates and permanent differences.

9.	Pension and Other Employee Benefits

Defined Benefit (Pension) and Postretirement Benefit Plans

The Company sponsors various defined benefit (pension) and postretirement (medical and life insurance coverage) plans for certain, primarily unionized, active employees (those in the employment of the Company at or hired since November 30, 2004). Additionally, the Company assumed all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

The following table represents the components of the net periodic benefit cost associated with the respective plans for the three months ended March 31, 2006 and April 1, 2005:

	Pension Benefits		Other Benefits
	March 31,	April 1,	March 31,	April 1,
	2006	2005	2006	2005

Service cost	$151	$127	$84	$94
Interest cost	334	309	150	180
Amortization of net (gain) loss	—	—	17	—
Expected return on plan assets	(207)	(105)	—	—
Amortization of prior service cost	2	—	(101)	—

Net periodic benefit cost	$280	$331	$150	$274

In December 2003, Congress passed the “Medicare Prescription Drug Improvement and Modernization Act of 2003” (the Act) that reformed Medicare in such a way that the Company may have been eligible to receive subsidies for certain prescription drug benefits that are incurred on behalf of plan participants. There has been no impact on the Company’s plans as either prescription drug coverage is not offered past the age of 65 or we have not applied for any subsidy. Accordingly, the amounts recorded and disclosed in these financial statements do not reflect any amounts related to this Act.

10.	Financing Arrangements

Revolving Credit Agreement

At November 30, 2004, the Company entered into an agreement for up to $30 million of revolving borrowings from a commercial bank (the Revolving Credit Agreement), subject to certain limitations resulting from the requirement of the Company to maintain certain levels of collateralized assets, as defined in the Revolving Credit Agreement. The Company may use up to $10 million of its availability under the Revolving Credit Agreement for standby letters of credit issued on its behalf, the issuance of which will reduce the amount of borrowings that would otherwise be available to the Company. The Company may re-borrow any amounts paid to reduce the amount of outstanding borrowings; however, all borrowings under the Revolving Credit Agreement must be repaid in full as of November 30, 2009.

Substantially all of the Company’s assets have been pledged as collateral against outstanding borrowings under the Revolving Credit Agreement. The Revolving Credit Agreement requires the Company to maintain a minimum fixed charge coverage ratio (when availability under the line falls below $12.5 million) and imposes customary affirmative covenants and restrictions on the Company. The Company was in compliance with all requirements of the Revolving Credit Agreement at March 31, 2006.

There were no borrowings under the Revolving Credit Agreement at March 31, 2006 and December 31, 2005, however, as of both dates, the lender had issued $2.4 million of outstanding letters of credit on behalf of the Company.

9% Senior Secured Notes

At November 30, 2004, the Company issued 9% Senior Secured Notes, with a face value of $165 million. Interest on the Senior Secured Notes is payable semiannually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2005, at an annual rate of 9%. The effective interest rate on the Senior Secured Notes is approximately 10.0%, after consideration of the amortization of $6.6 million related to initial offer discounts (included in long-term debt) and $2.7 million of deferred financing costs (included in other assets). The Senior Secured Notes mature on December 1, 2011 unless previously redeemed by the Company.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

The Senior Secured Notes are guaranteed by the Company’s U.S. domestic subsidiaries and are secured by a second priority lien, subject to first priority liens securing the Revolving Credit Agreement, on substantially all of the Company’s assets. The Senior Secured Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. The Company was in compliance with all covenants of the Senior Secured Notes at March 31, 2006.

11.25% Senior Notes

At February 8, 2006, the Company issued 11.25% Senior Notes, with a face value of £33 million. Interest on the Senior Notes is payable semiannually, in arrears, on August 15 and February 15 of each year, beginning August 15, 2006, at an annual rate of 11.25%. The effective interest rate on the Senior Notes is approximately 11.62%, after consideration of the $1.8 million of deferred financing costs (included in other assets).

The Senior Notes mature on February 15, 2013 unless previously redeemed by the Company. Through February 15, 2009, the Company may elect to redeem up to 35% of the Senior Notes with the proceeds of certain equity transactions by paying an 11.25% premium of the amounts paid by such redemption. From February 15, 2010 through February 14, 2011, the Company may also elect to redeem any or all of the Senior Notes still outstanding by paying a 5.625% premium of the amounts paid for such redemptions. A 2.813% premium is due for redemptions completed from February 15, 2011 to February 14, 2012. Subsequent to February 15, 2012, the Company may elect to redeem any or all of the Senior Notes then outstanding at face value.

The Senior Notes are guaranteed on a senior unsecured basis by the Company’s U.S. domestic subsidiaries. The Senior Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. The Company was in compliance with all covenants of the Senior Notes at March 31, 2006.

Capital Leases

The Company leases certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt. Capital lease obligations amounted to approximately $1.5 million and $0.3 million at March 31, 2006 and December 31, 2005, respectively. Assets under capital leases are included in property, plant and equipment with the related amortization recorded as depreciation expense.

11.	Stockholder’s Equity

The Company has authorized, issued and outstanding 1,000 shares of $0.001 par-value common stock, all of which is held by Altra Holdings, Inc. (“Holdings”), the Company’s parent and sole shareholder.

Stock-Based Compensation

In 2005, Altra Holdings, Inc. (“Holdings”), the Company’s parent company, established the 2004 Equity Incentive Plan that provides for various forms of stock based compensation to officers and senior-level employees of the Company. Awards granted under the 2004 Equity Incentive Plan are for equity instruments of Holdings. Compensation expense recorded in earnings related to awards granted under the 2004 Equity Incentive Plan was not material to the Company’s operations.

12.	Related-Party Transactions

Kilian Acquisition

The Company acquired Kilian in exchange for the assumption of $12.2 million of Kilian’s debt and the issuance of $8.8 million of common stock issued to Holdings. Holdings had previously acquired Kilian through the exchange of preferred and common stock in Holdings that was issued to certain preferred and

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

common shareholders of Kilian, the majority of whom were represented by Genstar Capital Partners III, L.P., one of the primary shareholders in Holdings.

Management Agreement

At November 30, 2004, the Company and Holdings entered into an advisory services agreement with Genstar Capital, L.P. (“Genstar”), whereby Genstar agreed to provide certain management, business strategy, consulting, financial advisory and acquisition related services to the Company. Pursuant to the agreement, the Company will pay to Genstar an annual consulting fee of $1.0 million (payable quarterly, in arrears at the end of each calendar quarter), reimbursement of out-of-pocket expenses incurred in connection with the advisory services and an advisory fee of 2.0% of the aggregate consideration relating to any acquisition or dispositions completed by the Company. The Company recorded $0.3 million in management fees, included in selling, general and administrative expenses for each of the three month periods ended March 31, 2006 and April 1, 2005. Genstar also received a one-time transaction fee of $1.0 million, for advisory services it provided in connection with the Hay Hall acquisition and related financings discussed in Notes 3 and 10, and such amounts are reflected in selling, general and administrative expenses for the three months ended March 31, 2006. At March 31, 2006, the Company had $0.3 million recorded in accruals and other liabilities as a payable to Genstar in connection with the annual consulting fee, there were no amounts outstanding at April 1, 2005.

Altra Holdings

The Company pays certain expenses, primarily interest and debt principal, on behalf of its parent and sole shareholder, Altra Holdings, Inc. (“Holdings”). During the three months ended March 31, 2006 and April 1, 2005, the Company paid approximately $10.4 million and $0.8 million, respectively, in such expenses on behalf of Holdings. At March 31, 2006 and April 1, 2005, there is due from parent of approximately $12.0 million and $0.8 million, included as a contra equity account in the accompanying condensed consolidated balance sheet. The Holdings debt is not guaranteed or collateralized by the Company or its assets. Additionally, Holdings has not pledged the stock of the Company as collateral for the debt. Interest is payable quarterly in cash or payment-in-kind interest at the sole discretion of the Company.

13.	Concentrations of Credit, Business Risks and Workforce

Financial instruments, which are potentially subject to concentrations of credit risk, consist primarily of trade accounts receivable. The Company manages this risk by conducting credit evaluations of customers prior to delivery or commencement of services. When the Company enters into a sales contract, collateral is normally not required from the customer. Payments are typically due within thirty days of billing. An allowance for potential credit losses is maintained, and losses have historically been within management’s expectations.

Credit related losses may occur in the event of non-performance by counterparties to financial instruments. Counterparties typically represent international or well established financial institutions.

No one customer represented 10% or more of the Company’s sales for the three months ended March 31, 2006 and April 1, 2005.

Approximately 23.4% of the Company’s labor force (17.9% and 46.3% in the United States and Europe, respectively) is represented by collective bargaining agreements.

14.	Geographic Information

The Company operates in a single business segment for the development, manufacturing and sales of mechanical power transmission products. The Company’s chief operating decision maker reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

Company. Net sales to third parties and property, plant and equipment by geographic region are as follows (in thousands):

	Net Sales		Property, Plant
	Quarter Ended	Quarter Ended	and Equipment
	March 31,	April 1,	March 31,	December 31,
	2006	2005	2006	2005
		(Restated)

North America (primarily U.S.)	$84,614	$71,729	$47,055	$47,587
Europe	26,230	19,714	24,418	16,968
Asia and other	3,940	3,859	1,770	1,838

Total	$114,784	$95,302	$73,243	$66,393

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity, which holds such assets.

See the Non-Guarantor balance sheet in Note 17 for net assets of foreign subsidiaries at March 31, 2006 and December 31, 2005.

The Company has not provided specific product line sales as our general purpose financial statements do not allow us to readily determine groups of similar product sales.

15.	Commitments and Contingencies

General Litigation

The Company is involved in various pending legal proceedings arising out of the ordinary course of business. None of these legal proceedings is expected to have a material adverse effect on the financial condition of the Company. With respect to these proceedings, management believes that it will prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adversely to the Company, there could be a material adverse effect on the financial condition of the Company.

Colfax maintained reserves for various legal and environmental matters and has agreed to indemnify the Company for certain pre-existing matters up to agreed upon limits.

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

16.	Guarantor Subsidiaries

The following tables present separately the financial position, results of operations, and cash flows for the Company: (a) the subsidiaries of the Company that are guarantors of the Senior Secured Notes, which are all 100% owned U.S. domestic subsidiaries of the Company (Guarantor Subsidiaries), and (b) the subsidiaries of the Company that are not guaranteeing the Senior Secured Notes, which include all non-domestic subsidiaries of the Company (Non-Guarantor Subsidiaries). Separate financial statements of the Guarantor Subsidiaries are not presented because their guarantees are full and unconditional and joint and several, and the Company believes separate financial statements and other disclosures regarding the Guarantor Subsidiaries are not material to investors. The Notes were entered into and issued in connection with the acquisition of PTH and Kilian.

Condensed Consolidating Balance Sheets of the Company
March 31, 2006

	March 31, 2006
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$2,788	$(2,788)	$5,322	$—	$5,322
Trade receivables, less allowance for doubtful accounts	—	41,762	26,773	—	68,535
Loans receivable from related parties	13,840	30,826	—	(44,666)	—
Inventories, less allowances for obsolete materials	—	47,551	24,973	—	72,524
Deferred income taxes	—	2,372	127	—	2,499
Prepaid expenses and other	394	2,475	2,096	—	4,965

Total current assets	17,022	122,198	59,291	(44,666)	153,845
Property, plant and equipment, net	—	47,055	26,188	—	73,243
Intangible assets, net	—	36,158	23,887	—	60,045
Goodwill	—	54,596	22,242	—	76,838
Other assets	5,353	456	32	—	5,841
Investments in subsidiaries	235,470	—	—	(235,470)	—

	$257,845	$260,463	$131,640	$(280,136)	$369,812

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$—	$22,432	$15,449	$—	$37,881
Accrued payroll	—	12,037	4,682	—	16,719
Accruals and other current liabilities	7,782	10,082	4,465	—	22,329
Deferred income taxes	—	—	188	—	188
Current portion of capital leases and short term bank borrowings	—	3,453	198	—	3,651
Loans payable from related parties	—	—	44,666	(44,666)	—

Total current liabilities	7,782	48,004	69,648	(44,666)	80,768
Long-term debt, less current portion	217,239	120	875	—	218,234
Deferred income taxes	—	2,448	6,563	—	9,011
Pension liabilities	—	11,823	2,908	—	14,731
Other post-retirement benefits	—	12,650	—	—	12,650
Other long-term liabilities	—	107	1,487	—	1,594

Total liabilities	225,021	75,152	81,481	(44,666)	336,988

Total stockholder’s equity	32,824	185,311	50,159	(235,470)	32,824

	$257,845	$260,463	$131,640	$(280,136)	$369,812

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

Condensed Consolidating Balance Sheets of the Company
December 31, 2005

	December 31, 2005
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Assets
Current assets:
Cash and cash equivalents	$8,819	$(2,713)	$3,954	$—	$10,060
Trade receivables, less allowance for doubtful accounts	—	32,892	13,549	—	46,441
Loan receivable from related parties	—	34,306	4,301	(38,607)	—
Inventories, less allowances for obsolete materials	—	43,562	11,092	—	54,654
Deferred income taxes	—	2,652	127	—	2,779
Prepaid expenses and other	25	934	1,014	—	1,973

Total current assets	8,844	111,633	34,037	(38,607)	115,907
Property, plant and equipment, net	—	45,405	20,988	—	66,393
Intangible assets, net	—	36,729	8,022	—	44,751
Goodwill	—	53,784	11,561	—	65,345
Other assets	4,804	167	37	—	5,008
Investments in subsidiaries	225,974	—	—	(225,974)	—

	$239,622	$247,718	$74,645	$(264,581)	$297,404

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$44	$21,931	$8,749	$—	$30,724
Accrued payroll	—	12,487	3,529	—	16,016
Accruals and other current liabilities	2,937	10,384	2,918	—	16,239
Deferred income taxes	—	—	33	—	33
Current portion of capital leases and short term bank borrowings	—	186	—	—	186
Loans payable from related parties	38,607	—	—	(38,607)	—

Total current liabilities	41,588	44,988	15,229	(38,607)	63,198
Long-term debt, less current portion	159,421	153	—	—	159,574
Deferred income taxes	—	1,719	5,831	—	7,550
Pension liabilities	—	11,505	2,863	—	14,368
Other post-retirement benefits	—	12,500	—	—	12,500
Other long-term liabilities	—	107	1,494	—	1,601

Total liabilities	201,009	70,972	25,417	(38,607)	258,791

Total stockholder’s equity	38,613	176,746	49,228	(225,974)	38,613

	$239,622	$247,718	$74,645	$(264,581)	$297,404

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

Condensed Consolidating Statements of Operations of the Company
Three months ended March 31, 2006

	Three Months Ended March 31, 2006
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$84,614	$33,131	$(2,961)	$114,784
Cost of sales	—	61,691	24,200	(2,961)	82,930

Gross profit	—	22,923	8,931	—	31,854
Selling, general and administrative expenses	1,005	11,844	5,878	—	18,727
Research and development expenses	—	666	538	—	1,204

Income (loss) from operations	(1,005)	10,413	2,515	—	11,923
Interest expense (income)	4,407	(53)	822	—	5,176
Other non-operating income	—	(110)	(49)	—	(159)
Equity in earnings of subsidiaries	9,496	—	—	(9,496)	—

Income before income taxes	4,084	10,576	1,742	(9,496)	6,906
Provision for income taxes	—	2,011	811	—	2,822

Net income	$4,084	$8,565	$931	$(9,496)	$4,084

Condensed Consolidating Statements of Operations of the Company
Three months ended April 1, 2005

	Three Months Ended April 1, 2005
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$72,553	$24,969	$(2,220)	$95,302
Cost of sales	—	56,871	18,751	(2,220)	73,402

Gross profit	—	15,682	6,218	—	21,900
Selling, general and administrative expenses	—	11,351	4,376	—	15,727
Research and development expenses	—	571	625	—	1,196

Income from operations	—	3,760	1,217	—	4,977
Interest expense (income)	4,110	(225)	377	—	4,262
Equity in earnings of subsidiaries	4,511	—	—	(4,511)	—

Income before income taxes	401	3,985	840	(4,511)	715
Provision for income taxes	—	284	30	—	314

Net income	$401	$3,701	$810	$(4,511)	$401

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Company
Three months ended March 31, 2006

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$4,084	$8,565	$931	$(9,496)	$4,084
Undistributed equity in earnings of subsidiaries	(9,496)	—	—	9,496	—
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	—	1,555	645	—	2,200
Amortization of intangible assets	—	571	174	—	745
Amortization of deferred loan costs	178	—	—	—	178
Accretion of debt discount	237	—	—	—	237
Amortization of inventory fair value adjustment	—	103	881	—	984
Gain on sale of fixed assets	—	—	(6)	—	(6)
Provision for deferred taxes	—	854	240	—	1,094
Changes in operating assets and liabilities:
Trade receivables	—	(6,862)	(2,178)	—	(9,040)
Inventories	—	(1,718)	(591)	—	(2,309)
Accounts payable and accrued liabilities	4,801	(1,074)	(445)	—	3,282
Other current assets and liabilities	(369)	1,633	(234)	—	1,030
Other operating assets and liabilities	1,106	(289)	(1,649)	—	(832)

Net cash provided by (used in) continuing operating activities	541	3,338	(2,232)	—	1,647
Cash flows from investing activities:
Purchases of fixed assets	—	(1,157)	(88)	—	(1,245)
Acquisitions, net of cash acquired	—	(5,692)	(44,848)	—	(50,540)

Net cash used in investing activities	—	(6,849)	(44,936)	—	(51,785)
Cash flows from financing activities:
Proceeds from issuance of senior subordinated notes	57,625	—	—	—	57,625
Payment of debt issuance costs	(1,833)	—	—	—	(1,833)
Payment on behalf of parent company	(10,410)	—	—	—	(10,410)
Borrowings under revolving credit agreements	5,057	—	—	—	5,057
Payments on revolving credit agreements	(5,057)	—	—	—	(5,057)
Change in affiliate debt	(51,954)	3,480	48,474	—	—
Payment of capital leases	—	(44)	(13)	—	(57)

Net cash provided by (used in) financing activities	(6,572)	3,436	48,461	—	45,325

Effect of exchange rates on cash	—	—	75	—	75

Increase (decrease) in cash and cash equivalents	(6,031)	(75)	1,368	—	(4,738)
Cash and cash equivalents, beginning of the period	8,819	(2,713)	3,954	—	10,060

Cash and cash equivalents, end of period	$2,788	$(2,788)	$5,322	$—	$5,322

ALTRA INDUSTRIAL MOTION, INC.

Notes to Unaudited Condensed Consolidated Interim Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows of the Company
Three months ended April 1, 2005

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$401	$3,701	$810	$(4,511)	$401
Undistributed equity in earnings of subsidiaries	(4,511)	—	—	4,511	—
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	—	1,573	448	—	2,021
Amortization of intangible assets	—	576	164	—	740
Amortization and write-off of deferred loan costs	160	—	—	—	160
Accretion of debt discount	237	—	—	—	237
Amortization of inventory fair value adjustment	—	1,270	429	—	1,699
Gain on sale of fixed assets	—	—	(15)	—	(15)
Provision for deferred taxes	—	231	—	—	231
Changes in operating assets and liabilities:
Trade receivables	—	(3,240)	(2,403)	—	(5,643)
Inventories	—	(2,162)	592	—	(1,570)
Accounts payable and accrued liabilities	2,222	(334)	(639)	—	1,249
Other current assets and liabilities	—	(2,614)	(188)	—	(2,802)
Other operating assets and liabilities	(976)	(391)	797	—	(570)

Net cash used in continuing operating activities	(2,467)	(1,390)	(5)	—	(3,862)
Cash flows from investing activities:
Purchases of fixed assets	—	(724)	(227)	—	(951)
Payment of additional Kilian purchase price	—	(730)	—	—	(730)
Sale of fixed assets	—	—	15	—	15

Net cash used in investing activities	—	(1,454)	(212)	—	(1,666)
Cash flows from financing activities:
Payments made on behalf of Parent company	(801)	—	—	—	(801)
Borrowings under revolving credit agreements	4,164	—	—	—	4,164
Change in affiliate debt	(1,746)	2,304	(558)		—
Change in capital leases	—	(85)	25	—	(60)

Net cash (used in) provided by financing activities	1,617	2,219	(533)	—	3,303

Effect of exchange rates on cash	—	—	(115)	—	(115)

Increase (decrease) in cash and cash equivalents	(850)	(625)	(865)	—	(2,340)
Cash and cash equivalents, beginning of the period	2,219	(1,913)	4,423	—	4,729

Cash and cash equivalents, end of period	$1,369	$(2,538)	$3,558	$—	$2,389

Hay Hall Holdings Limited

Independent Auditors’ Report

To the shareholders of Hay Hall Holdings Limited

Hay Hall Holdings Limited
Group Headquarters
Hay Hall Works
134 Redfern Road
Tyseley
Birmingham
B11 2BE

We have audited the accompanying consolidated balance sheet of Hay Hall Holdings Limited as of December 31, 2005 and the related consolidated profit and loss account and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hay Hall Holdings Limited at December 31, 2005, and the results of its consolidated profit and loss account and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States, as described in Note 28 to the financial statements.

/s/  BDO Stoy Hayward LLP

Chartered Accountants
Birmingham, United Kingdom

8 June 2006

Consolidated Profit and Loss account
For the year ended 31 December 2005

		Year Ended
		31 December
	Notes	2005
		£’000

Turnover	2	39,262
Operating costs less other income	3	(37,924)

Operating profit	4	1,338
Interest receivable		56
Interest payable	5	(1,286)
Other financial income		107

Profit on ordinary activities before taxation		215
Tax on profit on ordinary activities	8	(292)

		(77)
Minority interests		—

(Loss) profit for the financial period		(77)

All the group’s turnover and operating profit were derived from continuing activities.

The accompanying notes are an integral part of this profit and loss account.

Consolidated statement of total recognised gains and losses
For the year ended 31 December 2005

Year Ended
31 December
2005
£’000

(Loss) profit for the financial period	(77)
Profit (loss) on foreign currency translation	118
Actuarial (losses) gains on retirement benefit scheme	(2,148)

Total recognised gains and losses relating to the period	(2,107)

Consolidated Balance Sheet
31 December 2005

	Notes	2005
		£’000

Fixed assets
Goodwill	9	2,593
Tangible assets	10	6,131
Investments	11	19

		8,743
Current assets
Stocks	12	8,659
Debtors	13	7,537
Cash at bank and in hand		2,207

		18,403
Creditors: Amounts falling due within one year	14	(13,673)

Net current assets		4,730

Total assets less current liabilities		13,473

Financed by:
Creditors: Amounts falling due after more than one year
Obligations under finance leases and hire purchase contracts	15	513
Borrowings	16	9,185
Pension obligations	25	3,573

		13,271

Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	(1,928)

Shareholders’ funds	20	202

Minority interests	21	—

		13,473

The accounts were approved by the board of directors on 8, June 2006 and signed on its behalf by:

D Wall

The accompanying notes are an integral part of this consolidated balance sheet.

Company balance sheet
31 December 2005

	Notes	2005
		£’000

Fixed assets
Investments	11	2,280

Creditors: Amounts falling due after more than one year	14	(150)

Total assets less current liabilities		2,130

Financed by:
Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	—

Shareholders’ funds	20	2,130

The accounts were approved by the board of directors on 8 June 2006 and signed on its behalf by:

D Wall

The accompanying notes are an integral part of this balance sheet.

Cash Flow statement
For the period ended 31 December 2005

		Year Ended
		31 December
	Notes	2005
		£’000

Net cash inflow from operating activities	22	2,789
Returns on investments and servicing of finance
Interest received		56
Interest paid — HP and finance lease		(26)
Interest paid — other interest		(1,129)

Net cash outflow for returns on investments and servicing of finance		(1,099)

Taxation
Tax paid		(186)

Net cash outflow for taxation		(186)

Capital expenditure
Purchase of tangible fixed assets		(680)
Sale of tangible fixed assets		8

Net cash outflow for capital expenditure		(672)

Acquisition and disposals
Purchase of subsidiary undertaking		(288)
Net cash acquired with subsidiary undertakings		42
Purchase of investments		(5)

Net cash outflow for acquisition and disposals		(251)

Cash outflow before financing		581

Financing
Capital element of finance lease rental payments		(178)
New loans		238
Repayment of loans		(1,007)

Net cash (outflow) inflow from financing		(947)

Decrease in cash in the period	23	(366)

The accompanying notes are an integral part of this consolidated cash flow statement

Notes to Accounts

1	Accounting policies

The principal accounting policies are set out below. They have all been applied consistently throughout the period.

a)  Basis of accounting

The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards. The Group has adopted the full accounting requirements of FRS17 — Retirement Benefits in the 2005 accounts and comparative figures for 2004 have been restated accordingly. The change in accounting policy had the effect of increasing group profits after tax for the year by £75,000, and decreasing group shareholders’ funds by £2,069,000.

b)  Accounting period

The financial statements cover the period for the year ended 31 December 2005.

c)  Basis of consolidation

The Group accounts consolidate the accounts of Hay Hall Holdings Limited and its material subsidiary undertakings drawn up to 31 December. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

As permitted by Section 230 of the Companies Act 1985, no profit and loss account is presented in respect of Hay Hall Holdings Limited. The retained profit for the financial period of the parent company was £Nil.

d)  Goodwill

Goodwill arising on acquisitions is capitalised and written off on a straight line basis over its useful economic life which is a maximum of twenty years. Provision is made for any impairment.

e)  Tangible fixed assets

Tangible fixed assets are shown at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets other than freehold land, at rates calculated to write off the cost, less estimated residual value, of fixed assets on a straight-line basis over their expected useful lives, as follows:

Freehold buildings	2% to 3 1/3% per annum
Improvements to short leasehold premises	Over term of lease
Plant and machinery and equipment	4% to 33 1/3% per annum

Residual value is calculated on prices prevailing at the date of acquisition or revaluation.

Where depreciation charges are increased following a revaluation, an amount equal to the increase is transferred annually from the revaluation reserve to the profit and loss account as a movement on reserves. On the disposal or recognition of a provision for impairment of a revalued fixed asset, any related balance remaining in the revaluation reserve is also transferred to the profit and loss account as a movement on reserves.

f)  Investments

Fixed asset investments are shown at cost less provision for impairment.

Notes to Accounts — (Continued)

g)  Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes materials, direct labour and an attributable proportion of manufacturing overheads based on normal levels of activity. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

h)  Taxation

Corporation tax payable is provided on taxable profits at the current rate. Payment is made in certain cases by group companies for group relief surrendered to them.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is not recognised when fixed assets are revalued unless by the balance sheet date there is a binding agreement to see the revalued assets and the gain or loss expected to arise on sale has been recognised in the financial statements. Neither is deferred tax recognised when fixed assets are sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacements assets are sold.

Deferred tax is recognised in respect of the retained earnings of overseas subsidiaries and associates only to the extent that, at the balance sheet date, dividends have been accrued as receivable or a binding agreement to distribute past earnings in future has been entered into by the subsidiary or associates.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

i)  Foreign currency

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group’s investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

j)  Leases

Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest

Notes to Accounts — (Continued)

elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

k)  Turnover

Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

l)  Pension costs

Contributions to the group’s defined contribution pension scheme are charged to the profit and loss account in the year in which they become payable.

The difference between the fair value of the assets held in the group’s defined benefit pension scheme and the scheme’s liabilities measures on an actuarial basis using the projected unit method are recognised in the group’s balance sheet as a pension asset or liability as appropriate. The carrying value of any resulting pension scheme asset is restricted to the extent that the group is able to recover the surplus either through reduced contributions in the future or through refunds from the scheme. The pension scheme balance is recognised net of any related deferred tax balance.

Charges in the defined benefit scheme asset or liability arising from factors other than cash contribution by the group are charged to the profit and loss account or the statement of total recognised gains and losses in accordance with FRS17 ‘Retirement benefits’.

m)  Finance costs

Finance costs of debt and non-equity shares are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount. Where the finance costs for non-equity shares are not equal to the dividends on these instruments, the difference is also accounted for in the profit and loss account as an appropriation of profits.

n)  Debt

Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting year and reduced by payments made in the year.

2	Turnover

Turnover relates to the Group’s principal activities as described in the directors’ report. An analysis of turnover by geographical destination for the year ended 31 December 2005 is as follows:

2005
£’000

UK	12,348
Rest of Europe	8,471
Americas	14,086
Rest of the World	4,357

39,262

Notes to Accounts — (Continued)

Turnover by origin is as follows:

2005
£’000

UK	30,050
Rest of Europe	700
USA	7,192
Africa	1,320

39,262

3	Operating costs less other income

2005
Continuing
Operations
£’000

Change in stocks of finished goods and work in progress	607
Other operating income	54
Raw materials and consumables	(14,438)
Other external charges	(7,317)
Staff costs	(15,631)
Depreciation and Amortisation	(1,200)

(37,924)

4	Operating profit

Operating profit is stated after charging:

2005
£’000

Depreciation of tangible fixed assets	1,075
Amortisation of goodwill	125
Auditors’ remuneration for audit services	71
Operating lease rentals — plant and machinery	113
— other	473

Amounts payable to BDO Stoy Hayward LLP in respect of non-audit services were £23,000. Auditors’ remuneration for audit services charged to the company profit and loss account of Hay Hall Holdings Limited was £Nil.

5	Interest payable and similar charges

2005
£’000

Bank loans and overdrafts	1,079
Finance leases and hire purchase contracts	26
Amortisation of loan issue costs	181

1,286

Notes to Accounts — (Continued)

6	Staff costs

The average monthly number of employees (including executive directors) was as follows:

2005
Number

Works employees	349
Staff	199

548

Their aggregate remuneration comprised:

2005
£’000

Wages and salaries	13,969
Redundancy costs	55
Social security costs	1,328
Other pension costs	279

15,631

7	Directors’ remuneration

The directors did not receive any remuneration from the company during the period.

8	Tax on profit on ordinary activities

The tax charge (credit) comprises:

2005
£’000

Current tax
UK corporation tax at 30%	5
Overseas tax	215

220
Deferred tax (see note 17)
Origination and reversal of timing differences	72

Total tax on profit on ordinary activities	292

The difference between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit before tax is as follows:

2005
£’000

Profit on ordinary activities before tax	215

Tax on profit on ordinary activities at standard UK corporation tax rate of 30%	65
Effects of:
Expenses not deductible for tax purposes	6
Depreciation in excess of capital allowances	125
Other timing differences	24

Current tax charges for period	220

Notes to Accounts — (Continued)

9	Goodwill

Group	£’000

Cost
Beginning of year (as previously reported)	745
Prior year adjustment	1,604

Beginning of year (as restated)	2,349
Goodwill on acquisition in the year (note 11)	399

End of year	2,748

Amortisation
Beginning of year (as previously reported)	(10)
Prior year adjustment	(20)

Beginning of year (as restated)	(30)
Charge for the year	(125)

End of year	(155)

Net book value
End of year	2,593

Beginning of year (as restated)	2,319

10	Tangible fixed assets

	Freehold	Short	Plant,
	Land and	Leasehold	Machinery &
Group	Buildings	Buildings	Equipment	Total
		£’000
	£’000		£’000	£’000

Cost or valuation
Beginning of year	1,579	218	10,331	12,128
Acquisitions	—	—	13	13
Additions	—	—	672	672
Disposal	—	(132)	(395)	(527)
Exchange adjustment	—	2	173	175

End of year	1,579	88	10,794	12,461

Depreciation
Beginning of year	212	114	5,405	5,731
Acquisitions			4	4
Charge for the year	30	34	1,003	1,067
Disposal		(132)	(391)	(523)
Exchange adjustment			51	51

End of year	242	16	6,072	6,330

Net book value
Beginning of year	1,367	104	4,926	6,397

End of year	1,337	72	4,722	6,131

Notes to Accounts — (Continued)

The net book value of tangible fixed assets includes an amount of £629,000 in respect of assets held under finance leases and hire purchase contracts. The related depreciation charge on these assets for the year was £78,000.

Freehold land and buildings include land of £400,000 which has not been depreciated.

  Company

The company does not have any tangible fixed assets.

11	Fixed asset investments

	2005
	Group	Company
	2005	2005
		£’000
	£’000

Subsidiary undertaking	—	2,280
Investments	19	—

	19	2,280

Notes to Accounts — (Continued)

Investment in subsidiary undertaking

The company has an investment in the following subsidiary undertaking:

	Country of
	Registration	Holding	%

The Hay Hall Group Limited	England	Ordinary	85
		Preference	82
		B Preference	84
		C Preference	100
The subsidiary undertaking has investments in the following companies:
Trading companies
Matrix International Limited	England	Ordinary	100
Inertia Dynamics Inc	USA	Ordinary	100
Matrix International GmbH	Germany	Ordinary	100
Bibby Transmissions Limited	England	Ordinary	100
Huco Engineering Industries Limited	England	Ordinary	100
Twiflex Limited	England	Ordinary	100
Bibby Turboflex (SA) (Pty) Limited	South Africa	Ordinary	100
Scandicom AB	Sweden	Ordinary	100
Saftek Limited	England	Ordinary	100
Holding companies
Bibby Group Limited	England	Ordinary	100
Huco Power Transmissions Limited	England	Ordinary	100
MEL Holding Inc	USA	Ordinary	100
Non trading companies
Turboflex Limited	England	Ordinary	100
Matrix Engineering Limited	England	Ordinary	100
Hay Hall Leicester Limited	England	Ordinary	100
Stainless Steel Tubes Limited	England	Ordinary	100
Hay Hall Tyseley Limited	England	Ordinary	100
T&A Nash (Penn) Limited	England	Ordinary	100
Motion Developments Limited	England	Ordinary	100
Hay Hall Trustees Limited	England	Ordinary	100
Turboflex (South Africa) (Pty) Limited	South Africa	Ordinary	100
Torsiflex Limited	England	Ordinary	100
Dynatork Air Motors Limited	England	Ordinary	100
Dynatork Limited	England	Ordinary	100

The principal activity of all the above operating companies was the design and manufacture of industrial power transmission components.

The group has an investment in the following associated undertaking.

	Country of
	Registration	Holding	%

Rathi Turboflex Pty Limited	India	Ordinary	50

Notes to Accounts — (Continued)

The investment in the associated undertaking is not material therefore it has not been included in the consolidated results of the group.

  Acquisition of subsidiary undertaking

On 1 August 2005 the company acquired 100% of the issued share capitals of Dynatork Air Motors Limited and Dynatork Limited. The following table sets out the identifiable assets and liabilities acquired and their book and fair value:

Book and Fair
Value
£’000

Tangible fixed assets	13
Stocks	25
Debtors	56
Creditors	(6)
Taxation	(41)
Cash acquired	42

89
Goodwill (note 9)	399

488

Satisfied by:
Cash	288
Deferred consideration	200

488

Dynatork Air Motors Limited earned a profit after taxation of £48,000 in the year ended 31 March 2005. The summarised profit and loss account for the period from 1 April 2005 to 31 July 2005, shown on the basis of the accounting policies of Dynatork Air Motors Limited prior to the acquisition, are as follows:

Profit and Loss Account
£’000

Turnover	144
Cost of sales	(43)

Operating profit	101
Finance charges (net)	—

Profit on ordinary activities before taxation	101
tax on profit on ordinary activities	(20)

Profit for the financial period	81

Notes to Accounts — (Continued)

On 30 September 2004 the company acquired the majority of the issued share capital of The Hay Hall Group Limited, a company based in Birmingham. The following table sets out the identifiable assets and liabilities acquired and their book and fair value:

		Book and
		Fair Value
		£’000
		(As restated)

Investments		10
Tangible fixed assets		6,563
Stocks		7,309
Debtors		8,728
Creditors		(7,074)
Overdrafts acquired		(5,206)
Loans		(8,280)
Obligations under finance leases and hire purchase contracts		(515)
Pension obligations		(1,604)

		(69)
Goodwill (note 9) (as previously reported)	745
Prior year adjustment	1,604	2,349

		2,280

Satisfied by:
Cash		150
Issue of shares		2,130

		2,280

The calculation of goodwill above has been restated following the adoption of FRS17 — Retirement Benefits. This has resulted in the inclusion of the book value of Pension obligations in the amount of £1,604,000 as set out in note 25.

12	Stocks

2005
£’000

Group
Raw materials and consumables	1,668
Work in progress	1,848
Finished goods and goods for resale	5,143

8,659

There is no material difference between the balance sheet value of stocks and their replacement cost.

  Company

The company held no stocks at either year end.

Notes to Accounts — (Continued)

13	Debtors

	2005
	Group	Company
	£’000	£’000

Amounts falling due within one year:
Trade debtors	6,792	—
VAT	262	—
Taxation recoverable	11	—
Deferred tax debtor	83	—
Prepayments and accrued income	389	—

	7,537	—

14	Creditors: Amounts falling due within one year

	2005
	Group	Company
	£’000	£’000

Bank loans and overdrafts (secured)	5,668	—
Trade creditors	4,531	—
Amounts due to group undertakings		150
Corporate tax payable	353	—
Other taxation and social security	437	—
Obligations under finance leases and hire purchase contracts	233	—
Accruals	2,451	—

	13,673	150

The bank loans and overdrafts are secured by fixed and floating charges over the assets of the subsidiary undertakings.

15	Creditors: Amounts falling due after more than one year

	2005
	Group	Company
	£’000	£’000

Obligations under finance leases and hire purchase contracts	331	—
Deferred consideration	182	—
Amounts due to subsidiary undertaking	—	150

	513	150

Finance leases

2005
£’000

Amounts payable:
— Within one year	233
— between one and two years	163
— between two and five years	168

564

Notes to Accounts — (Continued)

Deferred consideration

Deferred consideration of £200,000 is due in respect of the acquisition during the year of Dynatork Air Motors Limited, of which £182,000 is due after more than 1 year. The rate of payment of the deferred consideration is dependent upon the value of sales made of the company’s product range subsequent to the acquisition and is payable bi-annually commencing on 31 January 2006.

16	Creditors: Amounts falling due after more than one year

	2005
	Group	Company
	£’000	£’000

Senior loans	9,185	—

The senior loans were at variable rate and were repayable in varying installments. The loans were secured on the assets of the principal subsidiary and its subsidiary undertakings.

Analysis of borrowings

Loans were repayable by installments and not wholly within five years. Amounts due at 31 December were payable as follows:

2005
Group
£’000

Amounts payable:
— within one year	1,200
— between one and two years	1,200
— between two and five years	7,985

10,385
Loan issue costs not amortised	—

10,385

In accordance with Financial Reporting Standard 4, the carrying value of the loans is shown net of issue costs of which £181,000 has been charged to the profit and loss account in the year.

On 10 February 2006 all of the loans were repaid in full following the acquisition of the company by the Warner Electric (U.K.) Group.

Notes to Accounts — (Continued)

17	Provisions for liabilities and charges

	2005
	Group	Company
	£’000	£’000

Deferred tax
At beginning of period	131	—
On acquisitions	—
Charged to the profit and loss account	(72)	—
Differences on exchange	(12)	—
Offset against pension obligations	32
Transferred to debtors	(83)	—

At end of period	—	—

The deferred tax provision comprises:
Accelerated capital allowances	(8)	—
Other timing differences	91	—

	83	—

The group also has losses of £761,000, giving a deferred tax asset of £228,000 which is unprovided. This deferred tax asset has not been recognised on the basis that it is unlikely to be utilised in the foreseeable future.

18	Called-up share capital

2005
£’000

Authorised
2,600,000 ordinary shares of £1 each	2,600

Allotted, called-up and fully-paid
2,130,370 ordinary shares of £1 each	2,130

19	Reserves

Profit and
Loss Account
£’000

Group
Beginning of year (as restated)	179
Retained loss for the period	(77)
Profit on foreign currency translation	118
Actuarial losses on pension scheme	(2,148)

End of year	(1,928)

Company
Beginning and end of period	—

Notes to Accounts — (Continued)

20	Reconciliation of movements in shareholders’ funds

	2005
	Group	Company
	£’000	£’000

(Loss) Profit for the financial period	(77)	—
Issue of share capital	—	—
Profit (Loss) on foreign currency translation	118	—
Actuarial losses on pension scheme	(2,148)	—

Net (reduction in) addition to shareholders’ funds	(2,107)	—
Opening shareholders’ funds	2,309	2,130

Closing shareholders’ funds	202	2,130

21	Minority interests

2005
£’000

At 1 January 2005 (as restated)	—
Profit on ordinary activities after taxation for the year	—

At 31 December 2005	—

On 10 February 2006 the Company acquired the remaining shares in The Hay Hall Group Limited that it did not previously own with the result that The Hay Hall Group Limited became a 100% owned subsidiary at that date.

22	Reconciliation of operating profit to operating cash flows

2005
£’000

Operating profit	1,338
Depreciation and amortisation charges	1,200
(Increase) in stocks	(841)
Decrease in debtors	392
Decrease in creditors	700

Net cash inflow from operating activities	2,789

23	Analysis and reconciliation of net debt

	At Start			Exchange	At End
	of Year	Cash Flow	Acquisition	Adjustment	of Year
	£’000	£’000	£’000	£’000	£’000

Cash in hand, at bank	1,958	207	42	—	2,207
Overdrafts	(3,853)	(615)	—	—	(4,468)

	(1,895)	(408)	42		(2,261)

Debt due after one year	(9,583)	645	—	(247)	(9,185)
Debt due within one year	(1,200)	—	—	—	(1,200)

Net debt	(12,678)	237	42	(247)	(12,646)

Notes to Accounts — (Continued)

2005
£’000

Decrease in cash in the year	(366)
Cash inflow (outflow) from (decrease) increase in debt	398

Change in net debt resulting from cash flows in the year	32
Net debt at start of year	(12,678)

Net debt at end of year	(12,646)

24	Guarantees and other financial commitments

a)  Capital commitments

At the end of the period, capital commitments were:

2005
£’000

Group
Contracted but not provided for	—

Company

The company had no capital commitments at the period end.

b)  Operating lease commitments

Annual commitments under non-cancellable operating leases are as follows:

	Land and	Plant and
	Buildings	Machinery
	2005	2005
	£’000	£’000

Group
Expiry date
— within one year	5	51
— between one and two years	168	65
— between two and five years	281	52

	454	168

Company

The Company did not have any commitments at the period end.

c)  Other commitments

Other commitments extant at the year end were as follows:

2005
£’000

Group
Trade guarantees	79
HM Customs and Excise	36

Notes to Accounts — (Continued)

Company

Cross guarantees between the Group companies are in place to guarantee the Group’s borrowings.

25	Pension arrangements

Composition of the Scheme

The Hay Hall Group Limited, the Company’s principal subsidiary, operates a defined benefit scheme in the UK. A full actuarial valuation was carried out at 05 April 2003 and updated to 31 December 2005 by a qualified actuary. The major assumptions used by the actuary were:

At 31 December 2005

Rate of increase in pensions in payment (where increases are not fixed)	2.65%
Discount rate	5.00%
Inflation assumption	2.75%

The scheme also holds assets and liabilities in respect of defined contribution benefits. As at 31 December 2005, the liabilities and matching assets have a value of £1,935,900 and are excluded from the following figures.

Contributions to defined contribution schemes in the year were £279,000.

The assets in the scheme and expected rates of return were:

	Long Term Rate
	of Return
	Expected at	Market Value at
	31 December	31 December
	2005	2005
		£000

Equities	8.00%	11,366
Bonds	4.70%	15,656
Cash	4.10%	155

Total market value of assets		27,177
Present value of scheme liabilities		32,281
(Deficit) surplus in the Scheme		(5,104)
Related deferred tax asset (liability)		1,531
Net pension liability		(3,573)

31 December 2005
£000

Analysis of the amount charged in operating profit
Current service cost	—
Past service cost	—
Curtailment (gain) / loss	—

Total Operating Charge	—

Analysis of the amount credited to other finance income
Expected return on pension scheme assets	1,571
Interest on pensions scheme liabilities	(1,464)

Net return	107

Notes to Accounts — (Continued)

31 December 2005
£000

Analysis of amount recognised in statement of total recognised gains and losses (STRGL)
Actual return less expected return on scheme assets	1,777
Experience gains and losses arising on the scheme liabilities	(334)
Changes in assumptions underlying the present value of the scheme liabilities	(4,511)

Actuarial (loss) gain recognised in STRGL	(3,068)

Movement in (deficit) during the period
Deficit in scheme at beginning of the period	(2,143)
Movement in the period:
Current service cost	—
Contributions	—
Past service cost	—
Curtailments gain/(loss)	—
Other finance income	107
Actuarial loss	(3,068)

(5,104)

History of experience gains and losses
Actuarial less expected return	1,777
7%
Experience gain on the liabilities	(334)
(1)%
Total amount recognised in the STRGL	(3,068)
(10)%

26	Subsequent Events

On 10 February 2006 the Company and the majority of its trading subsidiaries were acquired by Warner Electric (U.K.) Group Limited, a company incorporated in England, which is a subsidiary of Altra Industrial Motion, Inc., a company incorporated in the U.S.

27	Related Party Disclosures

On 10 February 2006 the company was acquired by Warner Electric (U.K.) Group Limited, a company incorporated in England. With effect from this date the company’s ultimate parent company is Altra Industrial Motion, Inc., a company incorporated in the U.S.

28	Summary of differences between accounting principles in the United Kingdom and the United State of America

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”) which differs in certain respects from accounting principles in the United States of America (“US GAAP”).

Notes to Accounts — (Continued)

The following are the adjustments to net income and shareholders’ funds determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders’ funds determined in accordance with US GAAP.

	Notes	2005
		£’000

Net (loss) income in accordance with UK GAAP		(77)
Goodwill	a	125
Tangible assets	b	7

Net (loss) income in accordance with US GAAP		55

Shareholders’ funds in accordance with UK GAAP		202
Goodwill	a	155
Tangible assets	b	(268)

Shareholders’ funds in accordance with US GAAP		89

(a)	Goodwill Amortization

Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)	Tangible Assets

Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

1.	Balance sheet and profit and loss account presentation

General

The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

2.	Consolidated statement of cashflow

The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in “cash”, which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in “cash and Cash equivalents”, which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of

Notes to Accounts — (Continued)

cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members’ finance, are included as operating.

The following statements summarize the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

2005
£’000

Net cash provided by operating activities	1,504
Net cash used by investing activities	(923)
Net cash provided by financing activities	(947)

Net decrease in cash and cash equivalents	(366)
Cash and cash equivalents under US GAAP at beginning of the period	(1,895)
Cash and cash equivalents under US GAAP at end of the period	(2,261)

Cash and cash equivalents under UK GAAP at end of the period	(2,261)

Offer to exchange all outstanding
£33,000,000 principal amount of
11 1/4% Senior Notes due 2013
for
£33,000,000 principal amount of
11 1/4% Senior Notes due 2013
registered under the Securities Act of 1933

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Altra Industrial Motion, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

REGISTRANTS INCORPORATED UNDER DELAWARE LAW

Altra Industrial Motion, Inc., The Kilian Company, Kilian Manufacturing Corporation and Warner Electric International, Inc. are incorporated under the laws of the State of Delaware.

Section 145 of Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Indemnification.

The Certificate of Incorporation of Altra Industrial Motion, Inc. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

The Amended and Restated Certificate of Incorporation of American Enterprises MPT Corp. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit. In addition, to the extent permitted by law, the corporation has the has the power to indemnify employees or agents and shall indemnify its directors and officers.

The Amended and Restated Certificate of Incorporation of The Kilian Company provides that to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the corporation shall indemnify a director, officer or employee to the fullest extent permitted by law.

The Certificate of Incorporation of Warner Electric International Holding, Inc. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit.

By-law Provisions on Indemnification.

The By-laws of Altra Industrial Motion, Inc., The Kilian Company and Warner Electric International Holding, Inc. generally provide that each corporation has the power to indemnify its directors, officers, employees and agents who are or were a party, or threatened to be made a party, to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director, officer, employee or agent of the corporation, or is or was serving in such a position at its request of any other corporation, partnership, joint venture, trust, organization or other enterprise.

The By-laws of American Enterprises MPT Corp. and the Kilian Company generally provide the corporation may purchase and maintain insurance to indemnify or insure directors, officers, employees and agents against liability arising from such persons status as such.

The above discussion of the DGCL and of the Certificates of Incorporation and By-Laws of the registrants incorporated under Delaware law is not intended to be exhaustive and is qualified in its entirety by such Certificates of Incorporation, By-Laws and the DGCL.

REGISTRANTS EXISTING AS LIMITED LIABILITY COMPANIES UNDER DELAWARE LAW

American Enterprises MPT Holdings, LLC, Ameridrives International, LLC, Boston Gear LLC, Formsprag LLC, Inertia Dynamics, LLC, Nuttall Gear LLC, Warner Electric LLC and Warner Electric Technology LLC are limited liability companies organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act.

Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Limited Liability Company Agreement Provisions on Indemnification

The Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC, Limited Liability Company Agreement of Ameridrives International, LLC, Limited Liability Company Agreement of Boston Gear LLC, Limited Liability Company Agreement of Nuttall Gear LLC, Limited Liability Company Agreement of Warner Electric LLC and Limited Liability Company Agreement of Warner Electric Technology LLC, each provide that such company shall indemnify any member or officer of the company from any claim, action, liability, loss or damage in which such person may be involved and arising from or incidental to the business or activities of the company, provided such person’s conduct does not constitute willful misconduct and the claim, action, suit, proceeding or counterclaim is not initiated by or on behalf of such person.

The Limited Liability Company Agreement of Formsprag LLC provides that that the company shall indemnify any member or officer of the company from any claim, action, liability, loss or damage in which such person may be involved and arising from or incidental to the business or activities of the company, provided such person’s conduct (i) does not constitute a breach of the duty of loyalty, (ii) does not constitute willful misconduct and (iii) such person does not receive any improper personal benefit. In addition, the company may purchase and maintain insurance on behalf of the members or such other persons as the members shall determine.

The Operating Agreement of Inertia Dynamics, LLC provides that the company shall indemnify only managers, members, directors or officers for any loss, liability, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company.

The above discussion of the limited liability company registrants’ LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the LLC Agreements and the DLLC Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.	EXHIBITS.

(a) The following exhibits are filed with this Registration Statement.

Number		Description

1	.1(1)	Purchase Agreement, dated as of November 22, 2004, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein

2	.1(1)	LLC Purchase Agreement, dated as of October 25, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.

2	.2(1)	Assignment and Assumption Agreement, dated as of November 21, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.

3	.1(1)	Certificate of Incorporation of Altra Industrial Motion, Inc.

3	.2(1)	By-laws of Altra Industrial Motion, Inc.

3	.3(1)	Amended and Restated Certificate of American Enterprises MPT Corp.

3	.4(1)	By-laws of American Enterprises MPT Corp.

3	.5(4)	Certificate of Formation of American Enterprises MPT Holdings, LLC, as amended

3	.6(4)	Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC, as amended

3	.7(4)	Certificate of Formation of Ameridrives International, LLC, as amended

Number		Description

3	.8(4)	Limited Liability Company Agreement of Ameridrives International, LLC, as amended

3	.9(1)	Certificate of Formation of Boston Gear LLC

3	.10(1)	Limited Liability Company Agreement of Boston Gear LLC

3	.11(1)	Certificate of Formation of Formsprag LLC, as amended

3	.12(1)	Limited Liability Company Agreement of Formsprag LLC, as amended

3	.13(1)	Amended and Restated Certificate of Incorporation of The Kilian Company

3	.14(1)	By-laws of The Kilian Company

3	.15(1)	Certificate of Incorporation of Kilian Manufacturing Corporation

3	.16(1)	By-laws of Kilian Manufacturing Corporation

3	.17(1)	Certificate of Formation of Nuttall Gear LLC

3	.18(1)	Amended and Restated Limited Liability Company Agreement of Nuttall Gear LLC

3	.19(1)	Certificate of Formation of Warner Electric LLC

3	.20(1)	Limited Liability Company Agreement of Warner Electric LLC

3	.21(1)	Certificate of Formation of Warner Electric Technology LLC

3	.22(1)	Limited Liability Company Agreement of Warner Electric Technology LLC

3	.23(1)	Certificate of Incorporation of Warner Electric International Holding, Inc.

3	.24(1)	By-laws of Warner Electric International Holding, Inc.

3	.25(4)	Certificate of Formation of Inertia Dynamics, LLC

3	.26(4)	Operating Agreement of Inertia Dynamics, LLC as amended

4	.1(1)	Indenture, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee

4	.2(1)	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.1)

4	.3(1)	Registration Rights Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto

4	.4(2)	Indenture, dated as of February 8, 2006, among Altra Industrial Motion Inc. the guarantors party thereto, the Bank of New York, as trustee and paying agent and the Bank of New York (Luxembourg) SA, as Luxembourg paying agent

4	.5(2)	Form of 11 1/4 % Senior Notes due 2013

4	.6(2)	Registrants Rights Agreement, dated as of February 8, 2006, among Altra Industrial Inc., the guarantors party thereto, and Jefferies International Limited, as initial purchasers

4	.7(3)	First Supplemental Indenture, dated as of February 7, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

4	.8(2)	Second Supplemental Indenture, dated as of February 8, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

4	.9(3)	Third Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

4	.10(3)	First Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York as trustee

5.1		Opinion of Weil, Gotshal Manges LLP.

10	.22(1)	Credit Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc. and certain subsidiaries of the Company, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Bank, as Lead Arranger

10	.23(1)	Security Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the other Grantors listed therein and The Bank of New York Trust Company, N.A.

10	.24(1)	Patent Security Agreement, dated as of November 30, 2004, among Kilian Manufacturing Corporation, Warner Electric Technology LLC, Formsprag LLC, Boston Gear LLC, Ameridrives International, L.P. and The Bank of New York Trust Company, N.A.

Number		Description

10	.25(1)	Trademark Security Agreement, dated as of November 30, 2004, among Warner Electric Technology LLC, Boston Gear LLC and The Bank of New York Trust Company, N.A.

10	.26(1)	Intercreditor and Lien Subordination Agreement, dated as of November 30, 2004, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A. and Altra Industrial Motion, Inc.

10	.27(1)	Share Purchase Agreement, dated as of November 7, 2005, among Altra Industrial Motion, Inc. and the stockholders of Hay Hall Holdings Limited listed therein.

12	.1(4)	Computation of ratio of earnings to fixed charges

21	.1(4)	Subsidiaries of Altra Industrial Motion, Inc.

23.1		Consent of Ernst & Young LLP.

23.3		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

23.4		Consent of BDO Stoy Hayward LLP

24	.1(4)	Power of Attorney (included on signature pages hereto)

25.1		Statement of Eligibility of Trustee on Form T-1

99.1		Form of Letter of Transmittal

99.2		Form of Notice of Guaranteed Delivery

99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4		Form of Letter to Beneficial Holders

(1)	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-124944) filed with the Securities and Exchange Commission on May 16, 2005.

(2)	Incorporated by reference to the Registrants Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on February 14, 2006.

(3)	Incorporated by reference to the Registrants Annual Report on Form 10-K (File No. 333-124944) filed with the Securities and Exchange Commission on May 15, 2006.

(4)	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-134873) filed with the Securities and Exchange Commission on June 8, 2006.

(b) Financial Statement Schedules

See financial statement Schedule II — Valuation and Qualifying Accounts that appears immediately prior to the index to exhibits of this registration statement.

All other schedules are omitted because they are not applicable or because the required information is shown in the financial statements as referred thereto.

ITEM 22.	UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake:

(1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Altra Industrial Motion, Inc. has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

ALTRA INDUSTRIAL MOTION, INC.

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer and Director (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

Frank E. Bauchiero	Director

* Jean-Pierre L. Conte	Director

* Darren J. Gold	Director

Larry McPherson	Director

* Richard D. Paterson	Director

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule A, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

On behalf of each Registrant listed on
Schedule A hereto.

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer and Director (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Jean-Pierre L. Conte	Director

* Darren J. Gold	Director

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants, as listed on the attached Schedule B, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

On behalf of each Registrant listed on
Schedule B hereto.

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Michael L. Hurt	Chief Executive Officer of Altra Industrial Motion, Inc., as Member

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nuttall Gear LLC, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

NUTTALL GEAR LLC

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Michael L. Hurt	Chief Executive Officer of American Enterprises MPT Corp., as Member

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Inertia Dynamics, LLC, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

INERTIA DYNAMICS, LLC

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer and Manager (principal financial officer and principal accounting officer)

* Carl Christenson	Manager

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Formsprag LLC, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

FORMSPRAG LLC

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Michael L. Hurt	Chief Executive Officer of Warner Electric LLC, as member; and Chief Executive Officer of Ameridrives International, LLC, as member

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Enterprises MPT Holdings, LLC, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

AMERICAN ENTERPRISES MPT HOLDINGS, LLC

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Michael L. Hurt	Chief Executive Officer of American Enterprises MPT Corp., as Member

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ameridrives International, LLC, has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on the 19th day of July, 2006.

AMERIDRIVES INTERNATIONAL, LLC

By:	/s/ David Wall
Name: David Wall

Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title

* Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David Wall David Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

* Michael L. Hurt	Chief Executive Officer of American Enterprises MPT Corp., Member

* The undersigned, by signing his name hereto, does hereby execute this Amendment No. 1 to this Registration Statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

/s/ David Wall David Wall Attorney in Fact

SCHEDULE A

AMERICAN ENTERPRISES MPT CORP.
THE KILIAN COMPANY
KILIAN MANUFACTURING CORPORATION
WARNER ELECTRIC INTERNATIONAL HOLDING, INC

SCHEDULE B

BOSTON GEAR LLC
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC

Item 21(b)

Altra Industrial Motion, Inc.

SCHEDULE II — Valuation and Qualifying Accounts

	Balance at
	Beginning			Balance at
Reserve for Inventory Obsolescence:	of Period	Additions	Deductions	End of Period

Predecessor-For the year ended December 31, 2003	$5,089	$3,033	$(1,309)	$6,813
Predecessor-For the year ended November 30, 2004	6,813	1,459	(2,084)	6,188
From Inception (December 1) through December 31, 2004	6,188	545	(372)	6,361
For the year ended December 31, 2005	$6,361	$2,385	$(1,903)	$6,843

	Balance at
	Beginning			Balance at
Reserve for Uncollectible Accounts:	of Period	Additions	Deductions	End of Period

Predecessor-For the year ended December 31, 2003	$2,939	$730	$(2,053)	$1,616
Predecessor-For the year ended November 30, 2004	1,616	589	(772)	1,433
From Inception (December 1) through December 31, 2004	1,433	135	(145)	1,424
For the year ended December 31, 2005	$1,424	$687	$(314)	$1,797

	Balance at
	Beginning			Balance at
Income Tax Assets Valuation Allowance:	of Period	Additions	Deductions	End of Period

Predecessor-For the year ended December 31, 2003	$10,261	$7,573	$—	$17,834
Predecessor-For the year ended November 30, 2004	17,834	895	—	18,729
From Inception (December 1) through December 31, 2004(1)	18,462	—	(88)	18,374
For the year ended December 31, 2005	$18,374	—	$(1,985)	$16,389

(1)	The difference between the balance at the end of the period ending November 30, 2004 and the balance at December 1, 2004 is the result of purchase accounting for the Acquisition.

EXHIBIT INDEX

Number		Description

1	.1(1)	Purchase Agreement, dated as of November 22, 2004, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein

2	.1(1)	LLC Purchase Agreement, dated as of October 25, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.

2	.2(1)	Assignment and Assumption Agreement, dated as of November 21, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.

3	.1(1)	Certificate of Incorporation of Altra Industrial Motion, Inc.

3	.2(1)	By-laws of Altra Industrial Motion, Inc.

3	.3(1)	Amended and Restated Certificate of American Enterprises MPT Corp.

3	.4(1)	By-laws of American Enterprises MPT Corp.

3	.5(4)	Certificate of Formation of American Enterprises MPT Holdings, LLC, as amended

3	.6(4)	Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC, as amended

3	.7(4)	Certificate of Formation of Ameridrives International, LLC, as amended

3	.8(4)	Limited Liability Company Agreement of Ameridrives International, LLC, as amended

3	.9(1)	Certificate of Formation of Boston Gear LLC

3	.10(1)	Limited Liability Company Agreement of Boston Gear LLC

3	.11(1)	Certificate of Formation of Formsprag LLC, as amended

3	.12(1)	Limited Liability Company Agreement of Formsprag LLC, as amended

3	.13(1)	Amended and Restated Certificate of Incorporation of The Kilian Company

3	.14(1)	By-laws of The Kilian Company

3	.15(1)	Certificate of Incorporation of Kilian Manufacturing Corporation

3	.16(1)	By-laws of Kilian Manufacturing Corporation

3	.17(1)	Certificate of Formation of Nuttall Gear LLC

3	.18(1)	Amended and Restated Limited Liability Company Agreement of Nuttall Gear LLC

3	.19(1)	Certificate of Formation of Warner Electric LLC

3	.20(1)	Limited Liability Company Agreement of Warner Electric LLC

3	.21(1)	Certificate of Formation of Warner Electric Technology LLC

3	.22(1)	Limited Liability Company Agreement of Warner Electric Technology LLC

3	.23(1)	Certificate of Incorporation of Warner Electric International Holding, Inc.

3	.24(1)	By-laws of Warner Electric International Holding, Inc.

3	.25(4)	Certificate of Formation of Inertia Dynamics, LLC

3	.26(4)	Operating Agreement of Inertia Dynamics, LLC as amended

4	.1(1)	Indenture, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee

4	.2(1)	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.1)

4	.3(1)	Registration Rights Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto

4	.4(2)	Indenture, dated as of February 8, 2006, among Altra Industrial Motion Inc. the guarantors party thereto, the Bank of New York, as trustee and paying agent and the Bank of New York (Luxembourg) SA, as Luxembourg paying agent

4	.5(2)	Form of 11 1/4 % Senior Notes due 2013

4	.6(2)	Registrants Rights Agreement, dated as of February 8, 2006, among Altra Industrial Inc., the guarantors party thereto, and Jefferies International Limited, as initial purchasers

4	.7(3)	First Supplemental Indenture, dated as of February 7, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

4	.8(2)	Second Supplemental Indenture, dated as of February 8, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

Number		Description

4	.9(3)	Third Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York Trust Company, N.A. as trustee

4	.10(3)	First Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Inc., the guarantors party thereto, and The Bank of New York as trustee

5.1		Opinion of Weil, Gotshal Manges LLP.

10	.22(1)	Credit Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc. and certain subsidiaries of the Company, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Bank, as Lead Arranger

10	.23(1)	Security Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the other Grantors listed therein and The Bank of New York Trust Company, N.A.

10	.24(1)	Patent Security Agreement, dated as of November 30, 2004, among Kilian Manufacturing Corporation, Warner Electric Technology LLC, Formsprag LLC, Boston Gear LLC, Ameridrives International, L.P. and The Bank of New York Trust Company, N.A.

10	.25(1)	Trademark Security Agreement, dated as of November 30, 2004, among Warner Electric Technology LLC, Boston Gear LLC and The Bank of New York Trust Company, N.A.

10	.26(1)	Intercreditor and Lien Subordination Agreement, dated as of November 30, 2004, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A. and Altra Industrial Motion, Inc.

10	.27(1)	Share Purchase Agreement, dated as of November 7, 2005, among Altra Industrial Motion, Inc. and the stockholders of Hay Hall Holdings Limited listed therein.

12	.1(4)	Computation of ratio of earnings to fixed charges

21	.1(4)	Subsidiaries of Altra Industrial Motion, Inc.

23.1		Consent of Ernst & Young LLP.

23.3		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

23.4		Consent of BDO Stoy Hayward LLP

24	.1(4)	Power of Attorney (included on signature pages hereto)

25.1		Statement of Eligibility of Trustee on Form T-1

99.1		Form of Letter of Transmittal

99.2		Form of Notice of Guaranteed Delivery

99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4		Form of Letter to Beneficial Holders

(1)	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-124944) filed with the Securities and Exchange Commission on May 16, 2005.

(2)	Incorporated by reference to the Registrants Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on February 14, 2006.

(3)	Incorporated by reference to the Registrants Annual Report on Form 10-K (File No. 333-124944) filed with the Securities and Exchange Commission on May 15, 2006.

(4)	Incorporated by reference to the Registration Statement on Form S-4 (File No. 333-134873) filed with the Securities and Exchange Commission on June 8, 2006.